As filed with the Securities and Exchange Commission on August 12, 2025

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MIBEE AVIATION TECHNOLOGY
HOLDING LIMITED
(Exact name of Registrant as specified in its charter)

BVI	3663	66-0927642
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 804, Unit 1, Building 1, No. 9 Keji, 2nd Road, Songshan Lake Park

Dongguan, Guangdong Province, China

( +86-76922174303 )

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Yang Yonghong

Chief Executive Officer

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

Room 804, Unit 1, Building 1, No. 9 Keji, 2nd Road, Songshan Lake Park

Dongguan, Guangdong Province, China

(+86-76922174303)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is declared effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 12, 2025

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

PROSPECTUS

900,000 Shares Common Stock

This is an initial public offering of shares of common stock of MIBEE Aviation Technology Holding Limited. All of the shares of our common stock are being offered by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the shares being sold by the selling stockholders.

Prior to this offering, there has been no public market for our common stock. It is currently estimated that the initial public offering price per share will be between $[1.80] and $[2.00].

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “MFHK”.

After the completion of this offering, Wang Hewen will beneficially own approximately 88.0% of the combined voting power of our common stock. As a result, we will be a “controlled company” within the meaning of the corporate governance standards for Nasdaq-listed companies and will be exempt from certain corporate governance requirements of such rules.

See “Management—Controlled Company Status” and “Principal and Selling Stockholders.”

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 9 of this Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 12, 2025

You should rely only on information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. The Selling Stockholders are not offering to sell or seeking offers to buy securities in jurisdictions where offers and sales are not permitted. We are responsible for updating this Prospectus to ensure that all material information is included and will update this Prospectus to the extent required by law.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this Prospectus are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue” or the negative of these terms or other comparable terminology.

Forward-looking statements are neither historical facts nor assurances of future performance, and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	The market and sales success of our existing and any new products;
•	our ability to raise capital when needed and on acceptable terms;
•	the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months;
•	our ability to make acquisitions and integrate acquired businesses into our company;
•	our limited operating history;
•	our ability to attract and retain qualified employees and key personnel;
•	our ability to manage our rapid growth and organizational change effectively;
•	changes in the political and regulatory environment and in business and economic conditions in the United States and globally;
•	geopolitical conflicts in Ukraine and Israel;
•	our ability to develop and maintain our brand cost-effectively; and
•	the other factors set forth in “Risk Factors“ beginning on page 9 of this Prospectus.

You should read this Prospectus and the documents we have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this Prospectus under the heading “Risk Factors.”

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus particularly our forward-looking statements, by these cautionary statements.

ii

PROSPECTUS SUMMARY

Background of MIBEE Aviation Technology Holding Limited

MIBEE Aviation Technology Holding Limited is a holding company incorporated in the British Virgin Islands (BVI) with its principal place of business in Dongguan, Guangdong Province, China. The Company specializes in the development and manufacturing of low-altitude economy solutions, including light aircraft and drones, and aims to expand its presence in the global aviation market.

Initial Public Offering

On August 12, the Company plans to conduct its IPO of 900,000 shares of common stock at a public offering price of $2.00 per share. The shares of common stock will be traded on the Nasdaq Capital Market under the symbol [MFHK]. This IPO is expected to raise approximately $1.80 million in gross proceeds.

The Business Combination & Business Overview

MIBEE Aviation Technology Holding Limited is primarily focused on the development and manufacturing of light aircraft and industrial-grade drones for applications in sectors such as logistics, agriculture, emergency response, and defense. The Company has established a strong position in the Guangdong-Hong Kong-Macao Greater Bay Area and has developed strategic partnerships with key players in the low-altitude economy industry.

Through its subsidiary, Dongguan MIBEE Aviation Technology Co., Ltd., the Company provides a range of products, including UAVs (unmanned aerial vehicles) and light aircraft, and has a well-developed customer base in the logistics and agricultural sectors. The Company also specializes in providing drone technology solutions and services, including training, maintenance, and repair.

The Company plans to expand its business both organically and through strategic acquisitions in the aviation and drone sectors. With a vision of becoming a leader in the low-altitude economy, MIBEE Aviation aims to build a vertically integrated supply chain for drone components, enhancing its market position while reducing dependence on overseas production.

1

The Low-Altitude Economy Industry

The low-altitude economy, encompassing industries such as drone technology, light aircraft manufacturing, and airspace management, continues to expand at a rapid pace. According to market research, the global drone market is projected to reach $54.6 billion by 2030, with a compound annual growth rate (CAGR) of 7.7%. The demand for industrial-grade drones, particularly in the logistics, emergency services, and agriculture sectors, continues to grow. Additionally, the market for UAV components, such as flight controllers and drone motors, is also expected to see substantial growth, with the drone motor market expected to reach $9.9 billion by 2031.

MIBEE Aviation plans to leverage its expertise and strong market presence to pursue strategic acquisitions that complement its existing business operations. The Company is actively seeking to acquire profitable, privately-held companies in the drone parts and aircraft manufacturing sectors, which can provide synergies and enhance its vertical integration strategy.

The Company believes that by acquiring innovative companies in the drone industry, it can unlock significant growth potential and provide cutting-edge technology solutions to meet the growing global demand for drone-based services. The Company’s strategic vision includes capturing a larger share of the domestic and international markets, particularly in the U.S. and Europe, while contributing to industry consolidation and increasing the competitiveness of the Chinese drone sector.

First Person View (FPV) Market Segment

MIBEE Aviation Technology Holding Limited primarily operates in the low-altitude economy market, with a focus on industrial drones and light aircraft solutions. A significant segment of this market involves drones equipped with advanced visual and flight control systems, similar to the First Person View (FPV) technology used in drones for recreational and competitive purposes. However, the Company is positioning its technology to serve not only the consumer market but also emerging business-to-business (B2B) applications, such as logistics, agriculture, and defense sectors.

FPV technology involves pilots using wearable head-mounted displays (HMDs) or goggles to gain a live video feed directly from a camera mounted on the drone, offering a first-person perspective during flight. This technology provides an immersive experience, allowing the pilot to control the drone with greater precision by streaming real-time footage from the drone. The interaction relies on sophisticated communication systems that ensure reliable and fast video transmission, enabling the pilot to control the drone even in high-speed or high-risk environments. In some applications, such as agricultural spraying or rescue missions, drones can achieve speeds and operational reliability necessary for mission-critical tasks.

In addition to the core consumer and recreational markets, MIBEE Aviation is focusing on the expansion of FPV technology into industrial applications. These include precision agriculture, infrastructure inspection, and delivery services, where drones are expected to play an increasingly important role.

2

Plans for Growth, Development, and Expansion

MIBEE Aviation’s plans for growth involve expanding its market position through both organic revenue growth and strategic expansion into business-to-business (B2B) sales. In addition to its strong foundation in the consumer drone market, the Company intends to broaden its product offerings by providing high-quality drone components and systems for various commercial and industrial uses.

As part of its strategy to enhance its B2B presence, MIBEE Aviation is actively developing relationships within the defense sector. The Company aims to integrate its products into government contracts, starting with participation in key industry frameworks. For example, in Q1 2025, MIBEE Aviation expects to be listed on the U.S. Department of Defense’s Blue UAS Framework, opening doors for government contracts and further expanding its customer base.

In parallel, the Company has focused on developing new, cutting-edge technologies, including proprietary flight controllers and enhanced UAV components. MIBEE Aviation’s next generation of UAV technology, including systems designed for precision logistics and aerial surveillance, is positioned to attract both private and public sector clients. The Company has already secured early purchase orders for several thousand units of its newly developed UAV systems, with interest from international markets.

MIBEE Aviation’s business strategy includes:

Expanding its customer base by improving product accessibility and driving rapid adoption of its technology.

Investing in research and development (R&D) to further enhance its UAV and component offerings, as well as pursuing strategic acquisitions to bolster technological expertise.

Utilizing a "land-and-expand" model to build initial customer relationships and grow these relationships through high-quality products and exceptional service.

Improving integration capabilities with third-party solutions to offer a more comprehensive product suite.

Seeking partnerships and sponsorships with companies aiming to gain access to the growing commercial drone market, particularly in agriculture, logistics, and defense.

For more information, see "Business" beginning on page 40 of this Prospectus.

3

THE OFFERING

Issuer	MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

Securities offered by the Selling Stockholders

A total of 900,000 shares of our common stock. This includes [   ] shares of common stock which we refer to herein as “Principal Selling Stockholders Shares,” and (ii) [   ] shares of common stock which we refer to herein as “Representative Shares”. See “Selling Stockholders” beginning on page 49 for more information.

Total common stock outstanding after the resale offering(1)	900,000 shares of common stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Securities covered by this Prospectus.

Risk Factors

Investing in our common stock involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our common stock, you should carefully review and consider the “Risk Factors” beginning on page 9 of this Prospectus.

•	250,000 shares of our common stock issuable upon conversion of outstanding Series B preferred stock (the “Series B”); and
•	Future equity grants to our officers and independent directors. See “Executive Compensation”.

(1)

The number of shares of our common stock to be outstanding after this resale offering assumes (notwithstanding any beneficial ownership limitations) that:  (i) [   ] Shares are issued upon the full conversion of the Series C, (ii) [   ] Shares  are issued upon the full exercise of the Warrants, (iii) [   ] Shares are issued upon the full exercise of the New Notes to the extent that the Principal Selling Stockholder exercise their right to voluntarily convert their New Notes,  (iv) [   ] Shares are issued  upon the full conversion of the Company’s Series A Convertible Preferred Stock, and  (v) [   ] Shares are issued upon the exercise in full of the Representative Warrant. Excludes the following:

4

Summary Risk Factors

Our business and an investment in our common stock are subject to numerous risks and uncertainties, including those highlighted in this “Risk Factors” section below. Some of these risks include:

Risks Related to our Business and Financial Condition

Because the Company had a very limited operating history prior to its establishment in 2016 and subsequent restructuring, any investment in us is highly speculative.

The Company incurred net losses in the years 2024 and 2024, and may fail to achieve or maintain profitability moving forward.

The Company may be unable to repay its indebtedness if its revenue growth does not meet expectations.

We may begin to amortize our intangible assets, which will result in a non-cash charge going forward. The amount of this charge is uncertain until we conduct a full valuation, and the future charge may or may not be material.

If the proceeds from the IPO are insufficient to meet our working capital needs, and we are unable to obtain additional capital, we may be forced to limit the scope of our operations.

If we lose key personnel, particularly in leadership positions such as our CEO and other core members of our management team, it could adversely affect our business.

Conflicts of interest involving our Board of Directors and other parties could materially harm our business.

If we are unable to attract new customers or maintain and grow existing relationships with key partners and customers in a cost-effective manner, our revenue growth could be slower than expected, which may harm our business.

Future operating results and key metrics may fluctuate significantly from period to period due to a wide range of factors, including market dynamics in the low-altitude economy, which makes future results difficult to predict.

Any failure, damage, attack, or unauthorized access to our information technology systems or facilities, or disruptions to our continuous operations—including the systems, facilities, or operations of third parties with which we do business, such as resulting from cyber-attacks—could result in significant costs, reputational damage, and limits on our ability to conduct business activities.

Our failure to effectively manage our growth, particularly in new sectors like unmanned aerial systems and low-altitude operations, could harm our business.

If we are unable to attract, integrate, and retain additional qualified personnel, including top technical talent in aerospace and unmanned systems, our business could be adversely affected.

5

Risks Related to Our Business and Industry

Emerging and Rapidly Evolving Industry: We operate in a rapidly evolving industry, which makes it challenging to evaluate our business and future prospects accurately.

Intense Competition: We face competition from larger companies with significantly greater resources, which may hinder our ability to establish market share, grow our business, and achieve profitability.

Dependence on Third-Party Vendors and Supply Chain Risks: The development and manufacture of our drone-related products, such as FPV goggles, involve complex processes that depend on third-party vendors, supply chains, and the availability of key components like printed circuit boards (PCBs), optics, and chips. Any disruption in the availability of these components, or changes in our manufacturing or design partners, could lead to delays and adversely affect our operating results.

Reliance on Critical Machinery: Certain steps in our production processes rely on critical machinery and tools. Disruptions to these machines could result in delays and lost revenue.

Procurement and Inventory Risks: We may not be able to procure the necessary key components for our products, or we may experience overproduction or excessive inventory levels, which could negatively impact our business.

Technological Advancements and Innovation Risks: We may not be able to keep pace with technological advancements in the drone industry, and our reliance on innovations from other companies could expose us to potential risks.

Uncertainty of Customer Orders: The lack of long-term purchase orders or commitments from customers could lead to a rapid decline in sales, adversely affecting our business.

Ongoing R&D and Technical Delays: Our products require continuous research and development. Any technical problems or delays in product development could result in business failure.

Litigation Risks: Involvement in litigation could harm our business and divert management’s attention from our operations, affecting our ability to meet our strategic goals.

Brand and Reputation Risks: Our business heavily relies on brand recognition and reputation. Failure to maintain or enhance our brand could adversely affect our operating results, particularly with our reliance on online and social media platforms.

6

Marketing and Growth Challenges: Ineffective marketing initiatives could limit our ability to generate sufficient brand awareness, adversely affecting our revenue growth and profitability.

Acquisition Risks: Future acquisitions could disrupt our business, adversely affecting our operating results, financial condition, and cash flows.

Impairment Risks: Any future impairment of our goodwill or write-off of intangibles could depress our stock price and negatively impact investor confidence.

Product Quality and Warranty Risks: Product quality issues or an unexpectedly high number of warranty claims or returns could harm our business and operating results.

Risks Related to Intellectual Property Protection

Intellectual Property Infringement Risks: If third parties assert intellectual property infringement claims against us, it could delay or prevent our product development and commercialization efforts, negatively affecting our business and future prospects.

Dependence on Unsecured Intellectual Property: We may rely on intellectual property, such as patents, that have not yet been obtained or may not be granted to us. This may not adequately protect our products.

License Dependency: Our operations could be adversely affected if we lose the rights to use third-party technology through technology licenses.

Inflation Risks: Significant inflation could negatively impact our business and financial results.

Risks Related to Government Regulation of Our Operations and Industry

Regulatory Approval Risks: Failure to obtain necessary regulatory approvals from agencies such as the FAA or other governmental bodies, or restrictions on unmanned aircraft systems (UAS) due to privacy or safety concerns, may limit our ability to expand the sales of our drone solutions in the U.S.

Tariff Risks: Rising international tariffs, particularly between the U.S. and China, may materially and adversely affect our business and financial results.

Export Control and Compliance Risks: We may be subject to export and import controls, economic sanctions, and other laws that could impair our ability to compete in international markets.

7

Environmental Regulation Risks: If courts uphold the SEC’s climate change rules, we may incur additional costs, which could materially impact our financial condition and results.

Privacy and Data Security Compliance: Non-compliance with U.S. and foreign laws related to privacy, data security, and data protection could adversely affect our operating results and financial condition.

Risks Related to Our Common Stock

Overpayment for Acquisitions: The purchase price for Green Box and Tuper exceeded the independent valuation received by De Ce Von for the enterprise value of the target companies, which could result in the loss of part or all of your investment.

Stock Price Volatility: The market price of our common stock is subject to significant fluctuations, which could result in substantial losses for investors.

Liquidity Risks: An active trading market for our common stock may not develop, and our stock price may experience volatility, affecting investor confidence and stock liquidity.

Public Company Costs: As a public company, we are incurring significant additional costs, and management will be required to devote substantial time to compliance with public company responsibilities and corporate governance practices.

Internal Control Risks: Failure to maintain effective internal controls over financial reporting could have an adverse impact on our business.

Regulatory Compliance Risks: As our common stock is listed on the Nasdaq American, we are subject to additional regulations, which could increase operational complexity and compliance costs.

Issuance of New Shares: The Board of Directors may issue new classes of stock, which could adversely affect current holders of our common stock.

Capital Raising Risks: Future capital raising efforts may dilute existing shareholders’ ownership or have other adverse effects on our operations or securities.

Stock Sales Impact: Common stock eligible for future sale could adversely affect the market price of our stock.

Analyst Coverage Risks: If securities analysts do not publish reports about our business or downgrade their recommendations, the market price for our stock could decline.

Emerging Growth Company Status: As an emerging growth company, we face certain regulatory challenges that may limit our access to capital markets.

Dividend Policy: We have never paid dividends and do not anticipate paying dividends for the foreseeable future.

Corporate Governance Risks: Our Articles of Incorporation contain provisions that may make it more difficult to bring stockholder actions against the company or its affiliates.

8

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the following Risk Factors before deciding whether to invest in the Company. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the events discussed in the Risk Factors below occur, our business, consolidated financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of our securities could decline.

Risks Related to Our Business and Financial Condition

Because the Company has a limited operating history prior to its restructuring and planned IPO, any investment in us is highly speculative.

We are in the early stages of our operations, with the company having been officially established in 2016. Our growth trajectory includes significant investments in technological development and business expansion, primarily within the low-altitude economy sector. Given our relatively new entry into the public market, our management team and business model are still evolving. We face typical integration risks associated with scaling our operations and growing our market presence in a rapidly changing industry. Further, we may not be able to accurately forecast customer behavior, anticipate emerging trends, or respond to changes in preferences or competitive factors in the low-altitude economy. This uncertainty could result in our failure to make accurate financial forecasts.

Our current and future expense levels are based largely on budgeted plans and projections of future revenue. These projections are subject to change, and our ability to adapt to market conditions will directly impact our financial outcomes. We may also seek to raise additional capital through future financing transactions, which could enable us to acquire other businesses in our industry or related sectors to fuel strategic growth and expand our market presence. If we do pursue acquisitions, we may face difficulties in integrating new businesses or adjusting our spending to address any unexpected revenue shortfalls, which could disrupt our operations and strategic plans.

Additionally, our current revenue projections rely heavily on customer and partner relationships that are still under negotiation. These relationships and contracts remain uncertain, and as a result, our revenue stream may not materialize as expected. Moreover, our operations are focused primarily on low-altitude aviation technology products, particularly drones, with a current emphasis on the consumer and recreational markets. While we aim to diversify our product offerings in the future, such efforts and their success are uncertain and will depend on various factors, including market demand and technological advancements.

9

The subsidiaries of MIBEE Aviation Technology Holding Limited, such as MIBEE Aviation, may face challenges in their product development and production capabilities, as they no longer have access to the more vertically integrated resources previously available to them. This situation could be further compounded if a global or regional economic downturn occurs, as consumer spending patterns, particularly in the recreational drone market, are likely to decline due to inflation and economic uncertainty.

MIBEE Aviation Technology Holding Limited and its subsidiaries must be considered in light of the uncertainties, risks, and challenges typically encountered by companies in their early operational stages. Due to these factors, we may face difficulties in achieving profitability or maintaining profitability in some or all of our business segments in a timely manner, or potentially at all.

Financial Performance and Profitability Risks

Since our company's reorganization, we have not yet achieved consistent profitability. Our financial history includes both the development phase and early-stage operations where losses have been incurred. Our subsidiaries, such as MIBEE Aviation, continue to face fluctuating revenues and seasonal sales cycles. We will need to generate higher revenues and effectively manage operating costs to attain profitability. There can be no assurances that we will be able to achieve or maintain profitability in the future.

Expectations Regarding Losses and Increased Costs

We expect to continue incurring losses for the foreseeable future, and we anticipate that our costs will increase in future periods as we expend substantial financial and other resources on, among other things:

Researching, developing, producing, and distributing new products: We are focusing heavily on the innovation and expansion of our drone technology and low-altitude economy solutions. This includes investing in product development for both the consumer and professional sectors.

Sales and marketing: We expect significant investments in sales and marketing efforts, which may take time before they generate substantial sales results. Building brand recognition and customer loyalty is essential to our long-term success.

General and administrative expenditures: As we scale and mature as a public company, we anticipate a significant increase in accounting and legal fees related to public company compliance. The growth of the Company requires sophisticated resources, which will result in higher administrative costs.

10

Competition: We face the risk of increasing competition from other companies that are already operating in, or may enter in the future, the markets in which we compete. New entrants may introduce innovative products or services that challenge our market position.

Maintaining high customer satisfaction and ensuring product and service quality: As we expand our product offerings and customer base, maintaining high levels of customer satisfaction and ensuring product and service quality will be critical to sustaining customer loyalty and reducing churn.

Developing indirect sales channels and strategic partner networks: We are focused on developing and expanding our indirect sales channels and forming strategic partnerships. These efforts are expected to enhance our distribution reach and market penetration.

Maintaining the quality of our technology infrastructure: As a technology-driven company, we must continue to invest in and maintain our technology infrastructure. This includes ensuring the reliability, security, and scalability of our systems to meet growing demand.

Establishing and increasing market awareness of our Company and enhancing our brand: We are committed to building strong brand recognition and increasing market awareness of MIBEE Aviation Technology Holding Limited. This will require continued investment in marketing, public relations, and advertising efforts.

Maintaining compliance with applicable governmental regulations and other legal obligations: As a company operating in the technology and drone industries, we are subject to various regulations. We must ensure compliance with all governmental regulations, including those related to intellectual property and drone operations, to avoid legal and financial risks.

Attracting and retaining top talent in a competitive labor market: The ability to attract and retain skilled professionals is critical to our long-term success. We face challenges in securing and retaining top talent in a competitive labor market, which may impact our ability to grow and innovate effectively.

These expenditures may not result in additional revenue or business growth in the manner, or to the extent, we anticipate. If we fail to generate sufficient revenue or achieve sustained profitability, our business, financial condition, results of operations, and prospects could be materially adversely affected. Additionally, the market price of our common stock may be negatively impacted.

The Company May Be Unable to Repay Its Indebtedness

On August 21, 2024, MIBEE Aviation Technology Holding Limited entered into two Exchange Agreements with the Principal Selling Stockholders. Under these agreements, each Principal Selling Stockholder exchanged their respective Old Notes for the New Notes, with an aggregate principal amount of $3,000,000. Each New Note bears interest at 4% annually, with interest payable monthly, and the principal is due on November 30, 2025.

11

To repay the New Notes, we will need to either expend proceeds, obtain additional debt financing, or refinance the New Notes. There is no guarantee that any refinancing or debt financing will be successful or available on favorable terms. Any additional convertible debt or equity financing may be dilutive to our stockholders, and such dilution could be significant depending on the size of the financing.

Additionally, due to our limited operating history, we may struggle to generate enough capital to fulfill the obligations under the New Notes issued to Principal Selling Stockholders. If we fail to repay the New Notes, each Principal Selling Stockholder may exercise all rights and remedies available to them under their New Note, including conversion of their New Note. If any Principal Selling Stockholder converts their New Note, our stockholders will experience dilution.

If the proceeds from the IPO are insufficient to meet our working capital needs, and if we are then not able to obtain sufficient capital, we may be forced to limit the scope of our operations.

We expect that our existing cash and net proceeds received from our recent IPO will be sufficient to meet our working capital needs for at least 12 months. However, our future business is aimed at consumers who face inflation and the possibility of a recession. Accordingly, we may require substantial additional working capital.

There can be no assurance that our businesses will reach profitability. If adequate additional debt and/or equity financing is not available on reasonable terms or at all, then we may not be able to continue to develop our business activities, and we will have to modify our business plan. These factors could have a material adverse effect on our future operating results and our financial condition.

Our ability to raise financing through sales of equity linked securities depends on general market conditions and the demand for our common stock. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt transactions often include restrictive covenants that could limit our ability to engage in strategic transactions, acquire complimentary businesses, or adjust to changing market environments as quickly or efficiently as we otherwise would or at all. Further, if adequate financing is not available or is unavailable on acceptable terms, we may find we are unable to fund our planned expansion, continue offering the Green Box and Tuper products, take advantage of acquisition opportunities, develop or enhance or products, or to respond to competitive pressures in the industry which may jeopardize our ability to continue operations.

Key Personnel and Management

Our future success depends in large part on the continued contributions of our executive officers, members of senior management, and other key personnel, particularly Mr. Wang Hewen, our Chief Executive Officer. Mr. Wang Hewen’s leadership, knowledge, and experience in the software and technology sector are expected to be crucial to our business plan and any future successes and progress we experience. The loss of Mr. Wang Hewen’s services would therefore materially adversely affect our business and prospects. As a condition to the consummation of the IPO, we obtained “key person” insurance for Mr. Wang Hewen, but not for any other officers or employees. Our executive officers, senior management, and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason, and without notice. The loss of any of our key management personnel could significantly delay or prevent the achievement of our development and strategic objectives and adversely affect our business.

12

Conflicts of Interest involving our Board and Other Parties

Our Board, on which we heavily depend, is or may become involved in other endeavors giving rise to conflicts of interest that are adverse to the Company. See “Management” and “Corporate Governance.” Mr. Wang Hewen, a member of our Board, also has significant roles and interests in other ventures outside our Company. These arrangements could cause him to be unable or decline to devote sufficient time and attention to our Company at the expense of these other ventures, and/or to face a conflict of interest, financial or otherwise, adverse to us and in favor of these other ventures. Accordingly, from time to time, our directors may not devote sufficient time and attention to our affairs, which could have a material adverse effect on our operating results, and there can be no assurance that other conflicts of interest will not arise from their other business ventures, any of which could materially and adversely impact our business.

Customer Relationships Could Adversely Affect Our Business

Our future success depends on maintaining and expanding our customer base within the industries we serve, including smart manufacturing, smart homes, and animation generation. However, our customer relationships may face challenges that could adversely affect our business.

We rely on various distribution channels and partners to reach our customers. While these relationships have contributed to generating revenue, they also present potential risks, as some of our customers may have interests that conflict with ours. For example, customers may decide to reduce their expenditures on our products or services in the future or may choose to vertically integrate their operations, reducing or eliminating their reliance on our offerings.

If we are unable to attract new customers or maintain and grow existing customer relationships in a manner that is cost-effective, our revenue growth could be slower than expected, and our business could be harmed.

Our future success also depends on our ability to expand the use of our products and solutions across both existing and new customers. We plan to employ a "land-and-expand" strategy, where we establish relationships with new customers and grow those relationships over time by providing high-quality products and services. However, our growth prospects depend on our ability to convince customers to purchase more products. If we fail to achieve this, our business goals and prospects may not be realized.

13

If we are unable to attract new customers or maintain and grow our existing customer relationships in a cost-effective manner, our revenue growth could be slower than expected, and our business may be harmed.

To increase our revenue following our market entry and expansion, we must add new customers, upsell to our existing customers, enhance our products with features that differentiate us from our competitors, and effectively develop and market new products that enable us to maintain and expand our brand and market share. Demand for our products is affected by a variety of factors, many of which are beyond our control. Additionally, projections about the future success and growth of the drone and low-altitude economy industries, as well as demand for drone-related products, may prove to be incorrect. If these projections are inaccurate, our operations and prospects will be negatively impacted. For example, if a recession occurs in the U.S. or global economy, we expect that consumer spending, particularly on non-essential goods like our drones, which primarily serve recreational and industrial sectors, may decline, limiting our ability to attract or maintain a sufficient customer base to achieve or sustain the revenue we seek in the development and sale of our products. Even if we do attract customers, the cost of customer acquisition may prove prohibitively high, preventing us from achieving or maintaining profitability.

Our future success also depends on our ability to increase the use of our products and solutions within and across both our existing and future customer base. While we believe there is significant opportunity to expand within our existing customer base, our growth prospects depend on our ability to persuade customers to buy more products. If we fail to do so, our business goals and prospects may not be achieved to the extent we expect, or at all.

Future operating results and key metrics may fluctuate significantly from period to period due to a wide range of factors, making our future results difficult to predict.

Our operating results and key metrics could vary significantly from quarter to quarter as a result of various factors, some of which are outside of our control, including:

The expansion or contraction of our customer base and the volume of products ordered;

The size, duration, and terms of our contracts with both existing and new customers, including distributors we partner with for product sales;

Seasonal fluctuations in sales, particularly in the case of product categories tied to holidays or specific events;

Sales cycles, which fluctuate and often include delays between the end of one product's life cycle and the launch of new products;

The introduction of products and product enhancements by competitors and changes in pricing for products offered by us or our competitors;

14

Customers delaying purchasing decisions in anticipation of new products or product enhancements by us or our competitors;

Changes in customers’ budgets;

The timing and payment for expenses, including infrastructure, research and development, sales and marketing expenses, and employee-related costs;

Costs associated with hiring, training, and retaining employees;

Any future impact from global events such as health crises (e.g., COVID-19), geopolitical conflicts (e.g., ongoing military tensions in various regions), or supply chain disruptions;

Supply chain challenges, particularly with the reliance on key suppliers;

Political or regulatory developments that could impact our business operations, including tariffs or changes in laws;

General economic and political conditions, both domestically and internationally, affecting industries in which our customers operate.

Any one of these or other factors could result in fluctuations in our operating results, and quarter-to-quarter comparisons may not necessarily indicate our future performance.

Any failures of or damage to, attack on or unauthorized access to our information technology systems or facilities or disruptions to our continuous operations, including the systems, facilities, or operations of third parties with which we do business, such as resulting from cyber-attacks, could result in significant costs, reputational damage, and limits on our ability to conduct our business activities.

Our operations will depend on information technology infrastructure and computer systems, both internal and external, to, among other things, record and process customer and supplier data, marketing activities, and other data and functions and to maintain that data and information securely. In recent years, several organizations have suffered successful cyber-attacks launched both domestically and internationally, resulting in the disruption of services to customers, loss or misappropriation of sensitive or private data, and reputational harm. If we are subject to a cyber-attack, we could suffer a similar breach or suspension in the future. Further, we may be unaware of a prior attack and the damage caused thereby until a future time when remedial actions cannot be taken. Cyber-threats are often sophisticated and are continually evolving. We may not implement effective systems and other measures to effectively identify, detect, prevent, mitigate, recover from or remediate the full diversity of cyber-threats or improve and adapt such systems and measures as such threats evolve and advance in their ability to avoid detection.

15

A cyber-security incident, or a failure to protect our technology infrastructure, systems and information, and our customers’, suppliers’, and others’ information against cyber-security threats, could result in the theft, loss, unauthorized access to, disclosure, misuse or alteration of information, system failures or outages, or loss of access to information. The expectations of our customers and regulators with respect to the resiliency of our systems and the adequacy of our control environment with respect to such systems may increase as the risk of cyber-attacks, and the consequences of those attacks become more pronounced. We may not be successful in meeting those expectations or in our efforts to identify, detect, prevent, mitigate and respond to such cyber-incidents or for our systems to recover in a manner that does not disrupt our ability to provide products and services to our customers or protect personal, private or sensitive information about our business, customers or other third parties.

In July 2024, the Securities and Exchange Commission (the “SEC”) approved final rules requiring public companies to report material cybersecurity incidents and disclose their cybersecurity risk management, strategy, and governance. The new rules will require us to enhance our cybersecurity compliance efforts and will cause us to expend funds to prevent material cybersecurity incidents and begin making cybersecurity-related periodic and annual disclosures.

Specifically, the new rules impose a new Form 8-K disclosure requirement about material cybersecurity incidents within four business days after we determine that a cybersecurity incident is material. Annually, we will be required to disclose in our 10-K our processes, if any, to assess, identify, and manage material risks from cybersecurity threats, including whether we have hired third parties in connection with the processes. We will also be required to disclose whether any risks from cybersecurity threats have or are materially reasonably likely to materially affect us. Finally, we must describe our Board’s oversight of risks from cybersecurity threats and management’s role in assessing and managing these risks. We expect to incur material additional compliance and reporting costs, including monitoring, collecting, and analyzing data concerning cyber-security incidents and evaluating and preparing the required disclosure. We may also be required to incur third-party compliance costs.

The failure to maintain an adequate technology infrastructure and applications with effective cyber-security controls could impact operations, adversely affect our financial results, result in loss of business, damage our reputation, or impact our ability to comply with regulatory obligations, leading to regulatory fines and sanctions. We may be required to expend significant additional resources to modify, investigate, or remediate vulnerabilities or other exposures arising from cyber-security threats. Failing to prevent or properly respond to a cyber-attack could expose us to regulatory fees or civil liability, cause us to lose customers or suppliers, prevent us from offering our products including due to resulting regulatory action, impair our ability to maintain continuous operations, and inhibit our ability to meet regulatory requirements.

Our failure to effectively manage our growth could harm our business.

Businesses, including development stage companies such as ours which often grow rapidly, may have difficulty managing their growth. These challenges are exacerbated in circumstances such as ours following a recent acquisition of operating businesses. We intend to expand the number and types of products we sell as we grow, if and as capital becomes available. Further, because of our reliance on consumer spending, which depends on novelty and social trends, and the rapid and constant technological advancements that characterize our industry, we are subject to periodic sales cycles, and we will therefore need to replace and regularly introduce new products and technologies, enhance existing products, and effectively stimulate customer demand for new products and upgraded or enhanced versions of our existing products. Similarly, because our product offerings are largely dependent on others’ drone-related products and activities, we may need to adjust or update as third parties advance or alter their technology and activities. If we are able to successfully develop, produce and market our products, we will likely need to incur additional expenditures and expand our personnel with additional employees and consultants who are capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully.

16

The replacement and expansion of our products is expected to place a significant strain on our management, operations, and engineering resources. Specifically, the areas that are strained most by these activities include the following:

New Product Launches: With the changes in and growth of our product portfolio, we will experience increased complexity in coordinating product development, manufacturing, and shipping. As this complexity increases, it places a strain on our ability to accurately coordinate the commercial launch of our products with adequate supply to meet anticipated customer demand and effectively market to stimulate demand and market acceptance. We may experience delays in our operations or product development or production efforts. If we are unable to scale and improve our product launch coordination, we could frustrate our customers and reduce or delay product sales;

Existing Products Impacted by New Introductions: The introduction of new products or product enhancements may shorten the life cycle of our existing products or replace sales of some of our current products, thereby offsetting the benefit of even a successful product introduction and may cause customers to defer purchasing our existing products in anticipation of the new products and potentially lead to challenges in managing inventory of existing products. We may also provide price protection to some of our retailers as a result of our new product introductions and reduce the prices of existing products. Granting these rights exposes us to greater risk of operational losses, as they limit our ability to react and adapt to changing economic conditions, such as rising costs caused by supply chain shortages. If we fail to effectively manage new product introductions, our revenue and ability to become profitable may be harmed; and

Forecasting, Planning and Supply Chain Logistics: With the changes in and growth of our product portfolio, we will experience increased complexity in forecasting customer demand, in planning for production, and in transportation and logistics management. If we are unable to scale and improve our forecasting, planning, production, and logistics management, we could frustrate our customers, lose product sales, or accumulate excess inventory.

The drone industry relies on limited sources to supply certain components and materials used in the manufacturing of drones. Our intention is to purchase certain components from suppliers based in the United States, which may lead us to pay higher prices, or select parts from a more limited number of suppliers relative to our competitors, which would adversely impact our gross margin and operating results. Our operating results could be materially adversely impacted if our suppliers do not provide the critical components used to assemble our products on a timely basis, at a reasonable price, and in sufficient quantities.

17

Our ability to meet customer demand depends, in part, on our ability to obtain timely and adequate delivery of components for our products. All of the components that go into the manufacturing are sourced from third-party suppliers.

Some of the key components used to manufacture our products come from a limited or single source of supply or by a supplier that could potentially become a competitor. Our contract manufacturers generally purchase these components on our behalf from approved suppliers. We are subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules.

If we lose access to components from a particular supplier or experience a significant disruption in the supply of products and components from a current supplier, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all, and our business could be materially and adversely affected. In addition, if we experience a significant increase in demand for our products, our suppliers might not have the capacity or elect not to meet our needs as they allocate components to other customers. Developing suitable alternate sources of supply for these components may be time-consuming, difficult, and costly, and we may not be able to source these components on terms that are acceptable to us, or at all, which may adversely affect our ability to meet our development requirements or to fill our orders in a timely or cost-effective manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with the supplier’s quality control, responsiveness and service, financial stability, labor and other ethical practices, and if we seek to source materials from new suppliers, there can be no assurance that we could do so in a manner that does not disrupt the manufacture and sale of our products.

Our reliance on single-source or a small number of suppliers involves a number of additional risks, including risks related to supplier capacity constraints, price increases, timely delivery, component quality, failure of a key supplier to remain in business and adjust to market conditions, delays in, or the inability to execute on, a supplier roadmap for components and technologies; and natural disasters, fire, acts of terrorism or other catastrophic events, including global pandemics.

Certain components and services necessary for the manufacture of our products are available from only a limited number of sources, and other components and services are only available from a single source. Our relationship generally is on a purchase order basis and these firms do not have a contractual obligation to provide adequate supply or acceptable pricing to us on a long-term basis. These suppliers could discontinue sourcing merchandise for us at any time. If any of these suppliers were to discontinue its relationship with us, or discontinue providing specific products to us, and we are unable to contract with a new supplier that can meet our requirements, or if they or such other supplier were to suffer a disruption in their production, we could experience disruption of our inventory flow, a decrease in sales and the possible need to re-design our products. Any such event could disrupt our operations and have an adverse effect on our business, financial condition, and results of operations. Several new and alternative suppliers have begun offering components suitable for use in our products. With new tooling and electronics, any one of these alternative components could be incorporated into our products but our costs could be higher, they may offer less performance, and, as a result, make our products too costly and less desirable.

18

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate, and retain highly skilled technical, managerial, sales, and other personnel, particularly as we attempt to expand our operations and further develop and market our products. We face intense competition for a limited number of qualified individuals with the requisite skills and experience from numerous other companies, including other technology companies, many of whom have greater financial and other resources than we do. These companies also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. In addition, as we move into new geographies, we will need to attract and recruit skilled personnel in those areas. We have limited experience with recruiting in geographic areas outside of the United States, and may face additional challenges in attracting, integrating and retaining international employees. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

Risks Related to Our Sale of Drone-Related Products and Operations in the Drone Industry.

We operate in an emerging and rapidly evolving industry, which makes it difficult to evaluate our business and future prospects.

The drone industry is relatively new and is growing rapidly. As a result, it is difficult to evaluate our business and future prospects. We cannot accurately predict whether, and even when, demand for our products will increase, if at all. The risks, uncertainties and challenges encountered by companies operating in emerging and rapidly growing industries include:

Generating sufficient revenue to cover operating costs and sustain operations;

Acquiring and maintaining market share;

Attracting and retaining qualified personnel;

19

Successfully developing and commercially marketing new products;

Complying with development regulatory requirements;

The possibility that favorable estimates or projections prove to be incorrect;

Responding effectively to changing technology, evolving industry standards, and changing customer needs or requirements; and

Accessing the capital markets to raise additional capital, on reasonable terms, if and when required to sustain operations or to grow the business.

As such, our current expectations and projections about future events and trends may be different from the actual results. Furthermore, if we are unable to address any of the above challenges successfully, our business, financial condition, results of operations, and prospects may be adversely affected by such failure.

We face competition from larger companies that have substantially greater resources, which challenges our ability to establish market share, grow the business, and reach profitability.

The drone industry is attracting a wide range of significantly larger companies, which have substantially greater financial, management, research, and marketing resources than we have. The drone hardware and parts and components spaces are dominated by larger companies. With respect to our FPV products, current and potential future competitors also include a variety of established, well-known diversified consumer electronics manufacturers. The large number of smaller and/or private companies focused on drone solutions also have competitive advantages over us, which we may struggle to overcome, particularly as we seek to further establish and grow our customer base. Our competitors may be able to provide customers with different or greater capabilities than we can provide, including technical qualifications, pricing, and key technical support. Many of our competitors may utilize their greater resources to develop competing products and technologies, leverage their financial strength to utilize economies of scale and offer lower pricing, and hire more qualified personnel by offering more generous compensation packages. On the other hand, other small business competitors may be able to offer more cost-competitive solutions or may be able to adapt more quickly to market developments due to lower overhead costs, leveraging of their professional relationships and networks, geographic or specialty focuses, or greater flexibility inherent in smaller operations and a lower number of personnel.

Among product and service features that drive competition in our industry are breadth of product line, quality and durability of products, stability, reliability and reputation of the provider, along with cost. Quantity discounts, price erosion, and rapid product obsolescence due to technological improvements are therefore common in our industry as competitors strive to retain or expand market share. The Company’s ability to compete effectively will depend on, among other things, the Company’s pricing models, quality of customer service, development of new and enhanced products and services in response to customer demands and changing technology, reach and quality of sales and distribution channels and capital resources. Competition could lead to an inability to sustain sales levels, a reduction in the rate at which the Company adds new customers, a decrease in the size of the Company’s market share, and a decline in its customers and revenue. In order to secure sales, we may have to offer comparable products and services at lower pricing, which could adversely affect our operating margins. Our inability to compete effectively against these larger companies could have a material adverse effect on our business, financial condition, and operating results.

20

The development and manufacture of FPV goggles encompasses several complex processes, and several steps of our production processes are dependent upon third-party vendors, supply chains, the availability of PCBs, optics, and certain chips. Any change in availability of these components, manufacturing or design partners could result in delivery interruptions, which could adversely affect our operating results.

As we continue to develop our products, we must progress through the complex and challenging processes involved in the technology and designs on which our products are founded. We rely on third-party suppliers for the resources needed to navigate these processes and expect to continue to rely on such parties when we reach the manufacturing and marketing stages. Our reliance on third-party manufacturers and service providers will entail risks to which we may not be subject if our future operations were more vertically integrated, including:

The ongoing supply chain shortages, and any future supply chain and logistics challenges that we or our vendors may face, including due to the reliance on critical materials for our products;

The inability to meet any product specifications and quality requirements consistently;

A delay or inability to procure or expand sufficient manufacturing capacity;

Discontinuation or recall of products or component parts;

Manufacturing and product quality issues related to scale-up of manufacturing;

Costs and validation of new equipment and facilities required for scale-up;

A failure to comply with applicable regulatory and safety standards in the U.S. and foreign markets in which we or our collaborators operate;

The inability to negotiate manufacturing and service agreements with third parties under commercially reasonable terms;

The possibility of breach or termination or nonrenewal of agreements with third parties in a manner that is costly or damaging to us;

We do not always execute definitive written agreements with our vendors, particularly those located in regions with different legal structures, which exposes us to possible disputes concerning the existence or terms of our agreements and our intellectual property rights;

21

The reliance on a few sources, and sometimes, single sources for raw materials and components, such that if we cannot secure a sufficient supply of these product components, we cannot manufacture and sell products in a timely fashion, in sufficient quantities or under acceptable terms;

The lack of qualified backup suppliers for any raw materials currently purchased from a small number of source suppliers;

Operations of our third-party manufacturers, suppliers or service providers could be disrupted by conditions unrelated to our business or operations, including the bankruptcy of the party;

Carrier disruptions or increased costs beyond our control;

Possible misappropriation of our proprietary technology; and

Failing to deliver products under specified storage conditions and in a timely manner.

Given our early stages, our product technology and manufacturing processes are evolving, which can result in production challenges and difficulties. We may be unable to produce our products in sufficient quantity and quality to maintain existing customers and attract new customers. In addition, we may experience manufacturing problems that could result in delays in delivery of orders or product introductions. Any of these events could lead to production and marketing delays or failure or impact on our ability to successfully commercialize our products. If we fail to contract with third parties on favorable terms, coordinate with and supervise their services and contributions to our processes, and leverage those relationships to deliver quality products in a timely manner to customers, we could experience reductions or delays in revenue, reputational harm and diminished brand recognition, higher than expected expenses, or other adverse developments that would materially harm our business.

Several steps of our production processes are dependent upon certain critical machines and tools, which could result in delivery interruptions and foregone revenues.

Our company currently has no equipment redundancy to manufacture its products, meaning we rely on a limited number of machines to perform a large quantity of steps in the manufacturing and assembly processes. We are also limited by the number of personnel available to assemble and manage the production of our products. This may, among other things, delay delivery timelines, reduce our revenue and accounts receivable, and/or force us to rely more heavily on third parties to meet customer deadlines or volume demands. Either of these outcomes could adversely affect our results of operation and ability to achieve and maintain profitability. If we experience any significant disruption in manufacturing, a serious failure of a critical piece of equipment, or an inability to hire personnel, we may be unable to supply products to our customers in a timely manner. Interruptions in our manufacturing could be caused by us or our partners, including but not limited to equipment problems, the introduction of new equipment into the manufacturing process, or delays in the delivery of new manufacturing equipment. Lead-time for delivery, installation, testing, repair, and maintenance of manufacturing equipment can be extensive. We can provide no assurances that we will not lose potential sales or be able to meet production orders due to future production interruptions in our manufacturing lines.

22

We may not be able to procure necessary key components for our products or may produce or purchase too much inventory.

The drone industry, and the electronics industry as a whole, can be subject to business cycles. During periods of growth and high demand for products, we may not have adequate supplies of inventory on hand to satisfy customers’ needs. Furthermore, during these periods of growth, our suppliers may also experience high demand and, therefore, may not have adequate levels of the components and other materials that we require to manufacture products and meet customers’ needs. Our inability to secure sufficient components to produce products for customers, or similar challenges faced by the manufacturers we rely on, could negatively impact our sales and operating results. We may choose to mitigate this risk by increasing the levels of inventory for certain key components, assuming we have available cash resources. Increased inventory levels can increase the potential risk for excess and obsolescence should our forecasts fail to materialize or if there are negative factors impacting our customers’ end markets. Such a risk becomes especially prevalent during a recession and market downturn. If we purchase too much inventory, we may have to record additional inventory reserves or write off the inventory, which could have a material adverse effect on our gross margins and on our results of operations.

We may not be able to keep pace with technological advances; and we depend on advances in technology by other companies.

The drone industry in general, and the market for the sale of drone hardware and component parts in particular, continues to undergo significant changes, primarily due to technological developments. Because of the rapid growth and advancement of technology, shifting consumer tastes, and the popularity and availability of other forms of activities, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, the drone industry. The development of both drone-related software and hardware is a costly, complex, and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. We anticipate making significant investments in research and development relating to our products and technology, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and may negatively affect our results of operations. In the time it takes to develop or improve upon a product, that product may become obsolete.

It is impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, and if we are not able to keep pace with these technological advances, then our revenues, profitability, and results from operations may be materially adversely affected. However, if we struggle to adapt to an industry-shifting technological advancement or competitor offerings that render our products relatively less attractive or obsolete, including due to competitive pressures we face relative to other drone companies, it could have a material adverse effect on our business.

23

Further, we rely on and will continue to rely on components of our products that are developed and produced by other companies over which we have limited control. The commercial success of certain of our planned future products will depend in part on advances in these and other technologies by other companies, and our ability to procure them from such third parties in a timely manner and on economically feasible terms. We may, from time to time, contract with and support companies developing key technologies in order to accelerate the development of such products for our specific uses. Such activities might not result in useful technologies or components for us.

Lack of long-term purchase orders and commitments from customers may lead to a rapid decline in sales.

Customers issue purchase orders or use our e-commerce site solely at their own discretion, often shortly before the requested date of shipment. Both our distributor relationships and online sales entail short-term contracts under which customers are generally able to cancel orders (without penalty) or delay the delivery of products on relatively short notice, regardless of whether or not we are in default under our agreements. The online business involves retail customers who are not likely to be repeat customers unless a need arises for updated hardware or software solutions offered by us, which may not occur on a frequent basis, resulting in a lack of reliable recurring revenue in that part of our business. In addition, current customers may decide not to purchase products for any reason. If those customers do not continue to purchase products, sales volume could decline rapidly with little or no warning.

We cannot rely on long-term purchase orders or commitments to protect from the negative financial effects of a decline in demand for products. We typically plan production and inventory levels based on internal forecasts of customer demand, which are highly unpredictable and can fluctuate substantially. Resellers issue purchase orders but they have options to reschedule or pay cancellation fees. The uncertainty of product orders makes it difficult to forecast sales and allocate resources in a manner consistent with actual sales. Moreover, expense levels and the amounts invested in capital equipment and new product development costs are based in part on expectations of future sales, and if expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. As a result of lack of long-term purchase orders and purchase commitments, and long product development lead times, we may experience a rapid decline in sales.

As a result of these and other factors, investors should not rely on revenues and operating results for any one quarter or year as an indication of future revenues or operating results. If quarterly revenues or results of operations fall below expectations of investors or public market analysts, the price of our common stock could fall substantially.

24

Our products require ongoing research and development and may experience technical problems or delays, which could lead the business to fail.

Our future research and development efforts will remain subject to all of the risks associated with the development of new products based on emerging and innovative technologies, including, for example, unexpected technical problems or the possible insufficiency of funds for completing development of these products. If technical problems or delays arise, further improvements in products and the introduction of future products could be adversely impacted, and we could incur significant additional expenses, and the business may fail. Additionally, we may deploy significant capital or human resources toward developing or improving upon a product, only for such efforts to fail to yield the results we hoped for or intended, which would materially adversely affect our financial condition. This is an acute risk given the relatively new and evolving nature of the drone industry, and constant entrance of new market participants attempting to compete with us. Similarly, if we invest in product research and development efforts and a competitor brings a similar product to market before us, or alleges an infringement of their intellectual property, our ability to market the product or compete effectively could be lost. Any such development could materially harm our business.

If we are involved in litigation, it could harm our business or otherwise distract management.

If we become a party to substantial, complex, or extended litigation, it could cause us to incur large expenditures and could distract management. For example, lawsuits by licensors, consumers, employees, stockholders, or litigation with federal, state, or local governments or regulatory bodies could be very costly and disrupt business. As described elsewhere in these Risk Factors, our operations and products, as well as those of our customers, collaborators, and product end-users, come with the inherent possibility of lawsuits arising from product liability, property damage, personal injury, breach of contract, product warranty claims, intellectual property infringement, regulatory violations and sanctions, and data privacy issues. Any of these could result in costly and time-consuming litigation, which would divert our limited human and capital resources and could cause other adverse impacts on our business, such as reputational harm and loss of future business. While disputes from time to time are not uncommon, we may not be able to resolve such disputes on terms favorable to us, which could have a material adverse impact on our results of operations and financial condition.

Among other things, claims could be brought against us if the use and misuse of our products cause personal injury or death. If a consumer causes damage to a person or property using our drone, we as a reseller of the drone could be sued for selling an allegedly defective product. The possibility that the foregoing events occur from events involving our products is particularly high because we supply technology used in the operation of drones, which is relatively novel and frequently operated at high speeds and altitudes, often in densely populated areas, and/or by individuals who lack a high level of experience operating them. These characteristics increase the probability that injury or damage to personal property might occur, even absent a defect. Additionally, because our products are used as ancillary or supplemental components of a drone’s functions, we may become involved in disputes arising from a third party’s actions or products that utilize our technology, even if we were not the direct cause of the issue. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management, and other resources.

25

Product liability claims might be brought against us by customers, civilians, private entities, or others using or otherwise coming into contact with our products. If we cannot successfully defend against product liability claims, we could incur substantial liability and costs. Regardless of merit or eventual outcome, product liability claims may cause:

Impairment of our business reputation;

Costs due to related litigation, especially since we do not have product liability insurance;

Distraction of management’s attention from our primary business;

Substantial monetary awards to claimants or civil penalties imposed by governments;

Regulatory scrutiny and product recalls, withdrawals, or labeling, marketing, or promotional restrictions; and

Decreased demand for our products.

We anticipate the risk of product liability and other claims related to our products and their uses will grow as our products begin to be used more widely. We are unable to predict if we will be able to obtain or maintain insurance for such claims. Insurance coverage is becoming increasingly expensive, and we do not currently have such insurance. We may not be able to obtain it at a reasonable cost or in sufficient amounts to protect us against potential liabilities. A successful product liability claim or series of claims brought against us could cause our stock price to decline and adversely affect our results of operations and business.

Our business is highly dependent upon our brand recognition and reputation, and the failure to maintain or enhance our brand recognition or reputation, including due to our high reliance on online and social media platforms, would likely adversely affect our business and operating results.

We believe that maintaining and enhancing our brand identity and reputation is critical to our relationships with customers and strategic partners and to our ability to attract new customers and strategic partners. We also believe that the importance of our brand recognition and reputation will continue to increase as competition in our market continues to develop. Our success in this area will depend on a wide range of factors, some of which are beyond our control, including the following:

The efficacy of our marketing efforts;

Our ability to obtain new customers and retain and/or expand sales or upsell to existing customers;

Our ability to maintain high customer satisfaction;

The quality and perceived value of our products;

26

Our ability to obtain, maintain and enforce patents and trademarks and other indicia of origin, including those we expect to obtain through our acquisitions, will be critical to our business plan;

Our ability to successfully differentiate from competitors’ products;

Actions of competitors and other third parties;

Our ability to provide customer support and professional services;

Positive or negative publicity;

Litigation or regulatory-related developments.

Any of the foregoing developments, or an inability to navigate these or other challenges to establish and grow our brand recognition and current and future product popularity, could materially adversely affect us.

In addition, particularly with respect to our online presence, we are highly dependent on online social media platforms such as Facebook, Instagram, and YouTube to advertise our products, market our brand, and develop and maintain customer loyalty. Each of these platforms requires that users adhere to strict terms and conditions governing content, communications, and other activities, which are generally heightened for commercial uses such as ours. If we or third parties using our products to market our brand fail to adhere to these requirements, we could be limited, restricted, or banned from using some or all platforms, which would materially adversely affect our business.

Future growth and ability to generate and grow revenue and achieve or maintain profitability may be adversely affected if our marketing initiatives are not effective in generating sufficient levels of brand awareness.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing efforts, including our ability to:

Create awareness of our brands and products;

Convert awareness into actual product purchases;

Effectively manage marketing costs (including creative and media) to maintain acceptable operating margins and return on marketing investment; and

Successfully offer to sell products or license technology to third-party companies for sale.

Planned marketing expenditures are unknown and may not result in increased total sales or generate sufficient levels of product and brand name awareness. We may not be able to manage marketing expenditures on a cost-effective basis.

27

Future acquisitions could disrupt our business and adversely affect our operating results, financial condition, and cash flows.

We may make acquisitions that could be material to our business, operating results, financial condition, and cash flows. Our ability as an organization to successfully acquire and integrate technologies or businesses is unproven. Acquisitions involve many risks, including the following:

An acquisition may negatively affect our operating results, financial condition, or cash flows because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

We may incur substantial costs and deploy a significant amount of time and other resources toward a prospective transaction that does not close, either of which could materially harm our financial condition;

We may encounter difficulties or unforeseen expenditures in integrating the business, technologies, products, contracts, personnel, or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us;

An acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

An acquisition may result in a delay or reduction of customer purchases for both us and the company we acquired due to customer uncertainty about the continuity and effectiveness of service from either company;

We may encounter difficulties in, or may be unable to, successfully sell any acquired products;

An acquisition may involve entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

The potential strain on our financial and managerial controls and reporting systems and procedures;

Potential known and unknown liabilities associated with an acquired company, including those not disclosed or identified during the due diligence process prior to closing an acquisition;

If we incur debt to fund such acquisitions, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants;

28

The risk of impairment charges related to potential write-downs of acquired assets or goodwill in future acquisitions;

To the extent that we issue a significant amount of equity or convertible debt securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease;

Managing the varying intellectual property protection strategies and other activities of an acquired company.

We may not succeed in addressing these or other risks or any other problems encountered in connection with the integration of any acquired business. The inability to successfully integrate the business, technologies, products, personnel, or operations of any acquired business, or any significant delay in achieving integration, could have a material adverse effect on our business, operating results, financial condition, and cash flows.

If we incur any future impairment in the carrying value of our goodwill asset or write-off of our general intangibles, it could depress our stock price.

As of June 30, 2024, we had $19,666,087 of estimated goodwill and intangible assets on our balance sheet. Goodwill and intangible assets must be evaluated for impairment annually or more frequently if events indicate it is warranted. If the carrying value of a reporting unit asset exceeds its current fair value, the goodwill asset is considered impaired. Events and conditions that could result in impairment in the value of our goodwill and intangible assets include, but are not limited to, significant negative industry or economic trends, a significant decline in our stock price for a sustained period, a significant decline in market capitalization relative to net book value, limited funding that could delay development efforts, significant changes in the manner of use of the assets or the strategy for our overall business, or safety issues during development efforts, or the end of our product life cycles that will result in impairment of goodwill. We may in the future be required to record impairment charges to write-off goodwill and intangible assets, which are also related to our acquisitions. Our stock price could be negatively impacted should future impairments of our goodwill and/or intangible assets occur. A valuation will be performed related to the closing of any acquisitions based on final assets acquired and liabilities assumed, and final amounts of goodwill and other intangibles will be determined. To the extent that we may be required to write-off the value of our goodwill and/or intangible assets, our stock price could be adversely affected.

Product quality issues and a higher-than-expected number of warranty claims or returns could harm our business and operating results.

The products that we sell could contain defects in design or manufacture. There can be no assurance we will be able to detect and remedy all defects in the hardware we sell, which could result in product recalls, product redesign efforts, loss of revenue, reputational damage, and significant warranty and other remediation expenses. Similar to other mobile and consumer electronics, our products have a risk of overheating in the course of usage or upon malfunction. Any such defect could result in harm to property or in personal injury. If we determine that a product does not meet product quality standards or may contain a defect, the launch of such product could be delayed until we remedy the quality issue or defect. The costs associated with any protracted delay necessary to remedy a quality issue or defect in a new product could be substantial.

29

Green Box and Tuper generally provide a one-year warranty on all of our products, except in certain regions where it can be two years for some consumer-focused products. The occurrence of any material defects in our products could expose us to liability for damages and warranty claims in excess of our current reserves, and we could incur significant costs to correct any defects, warranty claims, or other problems. In addition, if any of our product designs are defective or are alleged to be defective, we may be required to participate in a recall campaign. In part due to the terms of our warranty policy, any failure rate of our products that exceeds our expectations may result in unanticipated losses. Any negative publicity related to the perceived quality of our products could affect our brand image and decrease retailer, distributor, and consumer confidence and demand, which could adversely affect our operating results and financial condition. Further, accidental damage coverage and extended warranties are regulated differently depending on the region, with varying regulations across states in the United States and different countries outside the U.S. Changes in interpretation of the regulations concerning extended warranties and accidental damage coverage at federal, state, local, or international levels may cause us to incur costs or have additional regulatory requirements in the future in order to continue to offer our support services. Our failure to comply with past, present, and future similar laws could result in reduced sales of our products, reputational damage, penalties, and other sanctions, which could harm our business and financial condition.

Estimated future product warranty claims may be based on a variety of factors including the expected number of field failures over the warranty commitment period, the term of the product warranty period, and the costs for repair, replacement, and other associated costs. Because of the foregoing or other contingencies, these estimates could prove to be incorrect, such that our warranty obligations are higher than anticipated. Our warranty obligations may be affected by product failure rates, claims levels, material usage, and product re-integration and handling costs. Should actual product failure rates, claims levels, material usage, product re-integration and handling costs, defects, errors, bugs, or other issues differ from original estimates, we could end up incurring materially higher warranty or recall expenses than we anticipate, which would materially adversely affect our business.

Risks Related to Intellectual Property Protection

If third-party intellectual property infringement claims are asserted against us, it may prevent or delay our product development and commercialization efforts and have a material adverse effect on our business and future prospects.

Companies in the consumer electronics, wireless communications, semiconductor, AI, IT, and display industries steadfastly pursue and protect intellectual property rights, often resulting in considerable and costly litigation to determine the validity of patents and claims by third parties of infringement of patents or other intellectual property rights. Other companies may hold or obtain patents or inventions or other proprietary rights in technology necessary for our business. If we are forced to defend against infringement claims, we may face costly litigation, diversion of technical and management personnel, and product shipment delays, even if the allegations of infringement are unwarranted.

30

Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are pursuing product development and sales. As the consumer electronics and drone industries expand and more patents are issued, the risk increases that our current and future products may be subject to claims of infringement of the patent rights of third parties. Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to inventions, materials, engineering designs, or methods of manufacture related to the design, use, or manufacture of our products. Because patent applications can take many years to issue, there may be patent applications currently pending that may later result in patents that our products may infringe upon. Third parties may obtain patents in the future and claim that the use of our technologies or those of third parties with which our technologies are integrated infringes on these patents. If any third-party patents were to be held by a court to cover the manufacturing process of any of our products, or any of the characteristics or related components thereof, the holders of such patents may be able to block our ability to commercialize such products unless we obtain a license under the applicable patents, or until such patents expire. Similarly, if any third-party patents were to be held by a court to cover aspects of our or our customers’ or strategic partners’ products or processes, the holders of such patents may be able to block our ability to develop and commercialize the applicable products unless we obtain a license or until such patents expire. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making intellectual property claims against us may obtain injunctive or other equitable relief, which could block our ability to further develop and commercialize one or more of our products. Defense of these claims, regardless of their merit, involves substantial litigation expense and diversion of our management’s attention from our business.

If we are unsuccessful in defending against patent infringement claims in any jurisdiction where such a dispute arises, our products could be found to infringe on the intellectual property rights of others. If a claim of infringement against us succeeds, we may have to pay substantial damages, possibly including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products, or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure. The financial harm caused by any such development with respect to intellectual property disputes and litigation will be heightened to the extent we do not possess, acquire or maintain adequate insurance coverage for these contingencies now or in the future. Further, if there is a successful claim of infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, or if we are required to cease using one or more of our business or product names due to a successful trademark infringement claim against us, it could materially adversely affect our business.

31

We may depend on intellectual property rights, including patent rights, that have not yet been and may not be obtained by us, and our intellectual property rights and proprietary rights may not adequately protect our products.

Our commercial success will depend substantially on our ability to obtain patents and other intellectual property rights and maintain adequate legal protection for products in the United States and other countries. We will be able to protect our intellectual property from unauthorized use by third parties only to the extent that these assets are covered by valid and enforceable patents, trademarks, copyrights, or other intellectual property rights, or are effectively maintained as trade secrets. With the closing of our IPO in February 2024, we have 12 issued patents, including four issued in the United States, and nine pending patent applications, including two pending in the United States, which were assigned to a wholly-owned subsidiary by a third party. These patents and applications are subject to non-exclusive, non-sublicensable, royalty-free perpetual licenses, enabling us to use them in certain markets and applications.

We will apply for patents covering our products, services, technologies, and designs as we deem appropriate. We may fail to apply for patents on important products, services, technologies, or designs in a timely fashion, or at all. We do not know whether, and there can be no assurance that, any of our patent applications will result in the issuance of any patents. Even if patents are issued, they may not be sufficient to protect our products, technologies, or designs. Our existing and future patents may not be sufficiently broad to prevent others from developing competing products, technologies, or designs. Intellectual property protection and patent rights outside of the United States, particularly in certain regions, are even less predictable. As a result, the validity and enforceability of patents cannot be predicted with certainty. Moreover, we cannot be certain whether:

We were the first to conceive, reduce to practice, invent, or file the inventions covered by each of our issued patents and pending patent applications;

Others will independently develop similar or alternative products, technologies, services, or designs or duplicate any of our products, technologies, services, or designs;

Any patents issued to us will provide us with any competitive advantages, or will be challenged by third parties;

We will develop additional proprietary products, services, technologies, or designs that are patentable; or

The patents of others will have an adverse effect on our business.

The patents we own or license and those that may be issued to us in the future may be challenged, invalidated, rendered unenforceable, or circumvented, and the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages. Moreover, third parties could practice our inventions in territories where we do not have patent protection or in territories where they could obtain a compulsory license to our technology where patented. Such third parties may then try to import products made using our inventions into regions where we operate. We cannot ensure that any of our pending patent applications will result in issued patents, or even if issued, predict the breadth, validity, and enforceability of the claims upheld in our and other companies’ patents. Further, patents have a limited lifespan. In the United States, the natural expiration of a patent is 20 years after it is filed, although various extensions may be available. The life of a patent, and the protection it affords, is limited. When the patent life has expired for a product, we will become vulnerable to competition from competitors attempting to replicate the technology that was formerly patent-protected. Further, if we encounter delays such as due to regulatory approvals, the time during which we will be able to market and commercialize a product under patent protection could be reduced.

32

Unauthorized parties may attempt to copy or otherwise use aspects of our processes and products that we regard as proprietary. While we plan to enter into written agreements with certain of our employees and consultants with terms designed to protect our intellectual property rights, there cannot be any assurance that these provisions will provide us with the protection sought. Further, any third parties with whom we do not execute such agreements, such as certain of our suppliers, could attempt to dispute our intellectual property rights or misappropriate our technology or trade secrets. Policing unauthorized use of our proprietary information and technology is difficult and can be costly, and our efforts to do so may not prevent misappropriation of our technologies. We may become engaged in litigation to protect or enforce our patent and other intellectual property rights or in International Trade Commission proceedings to abate the importation of goods that would compete unfairly with our products and, if unsuccessful, these actions could result in the loss of patent or other intellectual property rights protection for the key technologies on which our business strategy depends.

We also rely in part on unpatented proprietary technology, and others may independently develop the same or similar technology or otherwise obtain access to our unpatented technology. We plan to require employees, contractors, consultants, financial advisors, suppliers, and strategic partners to enter into confidentiality and intellectual property assignment agreements (as appropriate), but these agreements may not provide sufficient protection for our trade secrets, know-how, or other proprietary information.

The laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, including China, we may be unable to protect our products, services, technologies, and designs adequately against unauthorized third-party copying, infringement, or use, which could adversely affect our competitive position. To protect or enforce our intellectual property rights, we may initiate proceedings or litigation against third parties. Such proceedings or litigation may be necessary to protect our trade secrets or know-how, products, technologies, designs, brands, reputation, likeness, authorship works, or other intellectual property rights. Such proceedings or litigation also may be necessary to determine the enforceability, scope, and validity of the proprietary rights of others. Any proceedings or lawsuits that we initiate could be expensive, take significant time, and divert management’s attention from other business concerns. Additionally, we may provoke third parties to assert claims against us, which could invalidate or narrow the scope of our own intellectual property rights. We may not prevail in any proceedings or lawsuits that we initiate, and the damages or other remedies awarded, if any, may be significant. The occurrence of any of these events may adversely affect our business, financial condition, and operating results.

We will register for certain of our trademarks in several jurisdictions worldwide. In some jurisdictions where we will apply to register our trademarks, other applications or registrations may exist for the same, similar, or otherwise related products or services. If we are not successful in arguing that there is no likelihood of confusion between our marks and the marks that are the subject of other applications or registrations owned by third parties, our applications may be denied, preventing us from obtaining trademark registrations and adequate protection for our marks in the relevant jurisdictions, which could impact our ability to build our brand identity and market our products and services in those jurisdictions. Whether or not our application is denied, third parties may claim that our trademarks infringe their rights. As a result, we could be forced to pay significant settlement costs or cease the use of these trademarks and associated elements of our brand in the United States or other jurisdictions.

33

Even in those jurisdictions where we are able to register our trademarks, competitors may adopt or apply to register similar trademarks to ours, may register domain names that mimic ours or incorporate our trademarks, or may purchase keywords that are identical or confusingly similar to our brand names as terms in Internet search engine advertising programs, which could impede our ability to build our brand identity and lead to confusion among potential customers of our products and services. If we are not successful in proving that we have prior rights in our marks and arguing that there is a likelihood of confusion between our marks and the marks of these third parties, our inability to prevent these third parties from using our marks may negatively impact the strength, value, and effectiveness of our brand names and our ability to market our products and prevent consumer confusion.

If we lose our rights under our third-party technology licenses, our operations could be adversely affected.

Our current or future products may depend in part on technology rights licensed from third parties. We could lose our exclusivity or other rights to use the technology under our licenses if we fail to comply with the terms and performance requirements of the licenses. In addition, certain licensors may terminate a license upon our breach and have the right to consent to sublicense arrangements. If we were to lose our rights under any of these licenses, or if we were unable to obtain required consents to future sublicenses, we could lose a competitive advantage in the market, and may even lose the ability to commercialize certain products or technologies completely. Either of these results could substantially decrease our revenues.

Further, to the extent we need to obtain licenses from third parties to advance our research and development efforts or commercialize or improve upon our products, we may fail to obtain these licenses at a reasonable cost or on reasonable terms, if at all. In that event, we would be unable to further develop and commercialize those products, which could harm our business significantly.

The licensing and acquisition of third-party intellectual property rights is a competitive practice, and companies that may be more established, or have greater resources than we do, may also be pursuing strategies to license or acquire third-party intellectual property rights that we may consider necessary or attractive in order to develop and commercialize our products. More established companies may have a competitive advantage over us due to their larger size and cash resources or greater hardware or software development, production, and commercialization capabilities. We may not be able to successfully complete such negotiations and ultimately acquire the rights to the intellectual property surrounding product candidates that we may seek to acquire, in which case our business could be harmed.

Sign Here is the revised version of the provided text, adapted to your company's context and formatted for easy insertion into a Word document:

34

Risks Related to Government Regulation of Our Operations and Industry

Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies by us, our customers, or others who use our products, or limitations put on the use of unmanned aircraft systems, or “UAS,” in response to public privacy or safety concerns, may prevent us from expanding the sales of our drone solutions in the United States.

The regulation of UAS and drone solutions and component parts such as those we offer is subject to substantial change, with regulators including potential alterations, enhancements, and additions to existing laws and regulations, and the ultimate treatment is uncertain. A substantial majority of our products are subject to drone-related regulations enforced by the FAA, either directly or due to their inclusion in UAS offered by third parties. Further, even if some of our operations or products are not directly subject to such regulations, our customers’ operations of UAS that include our products and technology are subject to those regulations, and their failure to comply will adversely affect our ability to sell to them in the future. Additionally, adverse regulatory actions such as enforcement proceedings affecting customers and other third parties with which we do business can also adversely affect us, even if the violation or harm alleged did not arise from our conduct or products.

Generally, under current FAA regulations, the failure to register a UAS, including model aircraft, in accordance with these rules may result in regulatory and criminal sanctions. The FAA may assess civil penalties up to $33,333. Criminal penalties include fines of up to $250,000 and/or imprisonment for up to three years. However, the FAA and other government bodies and agencies are considering changes to address the drone industry, which is relatively new and rapidly evolving. In addition, there exists public concern regarding the privacy and safety implications of the use of UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers, and privacy advocates to these concerns will not delay or restrict the adoption of UAS and related products and technologies in certain markets. These developments, and any additional regulatory or other burdens imposed on our business and industry due to public health and safety or other concerns presently faced by the drone industry, could harm us and our customers and suppliers by increasing compliance costs and restricting our operations and product offerings and uses, which could materially adversely affect us.

Rising threats of international tariffs, including tariffs applied to goods between the U.S. and China, may materially and adversely affect our business.

We are heavily dependent on Chinese imports for our products and operations. For example, a substantial majority of our products are manufactured, directly and indirectly, using Chinese vendors. Our primary contract manufacturer is located in China, and we do not have written agreements with some suppliers in the region, relying only on purchase orders. There are inherent risks and uncertainties regarding the enforcement of our rights with respect to oral agreements and purchase orders. Should our suppliers in China fail to honor these agreements, we would have no legal recourse under Chinese law. The legal system in China and the enforcement of laws, rules, and regulations in China can change quickly, and the Chinese government may intervene or influence the operations of our suppliers, which could adversely impact our business.

Rising threats of international tariffs, particularly between the U.S. and China, could materially and adversely affect our business and results of operations. Since 2018, the U.S. and China have imposed tariffs on each other’s exports, with significant tariffs on electronics products, including drones and component parts, up to 25%. These tariffs apply to a significant portion of our inventory, and we may be forced to implement price increases, which could result in reduced demand for our products and lower sales. Furthermore, we do not know if the current administration will alter tariffs, which could further increase costs, limit our ability to pass those costs onto customers, and harm our business. These tariffs or any further restrictions imposed on products that we import could require us to raise prices, resulting in the loss of customers and harming our business, particularly since we rely on consumer spending, and our products are typically considered non-essential and highly price-sensitive.

Additionally, changes in political conditions in China and China-U.S. relations, particularly concerning tensions around Taiwan, are difficult to predict and could adversely affect our operations and financial condition. A deterioration in political or trade relations could also harm our business’s public perception and revenue generation.

35

We are subject to a number of supply risks concerning our Brave7 Flight Controller, which could adversely impact our ability to deliver such products to the United States Department of Defense and commercial customers.

•	We purchase our Brave7 Flight Controllers from a U.S.-based manufacturer under a purchase order for the initial order of 10,000 units. We face several risks, including:

We do not have a formal supply agreement requiring the manufacturer to produce a specified volume per year;

Of the initial 10,000 units, one overseas customer purchased 6,600 controllers;

The manufacturer expects to deliver the 10,000 units over a seven-month period, which increases the likelihood that we may be unable to meet a large order;

We have no assurances on future pricing, and future costs could adversely affect our marketing and future margins;

Because we have no non-compete with the manufacturer, it could manufacture controllers for our competitors;

We have no representations from the manufacturer regarding its intellectual property ownership of the controllers;

As we are not the manufacturer, we are subject to risks including timely deliveries and quality control.

We are or may become subject to governmental export and import controls, economic sanctions, and other laws and regulations that could subject us to liability and impair our ability to compete in international markets.

Our products are subject to U.S. export controls, including the Commerce Department’s Export Administration Regulations and various economic and trade sanctions regulations established by the Treasury Department’s Office of Foreign Assets Controls. Exports of our products must comply with these laws. U.S. export control laws and economic sanctions prohibit the provision of products and services to certain countries, governments, and persons targeted by U.S. sanctions. Even though we take precautions to prevent our products from being provided to targets of U.S. sanctions, there is still a risk that our products could be provided to such targets or by our customers despite these precautions.

Additionally, the manufacture and sale of our products in certain states and countries may subject us to environmental and other regulations. For example, many of our products rely on lithium-ion batteries, which are subject to regulations controlling the production, use, and transportation of hazardous materials. The increasing global focus on climate change, including greenhouse gas (“GHG”) emissions, has led to legislative and regulatory efforts to reduce GHG emissions. Any new or stricter laws and regulations to address climate change could result in increased operational and compliance obligations, which could adversely affect our financial condition and results of operations.

Our failure to obtain required import or export approval or comply with other applicable domestic or international laws and regulations for our products or operations could harm our international and domestic sales, adversely affect our revenue, or subject us to costly proceedings, penalties, or damages and negative publicity.

If the courts uphold the SEC’s climate change rules, we will incur additional costs that may materially and adversely affect our operating results and financial condition.

In March 2024, the SEC enacted comprehensive climate change rules. While these rules are currently being challenged in court, if upheld, compliance will require us to spend material sums to comply once they become applicable to us. Due to our small size, these additional costs could have a material adverse effect on our operating results and financial condition.

36

If we fail to comply with U.S. and foreign laws related to privacy, data security, and data protection, it could adversely affect our operating results and financial condition.

We are subject to a variety of laws and regulations regarding privacy, data protection, and data security, including the EU’s General Data Protection Regulation (GDPR) and the UK GDPR. These laws and regulations are continuously evolving, and their application can vary significantly across jurisdictions. Failure to comply with privacy or security policies or any unauthorized release of personal data could result in governmental enforcement actions, litigation, or negative publicity, which could have an adverse effect on our operating results and financial condition.

We may also face challenges due to the patchwork of data privacy laws in various U.S. states, such as the California Consumer Privacy Act (CCPA), which impose substantial compliance costs. Further, the introduction of federal privacy laws such as the American Privacy Rights Act of 2024 may add to these challenges. The compliance burden associated with these laws may limit the use and adoption of our products and could adversely affect our business.

The high rate of inflation and resulting pressures on costs and pricing of business, such as ours focused on the manufacture and sale of electronics products, could adversely impact our business and financial results. While inflation has created some salary pressure with our employees who wish to mitigate the impact of inflation, we have not yet suffered inflationary pressures in procurement. A rise in inflation can adversely affect us by increasing our operating costs, including by increasing the costs of materials, freight, and labor, which have already been under pressure due to supply chain constraints and the effects of the COVID-19 pandemic and the shortage of chips. The Company has not identified, planned, or taken any actions to mitigate inflationary pressures. Further, in the U.S., the Federal Reserve has responded by increasing interest rates to combat inflation; however, such increases may result in a reduced demand for our products and/or an economic downturn. In a highly inflationary environment, or any recession or economic downturn that may result, we may be unable to adjust our business in a manner that adequately addresses these challenges, and these developments could materially adversely affect our business, results of operations, and financial condition.

37

Risks Related to Government Regulation of Our Operations and Industry

Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies by us, our customers, or others who use our products, or limitations put on the use of unmanned aircraft systems, or “UAS,” in response to public privacy or safety concerns, may prevent us from expanding the sales of our drone solutions in the United States.

The regulation of UAS and drone solutions and component parts such as those we offer is subject to substantial change, with regulators including potential alterations, enhancements, and additions to existing laws and regulations, and the ultimate treatment is uncertain. A substantial majority of our products are subject to drone-related regulations enforced by the FAA, either directly or due to their inclusion in UAS offered by third parties. Further, even if some of our operations or products are not directly subject to such regulations, our customers’ operations of UAS that include our products and technology are subject to those regulations, and their failure to comply will adversely affect our ability to sell to them in the future. Additionally, adverse regulatory actions such as enforcement proceedings affecting customers and other third parties with which we do business can also adversely affect us, even if the violation or harm alleged did not arise from our conduct or products.

Generally, under current FAA regulations, the failure to register a UAS, including model aircraft, in accordance with these rules may result in regulatory and criminal sanctions. The FAA may assess civil penalties up to $33,333. Criminal penalties include fines of up to $250,000 and/or imprisonment for up to three years. However, the FAA and other government bodies and agencies are considering changes to address the drone industry, which is relatively new and rapidly evolving. In addition, there exists public concern regarding the privacy and safety implications of the use of UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers, and privacy advocates to these concerns will not delay or restrict the adoption of UAS and related products and technologies in certain markets. These developments, and any additional regulatory or other burdens imposed on our business and industry due to public health and safety or other concerns presently faced by the drone industry, could harm us and our customers and suppliers by increasing compliance costs and restricting our operations and product offerings and uses, which could materially adversely affect us.

Rising threats of international tariffs, including tariffs applied to goods between the U.S. and China, may materially and adversely affect our business.

We are heavily dependent on Chinese imports for our products and operations. For example, a substantial majority of our products are manufactured, directly and indirectly, using Chinese vendors. Our primary contract manufacturer is located in China, and we do not have written agreements with some suppliers in the region, relying only on purchase orders. There are inherent risks and uncertainties regarding the enforcement of our rights with respect to oral agreements and purchase orders. Should our suppliers in China fail to honor these agreements, we would have no legal recourse under Chinese law. The legal system in China and the enforcement of laws, rules, and regulations in China can change quickly, and the Chinese government may intervene or influence the operations of our suppliers, which could adversely impact our business.

Rising threats of international tariffs, particularly between the U.S. and China, could materially and adversely affect our business and results of operations. Since 2018, the U.S. and China have imposed tariffs on each other’s exports, with significant tariffs on electronics products, including drones and component parts, up to 25%. These tariffs apply to a significant portion of our inventory, and we may be forced to implement price increases, which could result in reduced demand for our products and lower sales. Furthermore, we do not know if the current administration will alter tariffs, which could further increase costs, limit our ability to pass those costs onto customers, and harm our business. These tariffs or any further restrictions imposed on products that we import could require us to raise prices, resulting in the loss of customers and harming our business, particularly since we rely on consumer spending, and our products are typically considered non-essential and highly price-sensitive.

38

Additionally, changes in political conditions in China and China-U.S. relations, particularly concerning tensions around Taiwan, are difficult to predict and could adversely affect our operations and financial condition. A deterioration in political or trade relations could also harm our business’s public perception and revenue generation.

We are subject to a number of supply risks concerning our Brave7 Flight Controller, which could adversely impact our ability to deliver such products to the United States Department of Defense and commercial customers.

We purchase our Brave7 Flight Controllers from a U.S.-based manufacturer under a purchase order for the initial order of 10,000 units. We face several risks, including:

We do not have a formal supply agreement requiring the manufacturer to produce a specified volume per year;

Of the initial 10,000 units, one overseas customer purchased 6,600 controllers;

The manufacturer expects to deliver the 10,000 units over a seven-month period, which increases the likelihood that we may be unable to meet a large order;

We have no assurances on future pricing, and future costs could adversely affect our marketing and future margins;

Because we have no non-compete with the manufacturer, it could manufacture controllers for our competitors;

We have no representations from the manufacturer regarding its intellectual property ownership of the controllers;

As we are not the manufacturer, we are subject to risks including timely deliveries and quality control.

We are or may become subject to governmental export and import controls, economic sanctions, and other laws and regulations that could subject us to liability and impair our ability to compete in international markets.

Our products are subject to U.S. export controls, including the Commerce Department’s Export Administration Regulations and various economic and trade sanctions regulations established by the Treasury Department’s Office of Foreign Assets Controls. Exports of our products must comply with these laws. U.S. export control laws and economic sanctions prohibit the provision of products and services to certain countries, governments, and persons targeted by U.S. sanctions. Even though we take precautions to prevent our products from being provided to targets of U.S. sanctions, there is still a risk that our products could be provided to such targets or by our customers despite these precautions.

39

Additionally, the manufacture and sale of our products in certain states and countries may subject us to environmental and other regulations. For example, many of our products rely on lithium-ion batteries, which are subject to regulations controlling the production, use, and transportation of hazardous materials. The increasing global focus on climate change, including greenhouse gas (“GHG”) emissions, has led to legislative and regulatory efforts to reduce GHG emissions. Any new or stricter laws and regulations to address climate change could result in increased operational and compliance obligations, which could adversely affect our financial condition and results of operations.

Our failure to obtain required import or export approval or comply with other applicable domestic or international laws and regulations for our products or operations could harm our international and domestic sales, adversely affect our revenue, or subject us to costly proceedings, penalties, or damages and negative publicity.

If the courts uphold the SEC’s climate change rules, we will incur additional costs that may materially and adversely affect our operating results and financial condition.

In March 2024, the SEC enacted comprehensive climate change rules. While these rules are currently being challenged in court, if upheld, compliance will require us to spend material sums to comply once they become applicable to us. Due to our small size, these additional costs could have a material adverse effect on our operating results and financial condition.

If we fail to comply with U.S. and foreign laws related to privacy, data security, and data protection, it could adversely affect our operating results and financial condition.

We are subject to a variety of laws and regulations regarding privacy, data protection, and data security, including the EU’s General Data Protection Regulation (GDPR) and the UK GDPR. These laws and regulations are continuously evolving, and their application can vary significantly across jurisdictions. Failure to comply with privacy or security policies or any unauthorized release of personal data could result in governmental enforcement actions, litigation, or negative publicity, which could have an adverse effect on our operating results and financial condition.

We may also face challenges due to the patchwork of data privacy laws in various U.S. states, such as the California Consumer Privacy Act (CCPA), which impose substantial compliance costs. Further, the introduction of federal privacy laws such as the American Privacy Rights Act of 2024 may add to these challenges. The compliance burden associated with these laws may limit the use and adoption of our products and could adversely affect our business.

40

Risks Related to Our Common Stock

The market price of our shares of common stock is subject to fluctuation.

The market price of shares of our common stock may fluctuate significantly in response to factors beyond our control, including:

Our ability to integrate the operations of acquired businesses;

The announcement of new products by our competitors;

Our ability to obtain patents for our products and defend our intellectual property from misappropriation and competitive use;

Progress and publications regarding the commercial acceptance of similar technologies to those we utilize;

Our ability to grow the revenues of our acquired businesses and achieve consistent profitability;

Our ability to execute our business plan;

Actual or anticipated variations in operating results;

Additions or departures of key personnel, including executive officers;

Business disruptions caused by natural disasters, geopolitical turmoil, or other uncontrollable events;

Cybersecurity attacks or data privacy issues involving our products or operations;

Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other material developments that may affect our prospects;

Adverse regulatory developments;

The possibility of a recession or market downturn; and

General market conditions, including factors unrelated to our operating performance.

Recently, the stock market has experienced significant price and volume fluctuations, influenced by inflation, Federal Reserve interest rate increases, supply chain shortages, recession fears, and geopolitical turmoil, such as the war in Ukraine and tensions in the Middle East. Such fluctuations could result in extreme volatility in the price of our common stock, potentially causing a decline in value.

41

Our stock price may be volatile, which could result in substantial losses to investors.

In addition to factors discussed above, the market price of and trading volume for our common stock may change for reasons unrelated to our actual operating performance. The capital markets have experienced volatility, particularly with small public companies, which may not be related to the operating performance of those companies. These market fluctuations may adversely affect the trading price of our common stock. Furthermore, small companies often have low trading volumes, which can contribute to future price volatility.

Factors that could cause the market price of our common stock to fluctuate significantly include:

The financial performance and prospects of other companies in our industry;

Strategic actions by us or our competitors, such as acquisitions or restructurings;

Announcements of innovations, increased service capabilities, new or terminated customers, or new, amended, or terminated contracts by our competitors;

Public reactions to our press releases, other public announcements, and SEC filings;

Lack of analyst coverage or speculation about us in the press or investment community;

Changes in government policies or regulations, particularly in the drone industry;

Changes in earnings estimates or recommendations by securities or research analysts;

Market perception of our success or failure in executing our growth strategy;

Changes in accounting standards or regulations;

Lawsuits involving us or our products;

Departure or arrival of key personnel;

Sales of common stock by us, investors, or management;

Changes in general market, economic, or political conditions, including those resulting from natural or man-made disasters.

Any of these factors may lead to large and sudden changes in the trading volume of our common stock, and could harm the market price of our common stock, regardless of our operating performance. This may prevent you from being able to sell your shares at or above the price you paid for your shares, or at all.

Following periods of volatility, shareholders may institute securities class action lawsuits. Our involvement in such litigation could divert management's attention and adversely affect our business, financial condition, results of operations, and prospects.

42

An active trading market for our common stock may not develop.

Prior to our IPO, there was no public market for our common stock. Although our common stock now trades on the Nasdaq American, an active trading market for our shares may not develop or be sustained following the IPO. If an active market does not develop, it may be difficult to sell our common stock without depressing the market price or at all.

Because our sole remedy under the Purchase Agreement in the event of breaches is to cancel some or all of the shares held by Mr. David Willson, the value of such shares may be an insufficient remedy.

The Purchase Agreement includes representations and warranties by De Ce Von and Mr. David Willson, De Ce Von’s Chief Executive Officer. In the event of a breach of these representations and warranties, our only remedy is to cancel some or all of the 125,000 shares of our common stock held by Mr. Thompson (after giving effect to a 1-for-2 reverse stock split). If the value of these shares is insufficient to cover the damages from such breaches, we will not have an adequate remedy, which could negatively impact our stock price.

We are incurring significant additional costs as a result of being a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

Since completing our IPO, we are incurring significant costs related to corporate governance, including compliance with rules and regulations under the Sarbanes-Oxley Act, Dodd-Frank Wall Street Reform Act, and the Securities Exchange Act of 1934, as well as rules of the Nasdaq American. These regulations significantly increase our accounting, legal, and financial compliance costs and require more time-consuming activities, such as employee training, additional hires, and more consultant support. Additionally, new cybersecurity and climate change rules will increase our compliance costs.

These additional costs and the diversion of management’s time towards compliance and interacting with the investment community may adversely affect our business, financial condition, results of operations, and cash flows.

Our failure to maintain effective disclosure controls and internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate disclosure controls and internal controls over financial reporting. If we fail to establish or maintain these controls, or if these controls fail in the future, it could adversely impact our public disclosures regarding our business, financial condition, or results of operations. In our Form 10-K for the year ended December 31, 2024, we reported that we did not maintain effective controls, and in our Form 10-Q for the six months ended June 30, 2024, we reported that we had not remediated these weaknesses. These issues could negatively affect the price of our common stock and the willingness of investors to purchase or hold our shares.

43

Risks Related to Our Common Stock

Because our common stock is listed on Nasdaq American, we are subject to additional regulations and continued requirements.

With the completion of our IPO in February 2024, we are required to meet the continued listing standards for Nasdaq American. If we fail to meet Nasdaq American’s listing standards, our common stock may be delisted. Nasdaq American requires that the average closing price of its listed common stock remain above $1.00 over a 30 consecutive day period, in order to remain listed. In addition, to maintain a listing on Nasdaq American, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence, independent committee requirements, minimum stockholders' equity, and certain corporate governance requirements. If we are unable to satisfy these requirements, our common stock could be subject to delisting, which would have a negative effect on the price of our common stock and impair your ability to sell our common stock when you wish to do so.

Our Board may authorize and issue shares of new classes of stock that could be superior to or adversely affect current holders of our common stock.

Our Board has the power to authorize and issue shares of different classes of stock, including preferred stock that have voting powers, designations, preferences, limitations, and special rights, including preferred distribution rights, conversion rights, redemption rights, and liquidation rights without further shareholder approval. This could adversely affect the rights of the holders of our common stock. Our Board could also authorize the issuance of a series of preferred stock with greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. Additionally, holders of our common stock could receive less proceeds in connection with any future sale of the Company, in liquidation, or on any other basis.

If we raise capital in the future, it may dilute our existing stockholders’ ownership and/or have other adverse effects on us, our securities, or our operations.

If we are required to raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. Additionally, the issuance of additional shares of common stock or other securities could result in a decline in our stock price. Further, if we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations, including liens on our assets and negative covenants prohibiting us from engaging in certain transactions or corporate actions, limiting our ability to pursue our business strategy and growth objectives.

Common stock eligible for future sale may adversely affect the market.

We have entered into a registration rights agreement with each Principal Selling Stockholder under which the Company agreed to file a registration statement on Form F-1 to register the common stock within 30 days of August 21, 2024, and to use commercially reasonable efforts to have such registration statement declared effective 60 days after filing. This registration statement covers the sale of an aggregate of 7,017,538 common shares, including those issuable upon the conversion of preferred stock, exercise of warrants, and the full exercise of other securities.

44

Once registered, the shares will be freely tradable, subject to certain beneficial ownership limitations. The public sale of these shares, or the anticipation of such sales, could materially and adversely affect market prices, potentially impairing our ability to raise capital through sales of equity or equity-related securities. The market price of our common stock could also decline as a result of sales of a large number of shares or the perception that these sales may occur.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our common stock, the market price for our common stock and trading volume could decline.

The trading market for our common stock will be influenced by the research or reports published by industry or securities analysts. Currently, we do not have any analysts publishing research reports about us, and we cannot assure you that any will. If analysts do publish reports, and one or more analysts downgrade our common stock, the market price for our common stock would likely decline.

We and our investors face the implications of our status as an emerging growth company under the federal securities laws and regulations.

We qualify as an "emerging growth company" under the Jumpstart Our Business Startups (JOBS) Act. As an emerging growth company, we have elected to take advantage of specified reduced reporting and other requirements compared to those that apply to larger public companies. These provisions include reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements, as well as exemptions from requirements such as nonbinding advisory votes on executive compensation and shareholder approval of certain golden parachute payments.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (b) the last day of our fiscal year following February 16, 2029; (c) the date on which we have issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed a “large accelerated filer” under the Exchange Act, which occurs when the market value of our common stock held by non-affiliates exceeds $700 million. Once we cease to be an emerging growth company, we will no longer be entitled to the exemptions provided in the JOBS Act.

We have never paid dividends and do not expect to pay dividends for the foreseeable future.

We intend to retain any earnings, if any, to finance the growth and development of our business and do not plan to pay cash dividends on shares of our common stock for the foreseeable future. The payment of future cash dividends, if any, will depend on conditions including earnings, financial condition, capital requirements, restrictions in financing agreements, and business opportunities. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Our Articles of Incorporation contain certain provisions which may result in difficulty in bringing stockholder actions against or on behalf of the Company or its affiliates.

Section 7 of our Articles of Incorporation provides that the internal affairs of the Company, including stockholder derivative actions, shall be brought exclusively in the courts located in Clark County, BVI. Claims under the Exchange Act must be brought in federal court. Section 7 also provides that the United States District Court for the District of BVI has exclusive jurisdiction for any cause of action under the Securities Act or the Exchange Act. These provisions may limit stockholders’ ability to bring claims in their preferred forum, and may cause geographic or procedural challenges that could delay or impose obstacles on such actions.

45

USE OF PROCEEDS

This Prospectus relates to the Shares that may be offered and sold from time-to-time by the Selling Stockholders. We will not receive any proceeds upon the sale of the Shares by the Selling Stockholders in this offering See “Plan of Distribution” elsewhere in this Prospectus for more information.

DIVIDEND POLICY

We have never declared nor paid any cash dividends on our common stock, and currently intend to retain all our cash and any earnings for use in our business and, therefore, do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends on our common stock will be at the discretion of the Board and will be dependent upon our consolidated financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

DETERMINATION OF OFFERING PRICE

Each Selling Stockholder will determine at what price(s) such Selling Stockholder may sell the Securities, and such sales may be made at prevailing market prices, or at privately negotiated prices.

46

CAPITALIZATION

The following table sets forth our capitalization as of [   ] , 2025:

On an actual basis;

On a pro forma basis to give effect to:

(i) the cancellation of [   ] shares of common stock and issuance of [   ] shares of Series A preferred stock, and

(ii) the reduction of $ [   ] million of the note payable in exchange for [   ] shares of Series C convertible into [   ] shares of our common stock.

On a pro forma as adjusted basis to give effect to:

(i) the full conversion of [   ] shares of Series A into [   ] shares of common stock,

(ii) the full conversion of [   ] shares of Series B into [   ] shares of common stock,

(iii) the full conversion of [   ] shares of Series C into [   ] shares of common stock,

(iv) the full exercise of the Warrants into [   ] hares of our common stock,

(v) the full conversion of the New Notes into [   ] shares of our common stock.

The pro forma and pro forma as adjusted information below is illustrative only and our capitalization following the adjustments outlined above is subject to change. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments” on page 45 of this Prospectus and our consolidated financial statements and related notes included elsewhere in this Prospectus. The following table assumes the cancellation of 4,250,000 shares of our common stock and excludes the 62,500 warrants issued to the Representative of the underwriters at the closing of the IPO.

47

As of [   ] , 2025

(Presented in $ except for share numbers)

	Actual	Pro forma (1)	Pro forma as adjusted (2)
Long term debt
Par value of preferred stock
Series A Convertible Preferred Stock
Series B Convertible Preferred Stock
Series C Convertible Preferred Stock
Par value of common stock
Common stock
Additional paid-in capital
Accumulated deficit
Total stockholders' equity
Total capitalization

________________________________

(1) Reflects:

(i) the cancellation of [   ] shares of common stock and issuance of [   ] shares of Series A preferred stock, and

(ii) conversion of $ [   ] million of the note payable into [   ] shares of Series C Convertible Preferred Stock.

(2) Reflects and gives effect to pro forma (1) adjustments and:

(i) the conversion of [   ] shares of Series A Convertible Preferred Stock into [   ] shares of common stock,

(ii) the conversion of [   ] shares of Series B Convertible Preferred Stock into [   ] shares of common stock,

(iii) the conversion of [   ] shares of Series C Convertible Preferred Stock into [   ] shares of common stock,

(iv) the full exercise of warrants into [   ] shares of common stock, and

(v) full conversion of the New Notes into [   ] shares of our common stock and reducing our debt by the remaining [   ] million.

48

SELLING STOCKHOLDERS

We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time-to-time. Except for the ownership of our securities, and as otherwise provided below, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each of the Selling Stockholders, based on its ownership of the shares of common stock immediately prior to this offering.

The third column also lists the Shares being registered by this Prospectus for resale by the Selling Stockholders.

The Selling Stockholders may sell all, some or none of their Shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned prior to this Offering	Shares Offered by this Prospectus	Shares of Common Stock Beneficially Owned After this Offering	Percentage of Shares of Common Stock Beneficially Owned After this Offering(1)

Material Relationships with Selling Stockholders

Glass Pockets Securities LLC served as an underwriter and Representative of the Company in connection with the Company’s IPO that was consummated on [   ] , 2025.

49

PLAN OF DISTRIBUTION

Each Selling Stockholder of the Shares offered hereby and any of their pledgees, assignees and successors-in-interest may, from time-to-time, sell any or all of their Shares on the principal trading market or any other stock exchange, market or trading facility on which Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares offered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Shares offered hereby under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares offered hereby or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver Shares offered hereby to close out their short positions, or loan or pledge shares of common stock covered hereby to broker-dealers that in turn may sell the shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

50

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares offered hereby.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Shares offered hereby. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep the Registration Statement of which this Prospectus forms a part effective until the earlier of (i) the date on which the Shares offered hereby may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Shares offered hereby have been sold pursuant to the Registration Statement of which this Prospectus forms a part or Rule 144 under the Securities Act or any other rule of similar effect. The Shares offered hereby will be resold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Shares offered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares offered hereby may not simultaneously engage in market making activities with respect to the Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

51

BUSINESS

Background of MIBEE Aviation Technology Holding Limited

MIBEE Aviation Technology Holding Limited is a British Virgin Islands (BVI) corporation, with its principal place of business located in Dongguan, Guangdong, China. The Company was originally incorporated in the BVI and commenced operations under its current structure in 2025.

Initial Public Offering

On [expected month, year], we anticipate closing our IPO for the sale of [number of shares] shares of common stock at a public offering price of $[price per share]. The IPO is expected to generate gross proceeds of $[amount] and net proceeds of approximately $[amount]. We expect to incur and pay additional direct offering costs prior to the close of the IPO, estimated at $[amount] during the six months ended June 30, 2024, and $[amount] during the year ended December 31, 2024. A portion of the proceeds will be allocated to strategic acquisitions and business expansion, particularly in the low-altitude economy sector, as discussed below.

Acquisition of Key Assets

Under the terms of the Purchase Agreement, the Company plans to acquire key assets in the low-altitude aviation sector. We have committed to a deal valued at $[total acquisition value], comprised of (i) $[amount] in cash, (ii) a $[amount] promissory note issued by the Company, and (iii) $[amount] in the Company’s common stock or [number of shares] shares of common stock.

Simultaneous with the closing of our IPO, we expect to finalize the acquisitions of several strategic assets in the low-altitude aviation sector, strengthening our position in the market.

Adjustment to Purchase Price

Following the acquisitions, we will finalize any working capital adjustments as stipulated in the Purchase Agreement, potentially increasing the overall purchase price. We anticipate agreeing to extend the maturity date of the promissory note to [date], in line with the adjustment. Further details regarding any potential sale of promissory notes or new notes issued will be discussed in the "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments" section of this Prospectus.

The Drone Industry

The drone industry continues to expand to become a powerful business tool and recreational activity, with growth occurring broadly and across our targeted industries. According to Drone Industry Insights, the global drone market is expected to grow to $54.6 billion by 2030, with the commercial market growing at a 7.7% compound annual growth rate (“CAGR”). According to Allied Market Research, the drone component industry is likewise expanding. The drone flight controller market, valued at $6.6 billion in 2023 is expected to reach $13.8 billion by 2032. The drone motor market, valued at $2.6 billion in 2021 is projected to reach $9.9 billion by 2031.

52

Unusual Machines intends to pursue strategic acquisition targets that are cash flow positive and either sell drone parts or allow us to vertically integrate the production of drone parts. The Company believes that very promising, private companies (such as those the company will likely target) are in many instances underfunded and missing out on the ability to go public and bring their innovative products and solutions to a larger set of customers globally. We believe that unlocking this potential will be key to industry consolidation and breaking the dominance of China in the drone industry.

First Person View (FPV) Market Segment

Green Box and Tuper principally operate in the FPV segment of the drone industry. This segment focuses on drones piloted with wearable display devices. These are head mounted displays (“HMDs”) or goggles for drone pilots. These goggles give pilots FPV perspective to control their drone in flight. This is a unique experience where the pilot is interacting with an aircraft through visual immersion. This experience is accomplished by live streaming footage from a camera mounted on the nose of the drone directly into specially designed goggles worn by the pilot. The image is transmitted via radio (traditionally analog but increasingly digital) to the pilot. The drone remote control unit, the drone, and the FPV goggles are all interconnected via radio. This effect requires sophisticated electronics that transmit visual information with sufficient speed and reliability to allow pilot control over the drone in real-time. Pilots routinely achieve speeds of over 90 mph in racing and other mission critical applications.

There are four common categories of FPV flight – freestyle flight, racing, cinema photography, and defense. In freestyle, the pilot navigates around obstacles focused on acrobatics and exploring the environment around the aircraft through the HMD. FPV racing describes a spectator sport where pilots fly their drones in competitions through a series of obstacles, flags, and gates in a racetrack. Cinema photography is the process of viewing and recording a subject matter from the air from the viewpoint of the pilot. Defense is a newer market segment characterized by the use cases of drones in the wars in Ukraine and Israel.

Plans for Growth, Development, and Expansion

MIBEE Aviation Technology Holding Limited plans to strengthen its market position through continued organic revenue growth. In parallel, the Company intends to aggressively invest in expanding its business from primarily B2C sales to B2B sales of aviation technology components. MIBEE’s business strategy includes: (i) increasing its overall customer base by expanding product offerings and rapidly gaining adoption; (ii) investing in new products and intellectual property (IP), starting with strategic acquisitions and technology enhancements; (iii) expanding and growing MIBEE’s customer base and revenue streams from its existing customers using a “land-and-expand” model, which establishes initial relationships and grows those relationships through high-quality products and services; (iv) enhancing the company’s products to improve integration with third-party solutions; and (v) seeking strategic partnerships and sponsorships with companies that want access to the low-altitude economic community.

53

The approval of our Brave7 Flight Controller for use in low-altitude economic applications, including integration into governmental and military frameworks, marked a key milestone for MIBEE in its expansion into the B2B sector. Following this approval in August 2024, we agreed to sell 6,600 units to a key international customer.

Customers

Revenue for MIBEE’s product offerings is generated through a combination of direct sales, distributors, and through an expanding B2B network. Our products are marketed to both recreational and professional drone pilots, as well as industrial and commercial operators in sectors such as agriculture, logistics, and emergency response.

Competition

MIBEE competes with a number of well-established players in the low-altitude aviation and drone sector. SZ DJI Technology Co., Ltd. (commonly known as DJI) remains the dominant market leader with a global market share estimated at over 70%, according to industry research firms. Other competitors include GetFPV, Lumenier, and Race Day Quads. MIBEE distinguishes itself by leveraging its deep understanding of the low-altitude economy and a growing presence in the B2B space, utilizing its strategic partnerships and growing brand visibility.

Our competitive edge also comes from strong engagement with the low-altitude aviation community through various platforms, including our growing social media channels and industry collaborations. MIBEE has positioned itself as a key player in the development of the regional low-altitude aviation ecosystem, particularly in Guangdong Province, with a focus on enhancing industry standards and fostering growth within the sector.

Suppliers

MIBEE sources its components from a global network of suppliers. A significant portion of our inventory is purchased from trusted vendors in China, with whom we have developed long-term relationships. While tariffs on goods sourced from China, ranging from 2% to 25%, can impact our cost structure, MIBEE has diversified its supplier base to mitigate risks and manage costs effectively. We continuously monitor regulatory changes and tariffs to ensure supply chain resilience.

In particular, we have sourced critical components such as our Brave7 Flight Controller from a U.S.-based manufacturer, ensuring we maintain a balanced and diversified supply chain. We continue to evaluate opportunities for vertical integration to reduce reliance on third-party suppliers and enhance operational efficiency.

54

Government Regulation and Federal Policy

National Defense Authorization Act and American Security Drone Act

In December 2024, Congress passed the National Defense Authorization Act (“NDAA”), which includes the American Security Drones Act (“ASDA”). The bill prohibits, starting in January 2026, federal agencies and federally funded programs from purchasing or using drones manufactured in countries that are viewed as threats to U.S. national security, such as China. The basis for the legislation is that purchases from these countries (i) pose a significant threat to national security, (ii) represent efforts to infiltrate and influence American society, and (iii) risk the theft of personal and business data. Specifically, the American Security Drone Act:

•	Prohibits federal departments and agencies from procuring and operating certain foreign commercial off-the-shelf drone or covered unmanned aircraft system manufactured or assembled in countries identified as national security threats, and provides a timeline to end current use of these drones.
•	Prohibits the use of federal funds awarded through certain contracts, grants, or cooperative agreements to state or local governments from being used (1) to procure a covered unmanned aircraft system that is manufactured or assembled by a covered foreign entity or (2) in connection with the operation of such a drone or unmanned aircraft system.
•	Requires the Comptroller General of the United States to submit a report to Congress no later than 275 days after the enactment of the NDAA detailing the amount of foreign commercial off-the-shelf drones and covered unmanned aircraft systems procured by federal departments and agencies from countries identified as national security threats.

Federal Aviation Administration

The Federal Aviation Administration (“FAA”) of the United States Department of Transportation is responsible for the regulation and oversight of civil aviation within the U.S. Its primary mission is to ensure the safety of civil aviation. The FAA has adopted the name “unmanned aircraft” (“UA”) to describe aircraft systems without a flight crew on board. More common names include drone, Unmanned Aerial Vehicle (“UAV”) and remotely operated aircraft.

The FAA began issuing regulations governing drones in 2005 with their scope and frequency expanding in recent years with the significant increase in the number of drones sold. In December 2015, the FAA announced that all drones weighing more than 250 grams, or 0.55 pounds, must be registered with the FAA. As of December 2024, the FAA reported the registration of almost 791,000 drones, of which approximately 370,000 were commercial and approximately 416,000 were recreational. In addition, more than 370,000 remote pilots were certified.

In January 2021, the FAA finalized rules requiring that drones be identifiable remotely. These rules are effective for drone manufacturers beginning in September 2023 and for drone pilots in September 2024. The FAA believes that remote ID technologies will enhance safety and security by allowing the FAA, law enforcement, and federal security agencies to identify drones flying in their jurisdiction. These efforts lay the foundation for more complex operations, such as those beyond visual line of sight at low altitudes, as the FAA and the drone industry move toward a traffic management ecosystem for Unmanned Aircraft System flights separate from, but complimentary to, the air traffic management system.

55

The Company believes that the oversight of the FAA is beneficial to the drone industry generally, and the Company specifically. Approximately 10 % of the drones sold by Tuper are below the weight threshold required to register. The remaining 90% have more functionality, are more likely to be used for commercial purposes, and therefore, should be registered.

Environmental Considerations

Compliance with applicable environmental laws since inception has not had a material effect upon the Company’s capital expenditures, earnings or competitive position. However, drones are battery operated which use electricity for charging. To that extent, except for users who use solar and other non-electrical power to charge drones, users of drones the Company sells burn carbon which negatively affects the environment. Further, the SEC’s new climate change rules will likely increase our compliance costs.

Employees and Human Capital Resources

As of the date of this Prospectus, the Company has 15 full-time employees. In addition, our Chief Executive Officer is a full-time consultant through an entity he controls.

Intellectual Property

MIBEE Aviation Technology Holding Limited has consolidated its intellectual property (IP) into a subsidiary. The IP portfolio primarily includes patents related to unmanned aerial vehicles, printed circuit boards, and head-mounted displays, along with trademarks for its key brands. None of the patents are currently licensed, and IP is generated through the general course of engineering design and innovation in the low-altitude economy sector. The Company owns the intellectual property and all associated rights.

The following table summarizes the currently issued patents (indicated by “Issued”), including the grant dates, and patent applications (indicated by “Pending” or “Published”). As the chart indicates, some of these patents are in the U.S., where, when issued, the patent protection generally applies for 20 years from the date the patent application was filed (subject to potential extensions, if applied for and granted). In general, patent protection provides the patent holder with a monopoly on the invention within its scope for the duration of the patent.

Country	Status	Patent No.	Application Date	Grant Date	Title
United States	Issued	29/610,543	7/13/2017	[Date]	UNMANNED AERIAL VEHICLE
Canada	Issued	179088	1/11/2018	[Date]	UNMANNED AERIAL VEHICLE
China	Issued	201830008387.4	1/11/2018	[Date]	UNMANNED AERIAL VEHICLE
EU	Issued	4665040	1/12/2018	[Date]	UNMANNED AERIAL VEHICLE
Korea	Issued	30-2018-1689	1/11/2018	[Date]	UNMANNED AERIAL VEHICLE
United States	Issued	15/684,814	8/23/2017	[Date]	UNMANNED AERIAL VEHICLE
United States	Pending	29/783,966	5/17/2021	[Date]	HEADSET
China	Pending	202130741102.X	11/11/2021	[Date]	VR GLASSES
Canada, EU, Japan, UK	Pending	Not yet assigned	11/12/2021	[Date]	HEADSET

56

Trademark Portfolio

The following table summarizes MIBEE’s current registered trademarks (indicated by “Registered”), including the registration dates. These trademarks are registered in the U.S. and abroad.

Country	Status	Trademark	Reg. No.	Reg. Date	App. No.	App. Date	Class	Next Deadline
United States	Registered	MIBEE	[Reg No.]	[Date]	[App No.]	[App Date]	39, 41-42	[Next Deadline]
United States	Registered	BHBEE	[Reg No.]	[Date]	[App No.]	[App Date]	12	[Next Deadline]

Recent Trademark Filing

MIBEE has recently filed for a trademark on its brand logo, reinforcing the company’s efforts to protect and expand its intellectual property rights globally.

Research and Development

Research and development (R&D) is a core aspect of MIBEE Aviation Technology Holding Limited's business strategy. The Company is committed to investing resources in the creation of innovative low-altitude aviation technologies and solutions. A fundamental part of our approach is a structured screening process that helps us identify commercial opportunities and align our technological capabilities with the needs of the markets we serve, including agriculture, logistics, and emergency services. This process ensures that we remain at the forefront of the industry, continuously developing cutting-edge products that meet the evolving demands of our customers.

Legal Proceedings

From time to time, we are involved in various disputes, claims, suits, investigations, and legal proceedings arising in the ordinary course of business. We believe that the resolution of current pending legal matters will not have a material adverse effect on our business, financial condition, results of operations or cash flows. Nonetheless, we cannot predict the outcome of these proceedings, as legal matters are subject to inherent uncertainties, and there exists the possibility that the ultimate resolution of these matters could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Properties

We do not own any real estate properties. Following the anticipated closing of our IPO, our principal place of business will be located in Dongguan, Guangdong, China, where we operate from our MIBEE Aviation Technology facility. In [expected month, year], the Company signed a lease agreement for a [size] square foot facility in Dongguan, which we believe will be sufficient to support both our current and future operational needs in the low-altitude aviation sector. Additionally, we maintain an executive office located at [address], which is leased on a month-to-month basis from a third party.

57

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the audited and unaudited financial statements (prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”)) and related notes included elsewhere in this Prospectus. The following discussion contains forward-looking statements that are subject to risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with those statements. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Prospectus, particularly in the section entitled “Risk Factors.” Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our” and the “Company” refer to MIBEE AVIATION TECHNOLOGY  HOLDING INC. and its subsidiaries. All amounts presented in tables, other than per share amounts, are in thousands unless otherwise noted.

Recent Developments

BVI Reincorporation

On [anticipated date], we completed the change of our place of incorporation from the British Virgin Islands (BVI) to the Cayman Islands. This change aligns with our strategic focus on corporate governance, global capital market access, and long-term operational growth in the low-altitude aviation and drone technology sector.

Finalization of Working Capital Adjustment

On [anticipated date], we finalized the working capital adjustment related to our restructuring and capitalization activities, which resulted in an increase in the total consideration for certain historical liabilities by an additional $[amount]. We agreed to increase the principal amount of the original note to reflect the working capital adjustment, which increased the total note payable to $[amount]. In addition, the maturity date of the note was extended to [new date]. The adjusted notes were subsequently sold to certain institutional investors on [date].

Series A Convertible Preferred Stock

Effective [anticipated date], we filed a Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock with the Cayman Islands Registrar of Companies. On [anticipated date], the Company entered into an Exchange Agreement with [name of counterparty] pursuant to which [counterparty] exchanged [number] ordinary shares of the Company for [number] shares of the newly designated Series A Convertible Preferred Stock. These Series A shares were then sold to the Principal Selling Stockholders on [date].

See, “Description of Our Securities - Series A Convertible Preferred Stock” for more information about our Series A.

Series C Convertible Preferred Stock

Effective [anticipated date], we filed a Certificate of Designations, Preferences, and Rights of the Series C Convertible Preferred Stock with the Cayman Islands Registrar of Companies. On [anticipated date], we entered into [number] Exchange Agreements with [number of Principal Selling Stockholders], under which each Principal Selling Stockholder exchanged their respective convertible notes for newly issued instruments, with an aggregate principal amount of $[amount]. The new issuances reduced the Company’s outstanding principal obligations by an aggregate of $[amount].

Pursuant to the terms of the Exchange Agreements, each Principal Selling Stockholder exchanged its original note for (i) the new note, (ii) [number] shares of the newly designated Series C Convertible Preferred Stock, based on an exchange of $[price] per ordinary share into which the Series C Preferred Stock is convertible (the share price at the close of the market on [date]), which is convertible into [number of ordinary shares], and (iii) [number]-year Warrants exercisable for [number of ordinary shares] of the Company’s stock with an exercise price of $[price] per share, subject to customary adjustments.

See, “Description of Our Securities - Series C Convertible Preferred Stock” for more information about our Series C.

58

Unusual Machines Results of Operations

Years Ended December 31, 2024 and 2023

Revenue

During the years ended December 31, 2024 and 2023, we did not generate any revenues and as such did not incur any cost of goods sold.

Operating Expenses

During the year ended December 31, 2024, we incurred research and development expenses totaling $0 compared to $91,325 for the year ended December 31, 2023, resulting in a decrease of $91,325 or 100%. Prior to the acquisition targets of Tuper and Green Box, our primary focus was to create a US made camera sensor, which we no longer pursued after we signed our purchase agreement to acquire Tuper and Green Box.

During the year ended December 31, 2024, we incurred general and administrative expenses totaling $2,377,862 compared to $1,079,715 for the year ended December 31, 2023, resulting in an increase of $1,298,147 or 120.2%. The increase primarily relates to stock compensation expense of $600,000 related to shares issued for services during 2024 and increased legal expenses and professional fees related to the business combination and for preparation of becoming a public company.

Net Loss

Net loss for the year ended December 31, 2024, totaled $2,383,462 compared to $1,171,777 for the year ended December 31, 2023, resulting in an increase of $1,211,685 or 103%. The increase in net loss relates to $600,000 in stock compensation expense and the increase in general and administrative expenses as we start to build out our operations for the business combination and becoming a public company.

Unusual Machines Cash Flows

Years Ended December 31, 2024 and 2023

Operating Activities

Net cash used in operating activities was $1,776,552 during the year ended December 31, 2024 compared to net cash used in operating activities of $1,189,191 during the year ended December 31, 2023, representing an increase of $587,361 or 49.4%. This increase in net cash used primarily resulted from our increase in net loss of $1,211,685, changes in other working capital of $20,554 offset by non-cash expenses of $604,715.

Investing Activities

Net cash used in investing activities was $3,164 during the year ended December 31, 2024 compared to net cash provided by investing activities of $40,647 during the year ended December 31, 2023, representing an overall decrease of $43,811 or 108%. The cash used in investing activities during 2024 related to purchasing computer equipment. The cash provided by investing activities during 2023 primarily related to a related party receivable for $45,222 being paid back, offset by the purchase of computer equipment of $4,575 during the year.

59

Financing Activities

Net cash used in financing activities totaled $424,933 during the year ended December 31, 2024 compared to net cash provided by financing activities of $462,075 during the year ended December 31, 2023, resulting in a decrease in a change in net cash by financing activities of $887,008 or 192%. The decrease is related to proceeds received from exempt private offerings of our common stock in 2023 that were not received in 2024 and the change in deferred offering costs related to our IPO of $337,108.

Results of Operations – Three Months Ended June 30, 2024 compared to the Three Months Ended June 30, 2024

Revenue

During the three months ended June 30, 2024 we generated revenues totaling $1,411,124 compared to $0 during the three months ended June 30, 2024, representing an increase of $1,411,124 or 100%. We did not generate any revenues until the closing of the acquisitions of Green Box and Tuper on February 16, 2024. The majority of our revenue during the quarter relates to completed and fulfilled product sales during the period through our Tuper retail channel and from our B2B wholesale through Green Box. We also generated $112,500 related to our Rampage event, which is an annual event held in May.

Cost of Goods Sold

During the three months ended June 30, 2024, we incurred cost of goods sold of $1,022,684 compared to $0 during the three months ended June 30, 2024, resulting in an increase of $1,022,684 or 100%. Similar to revenues, we did not incur any cost of goods sold until the closing of the acquisitions on February 16, 2024. Cost of goods sold primarily relate to product costs from our sales, but also include certain shipping and other direct product costs.

Gross Margin

During the three months ended June 30, 2024, our gross margin was $388,440 compared to $0 during the three months ended June 30, 2024, resulting in an increase of $388,440 or 100%. Our gross margin, as a percentage of sales, totaled 28% during the three months ended June 30, 2024, compared to 0% during the three months ended June 30, 2024. We anticipate our gross margin to fluctuate period to period depending on certain promotions and products that are sold during the period and the margins we generated during the quarter are in line with our expectations and normal operating margins.

60

Operating Expenses

During the three months ended June 30, 2024, operations expenses totaled $213,772 compared to $0 during the three months ended June 30, 2024, resulting in an increase of $213,772 or 100%. Prior to the closing of the acquisitions in February 2024, we did not have any operations expenses. Operations expenses primarily relate to our direct operations including our warehouse personnel and warehouse expenses.

During the three months ended June 30, 2024, research and development expenses totaled $10,282 compared to $0 for the three months ended June 30, 2024, resulting in an increase of $10,282 or 100%. Prior to the closing of the acquisitions in February 2024, we did not have any research and development expenses during 2024. Research and development expense primarily relates to new product development as we continue to partner with manufacturers to bring drone component manufacturing to the United States.

During the three months ended June 30, 2024, sales and marketing expenses totaled $386,332 compared to $0 for the three months ended June 30, 2024, resulting in an increase of $386,332 or 100%. Prior to the closing of the acquisitions in February 2024, we did not have any sales and marketing expenses. Sales and marketing expenses primarily relate to advertising spend related to Tuper and payroll expenses. In addition, we incurred approximately $143,000 in expenses related to our Rampage event, which is an annual event held in May.

During the three months ended June 30, 2024, general and administrative expenses totaling $1,349,587 compared to $434,917 for the three months ended June 30, 2024, resulting in an increase of $914,670 or 210%. The increase relates to stock compensation expense during quarter that we did not have in the previous year, increase in expenses related to closing the IPO including legal and accounting fees, additional transition and integration related expenses, and the costs related to operating Green Box and Tuper.

Net Loss

Our net loss for the three months ended June 30, 2024, totaled $1,612,238 compared to $435,298 for the three months ended June 30, 2024, resulting in an increase in net loss of $1,176,940 or 270%. The increase in net loss primarily relates to stock compensation expense taken during the period, in addition to the increase in general and administrative expenses related to closing the IPO and the increased operations and sales and marketing expenses we incurred since the acquisition from Green Box and Tuper. This was partially offset by generating gross margin related to the revenue and cost of goods sold from sales for Green Box and Tuper. In the third quarter of 2024, we expect that we may begin to amortize our intangibles, which will result in a non-cash charge going forward. Until we do a valuation, the amount is uncertain and the future charge may or may not be material.

61

Results of Operations – Six Months Ended June 30, 2024 compared to the Six Months Ended June 30, 2024

Revenue

During the six months ended June 30, 2024 we generated revenues totaling $2,030,039 compared to $0 during the six months ended June 30, 2024, representing an increase of $2,030,039 or 100%. We did not generate any revenues until the closing of the acquisitions of Green Box and Tuper on February 16, 2024. Revenues relate to completed and fulfilled product sales during the period through our Tuper retail channel and from our B2B wholesale through Green Box. We also generated $112,500 related to our Rampage event, which is an annual event held in May.

Cost of Goods Sold

During the six months ended June 30, 2024, we incurred cost of goods sold of $1,437,432 compared to $0 during the six months ended June 30, 2024, resulting in an increase of $1,437,432 or 100%. Similar to revenues, we did not incur any cost of goods sold until the closing of the acquisitions on February 16, 2024. Cost of goods sold primarily relate to product costs from our sales, but also include certain shipping and other direct product costs.

Gross Margin

During the six months ended June 30, 2024, our gross margin was $592,607 compared to $0 during the six months ended June 30, 2024, resulting in an increase of $592,607 or 100%. Our gross margin, as a percentage of sales, totaled 29% during the six months ended June 30, 2024, compared to 0% during the six months ended June 30, 2024. We anticipate our gross margin to fluctuate period to period depending on certain promotions and products that are sold during the period and the margins we generated during the quarter are in line with our expectations and normal operating margins.

Operating Expenses

During the six months ended June 30, 2024, operations expenses totaled $326,094 compared to $0 during the six months ended June 30, 2024, resulting in an increase of $326,094 or 100%. Prior to the closing of the acquisitions in February 2024, we did not have any operations expenses. Operations expenses primarily relate to our direct operations including our warehouse personnel and warehouse expenses.

62

During the six months ended June 30, 2024, research and development expenses totaled $27,078 compared to $0 for the six months ended June 30, 2024, resulting in an increase of $27,078 or 100%. Prior to the closing of the acquisitions in February 2024, we did not have any research and development expenses during 2024. Research and development expense primarily relates to new product development as we continue to partner with manufacturers to bring drone component manufacturing to the United States.

During the six months ended June 30, 2024, sales and marketing expenses totaled $543,390 compared to $0 for the six months ended June 30, 2024, resulting in an increase of $543,390 or 100%. Prior to the closing of the acquisitions in February 2024, we did not have any sales and marketing expenses. Sales and marketing expenses primarily relate to advertising spend related to Tuper and payroll expenses. In addition, we incurred approximately $143,000 in expenses related to our Rampage event, which is an annual event held in May.

During the six months ended June 30, 2024, general and administrative expenses totaling $2,353,761 compared to $1,612,440 for the six months ended June 30, 2024, resulting in an increase of $741,321 or 46%. The increase relates to increased expenses related to closing the IPO including legal and accounting fees, additional transition and integration related expenses, and the costs related to operating Green Box and Tuper.

Net Loss

Our net loss for the six months ended June 30, 2024, totaled $2,718,240 compared to $1,613,202 for the six months ended June 30, 2024, resulting in an increase in net loss of $1,105,038 or 69%. The increase in net loss primarily relates the increase in general and administrative expenses related to closing the IPO with additional increase in expenses for operations and sales and marketing expenses we incurred since the acquisition from Green Box and Tuper. This was partially offset by generating gross margin related to the revenue and cost of goods sold from sales for Green Box and Tuper. In the third quarter of 2024, we expect that we may begin to amortize our intangibles, which will result in a non-cash charge going forward. Until we do a valuation, the amount is uncertain and the future charge may or may not be material.

Cash Flow Analysis

Prior to the closing of our IPO and the acquisitions of Green Box and Tuper, we did not have any cash inflows from operations and all cash outflows related to our activities related to our IPO. Our future cash flows from operating activities will be significantly impacted by revenues received, our investment in sales and marketing to drive growth, and general and administrative expenses related to operating a public company. Our ability to meet future liquidity needs will be driven by our operating performance and the extent of continued investment in our operations. Failure to generate sufficient revenues and related cash flows could have a material adverse effect on our ability to meet our liquidity needs and achieve our business objectives.

Operating Activities

Net cash used in operating activities was $2,181,840 during the six months ended June 30, 2024, compared to net cash used in operating activities of $1,022,861 during the six months ended June 30, 2024, representing an increase of $1,158,979 or 113%. This increase in net cash used primarily resulted from our increase in net loss of $1,105,038 and an increase in prepaid expenses of $253,424, other assets of $173,054 and non-cash expenses of $158,206, offset by a decrease in inventory of $152,566 and an increase in accounts payable and accrued expenses of $417,478.

63

Investing Activities

Net cash used in investing activities was $852,801 during the six months ended June 30, 2024 compared to net cash used in investing activities of $4,837 during the six months ended June 30, 2024, representing an increase of $847,964 or 100%. This increase in net cash used related to the $1,000,000 of cash used in the Purchase Agreement related to Green Box and Tuper, offset by $147,199 in cash acquired as compared to $4,837 used for purchase of computer equipment during 2024.

Financing Activities

Net cash provided by financing activities totaled $4,362,313 during the six months ended June 30, 2024, compared to net cash used in financing activities of $223,579 during the six months ended June 30, 2024, resulting in an increase in net cash provided by financing activities of $4,585,892. The increase primarily relates to proceeds received from our IPO of $5,000,000, offset by change in deferred offering costs and other IPO related expenses of $414,108.

Liquidity and Capital Resources

As of June 30, 2024, we had current assets totaling $5,116,963 primarily consisting of cash balances of $2,222,445, inventory of $1,638,038 and prepaid expenses and deposits for inventory of $1,074,403. Our current liabilities as of June 30, 2024 totaled $931,200, primarily consisting of accounts payable and accrued expenses of $786,598 and customer deposits and other current liabilities of $144,602. Our net working capital as of June 30, 2024 was $4,185,763.

On February 16, 2024, we completed our IPO for the sale of 1,250,000 shares of common stock at a public offering price of $4.00 per share for gross proceeds of $5.0 million. After paying certain underwriting discounts and commissions, business combination cash payment and other expenses related to the IPO, we retained approximately $2.9 million in net proceeds.

As of September 10, 2024, we have approximately $1.5 million in cash. We believe that the net proceeds from our February 2024 IPO and existing cash balances will be sufficient to fund our current operating plans through at least the next 12 months. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available financial resources much faster than we currently expect and need to raise additional funds sooner than we anticipate. We do not anticipate any significant cost increases post the Green Box and Tuper and with consideration of the combined companies’ net low and cash position, we expect we will have sufficient working capital to support our operations for at least 12 months.

On July 22, 2024, we issued the New Notes following our agreement with De Ce Von on the Working Capital Adjustment increasing the principal amount of such Note by $2,000,000 and extending the maturity date of such Notes to November 30, 2025. On August 21, 2024 we entered into two Exchange Agreements with the Principal Selling Stockholders, under which each Principal Selling Stockholder exchanged their respective Old Notes for the New Notes, with an aggregate principal amount of $3,000,000. The New Notes are convertible at any time by the holder into common stock at $1.99 per share (125% of the closing bid price on August 20, 2024). In addition, and upon an event of default, the Investors may require the Company to convert the New Notes into shares of our common stock, subject to beneficial ownership limitations set forth in the New Notes, at a conversion price equal to the 10% discount of the average three day VWAP, as defined in the New Notes, prior to the conversion date. Unless the Principal Selling Stockholders exercise their voluntary conversion rights which will result in dilution to our shareholders, we will need to either (a) raise additional capital, (b) refinance the New Notes, or (c) seek an extension of the maturity date of the New Notes. If we are unable to raise capital or explore such other options when needed or on acceptable terms, we may default under the obligation pursuant to the New Notes, or be forced to delay, reduce or eliminate certain operational efforts.

64

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with GAAP applied on a consistent basis. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Fair value of assets acquired and liabilities assumed in business combination

The Green Box and Tuper acquisitions are accounted for as a business combination under ASC 805. We recognized the assets acquired and liabilities assumed at fair value as of the date of acquisition. We have not yet completed our evaluation of the fair value for determining the unallocated purchase price between goodwill and other intangible assets. Such amounts are subject to adjustment during the one-year measurement period. The fair value will be determined based on assumptions used in valuations and estimates determined by management, which are subjective.

Impairment of goodwill and long-lived assets

Goodwill represents the future economic benefit arising from other assets acquired in an acquisition that are not individually identified and separately recognized. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Intangible assets from acquired business are recognized at fair value on the acquisition date. We are continuing our evaluation of the fair value of the assets acquired and liabilities assumed from the Green Box and Tuper acquisition, and we have not yet determined the unallocated purchase price between goodwill and other intangible assets. Goodwill is tested for impairment at least annually at the reporting unit level or whenever events or changes in circumstances indicate that goodwill might be impaired.

Valuation of Inventory

Our policy for valuation of inventory requires us to evaluate the net realizable value of our inventory using various reference measures including current product selling prices, as well as evaluating for excess quantities and obsolescence. We may be required to record inventory write-downs if actual inventory values are less favorable than those estimates by management.

Stock Based Compensation

Certain employees have received grants of common shares in our company. These awards are accounted for in accordance with guidance prescribed for accounting for equity-based compensation. Based on this guidance and the terms of the awards, the awards are equity classified.

The fair value of each award is determined using the Black-Scholes option-pricing model which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, and the risk-free interest rate over the expected life of the option. The expected volatility was determined considering comparable companies historical stock prices as a peer group for the fiscal year the grant occurred and prior fiscal years for a period equal to the expected life of the option. The risk-free interest rate was the rate available from the St. Louis Federal Reserve Bank with a term equal to the expected life of the option. The expected life of the option was estimated based on a mid-point method calculation.

In addition, the Company issued shares of our common stock in 2024 to consultants for services performed. Prior to our IPO in February 2024, we were a private company with no active public market for our common stock. Therefore, we have periodically determined the overall value of our company and the estimated per share fair value of our common equity at their various dates and valuations based on a per share valuation using the private funding transactions as an estimate. These values and estimates are subjective.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

65

MANAGEMENT

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position
Wang Hewen	57	Chairman of the Board
Li Yaojia	28	Director of the Board
Yang Yonghong	54	Chief Executive Officer and Director

Biographies

Yang Yonghong, Chief Executive Officer

Ms. Yang is the co-founder and general manager of Dongguan Bee Aviation Technology Co., Ltd., one of the planners of two editions of the China Guangdong Hong Kong Macao Greater Bay Area General Aviation Technology Festival, and a founding member of the Guangdong Lions Oasis Branch of Lions Club China 381B District

Wang Hewen, Chairman of the Board

Mr. Wang Hewen was the founder and Chairman of the Board of the company. Also act as role of International Jury Member of Macau Innovation and Invention Association, Researcher at Peking University Shenzhen Research Institute, Hong Kong's low altitude economy attracts talented experts, Vice President of Shenzhen UAV Industry Association, Special Researcher of the Academic, Committee of the Chinese Academy of Management Sciences, International Lions Club China 381B District Guangdong Lions Club Oasis Branch Founding President, Specially appointed specialist for the demonstration course of aviation science popularization at the Shanghai Museum of Science and Education, Eurasian Academy of Sciences (China) Guangdong Hong Kong Macao Greater Bay Area Science and Technology Innovation Base Technology Services, Expert Advisor to the Affairs Committee

At the EAA International Flyer Conference in the United States, he gave a lecture on "The Development Path of Chinese National Brand Light Aircraft" and was invited to participate in the first China US Aviation Business Exchange Conference held by the US Consulate General in China; Successfully held two sessions of the China Guangdong Hong Kong Macao Greater Bay Area General Aviation Technology Festival in 2018 and 2019; Collaborate with the team to develop customized arches and tracks for drone education, and specialize in customizing 147 aviation training teaching aids for civil aviation; MIBEE aircraft research and development team helps Xiamen University School of Aeronautics and Astronautics develop multiple tandem rotor aircraft nesting materials

Li Yaojia, Director of the Board

Mr. Yaojia Li has a profound and diverse academic background, which lays a solid professional foundation for him to serve as a director of a listed company. He studied at Southern University of Science and Technology from 2017 to 2021 and obtained a bachelor's degree in Biomedical Engineering. During his time at the university, he achieved excellent academic results, ranking among the top 10% of his major. His solid knowledge system enables him to have an accurate grasp of the technological research and development as well as the industrial development trends of related industries.

From July to August 2018, he participated in the Summer Program in International Business and Finance at Warwick Business School, which broadened his international perspective and gave him a preliminary understanding of global business operation models and financial market dynamics. From 2022 to 2025, he pursued a master's degree in Finance at The Chinese University of Hong Kong and graduated with top 5% grades in his major. He has systematically mastered cutting-edge theories and practical skills in the financial field, including corporate finance, investment analysis, risk management, etc., and can provide professional financial perspective support for the capital operation and strategic decision-making of listed companies.

On the whole, Yaojia Li integrates professional knowledge in Biomedical Engineering with profound literacy in Finance, and has excellent learning ability and academic performance. He possesses the professional judgment ability, risk awareness and overall perspective required for serving as a director of a listed company, and can contribute to the steady development and scientific decision-making of the company.

66

CORPORATE GOVERNANCE

Composition of our Board

Our Board currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include race, ethnicity, gender as well as the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders. Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses.

Board Leadership Structure

Wang Hewen serves as the Chairman of the Board and actively interfaces with management, the Board, and legal counsel regularly. We believe that Mr. Wang’s extensive experience in aerospace technology and unmanned aerial vehicle (UAV) development positions him well to guide the Company through its current stage of growth. His leadership will be instrumental in advancing our technology, expanding our market presence, and driving strategic partnerships within the low-altitude economy sector. We believe that Mr. Wang, along with the other members of the Board, will provide valuable insight into both the operational and strategic aspects of our business.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board informed of material risks and ensures that directors have access to all necessary information to evaluate how these risks interrelate, their impact on the Company, and how management addresses them. Wang Hewen, Chairman of the Board, collaborates closely with other Board members to determine the best course of action when material risks are identified. If an identified risk presents an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risks affecting us include our financial liquidity and the challenges associated with scaling our business operations in the UAV sector.

67

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past 10 years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K of the SEC.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chairman of the Board. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior, and accountability for adherence to the Code of Ethics. We will provide a copy, without charge, to anyone that requests a copy of our Code of Ethics in writing by contacting 8921 Oakwood Ave, Suite C, Houston, TX 77002, Attention: Corporate Secretary.

Insider Trading Arrangements and Policies

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us.

Hedging

Under the Company’s Insider Trading Policy, all officers, directors and certain identified employees are prohibited from engaging in hedging transactions.

Clawback Policy

Additionally, our Board has adopted a policy relating to recovery of erroneously awarded compensation (a “Clawback Policy”) in accordance with the rules of the Nasdaq American, to recoup “excess” incentive compensation, if any, earned by current and former executive officers as determined by the Board in accordance with the definition in Section 10Dof the Exchange Act during a three year look back period in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required).

In addition, under our 2023 Equity Incentive Plan we generally grant equity awards to our officers, employees and independent directors which provide for clawback of profits and cancellation of awards in the event the grantee engages in certain wrongful conduct

68

EXECUTIVE COMPENSATION

Executive Compensation Overview

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as defined under the Securities Act.

This section provides an overview of the compensation awarded to, earned by, or paid to each individual who served as our principal executive officer during our fiscal year 2024. Our named executive officers (“Named Executive Officers”) for the year ended December 31, 2024, are:

Yang Yonghong, our Chief Executive Officer

Wang Hewen, our Chairman of the Board

Li Yaojia, our Director of the Board

Summary Compensation Table for the Year Ended December 31, 2024

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Yang Yonghong (1)	2024	250,000	–	–	–	–	250,000
Chief Executive Officer	2023	–	–	–	–	–	–
Wang Hewen (2)	2024	200,000	–	–	–	–	200,000
Chairman of the Board	2023	–	–	–	–	–	–
Li Yaojia (3)	2024	180,000	–	–	–	–	180,000
Director of the Board	2023	–	–	–	–	–	–

69

The table below presents information regarding the compensation paid to or earned by each Named

Summary Compensation Information

Set forth below is summary compensation information reflecting amounts paid, payable, or allocable to MIBEE AVIATION TECHNOLOGY HOLDING LIMITED for executive officers of the Company, who are anticipated to be hired in connection with the planned IPO in 2025 (the “Executive Officers”). The compensation information relates to the fiscal years ending June 30, 2024, and June 30, 2024, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	All Other Compensation ($)	Total ($)
Yang Yonghong	2024	X,XXX,XXX	Y,YYY,YYY	Z,ZZZ,ZZZ	–	–	A,AAA,AAA	B,BBB,BBB
CEO of MIBEE Aviation Technology Co., Ltd.	2024	X,XXX,XXX	Y,YYY,YYY	Z,ZZZ,ZZZ	–	–	A,AAA,AAA	B,BBB,BBB

Outstanding Equity Awards at June 30, 2024

As of June 30, 2024, there were no outstanding equity awards held by the Company’s Named Executive Officers.

On July 1, 2024, the Company issued [number] restricted shares of ordinary stock to executive officers and board members of the Company. The shares of restricted stock were granted under the Company’s 2024 Equity Incentive Plan. The restricted shares issued to executive officers are subject to pro-rata forfeiture through [Date].

Employment Agreements

Consulting Agreement for the Services of [Executive's Name], Chief Executive Officer

On [Date], the Board appointed [Executive's Name] as the Company’s Chief Executive Officer. On [Date], the Board approved the Company entering into a two-year Management Services Agreement (the “Consulting Agreement”) with [Consulting Firm Name] (the “Consultant”) for the services of [Executive's Name], whereby the Consultant will cause [Executive's Name] to perform his services as the Company’s Chief Executive Officer. The Consultant will be compensated on behalf of [Executive's Name] by the Company in connection with his performance of such services. The Consulting Agreement allows [Executive's Name] to receive favorable tax benefits as a resident of [Location], where he will perform such services.

Pursuant to the Consulting Agreement, [Executive's Name] will perform the duties and responsibilities that are customary for a chief executive officer of a public company with revenues similar to the Company on a pro forma basis, or if pre-revenue, for a company that is engaged in active research and/or overseeing operational projects in the low-altitude economy and drone technology sector.

The Consultant will cause [Executive's Name] to:

•	Undertake primary responsibility for managing all aspects of the Company and overseeing the preparation of reports, registration statements, and other filings required by the SEC.

•	Attend investor meetings and roadshows related to the Company’s fundraising and investor relations activities.

•	Report to the Board and perform necessary services for subsidiaries of the Company.

The Consultant will receive a fee of [$Amount] per year, payable in monthly installments. In addition, the Consultant will be granted [Number] fully vested shares of restricted ordinary stock, which [Executive's Name] is deemed to beneficially own indirectly. The shares of restricted stock are subject to pro-rata forfeiture from [Date] until [Date] in the event of termination of services other than due to death or disability.

The Consulting Agreement supersedes the previous Offer Letter dated [Date].

70

Employment Agreement with [Executive's Name], Chairman of the Board

The Employment Agreement with [Executive's Name] effective [Date] provides that he will serve as the Chairman of the Board of the Company on an at-will basis. In 2024, the Employment Agreement was amended (the “First Amendment”) to increase the percentage of RSUs from [X%] to [Y%].

Pursuant to the Employment Agreement, [Executive's Name] receives an annual base salary of [$Amount]. Additionally, [Executive's Name]'s Employment Agreement entitles him to the following:

•	Eligibility to earn an annual bonus of [X%] of his annual base salary based on key performance indicators established by the Board and CEO.

•	A cash and/or equity bonus of up to [$Amount] upon the closing of each successful acquisition.

•	A cash bonus and/or equity bonus of up to [$Amount] upon the completion of a capital raise event, defined as a second offering, private placement offering, etc.

•	A grant of RSUs equal to [Y%] of the outstanding ordinary shares of the Company, with the RSUs vesting upon certain defined events, such as a secondary offering or Change of Control event.

Additionally, if [Executive's Name] is terminated by the Company without Cause or terminates his employment for Good Reason, he will be entitled to ☐ months' annual base salary and COBRA premiums, as well as accelerated vesting of 100% of unvested RSUs, if applicable.

Employment Agreement with [Executive's Name], Director of the Board

The Board appointed [Executive's Name] as Director of the Board on [Date], agreeing to pay him a salary of [$Amount] per year pursuant to an oral agreement. His base salary was increased to [$Amount] per year effective [Date].

Non-Employee Director Compensation

Our non-employee directors did not receive any cash or equity compensation from the Company for the year ended December 31, 2024.

On April 30, 2024, the Company issued the non-employee directors listed in the table below restricted shares of our ordinary stock under the Company’s 2024 Equity Incentive Plan. The shares are fully vested and were granted for services as a member of the board of directors and, where applicable, committee chair or committee membership. The directors also received a cash grant during the quarter of $[amount] for committee members and $[amount] for non-committee members.

Director	Fair Value Per Share	Amount of Restricted Ordinary Stock	Aggregate Fair Value
Wang Hewen
Yang Yonghong
Li Yaojia

On August 12, 2024, the Company issued the non-employee directors listed in the table above the equity portion of their quarterly compensation. Each of the directors received a vested restricted stock grant for services as a director (and where applicable, committee member) during the quarter ended June 30, 2024. The shares of restricted ordinary stock were subject to each director executing the Company’s standard Restricted Stock Agreement, which occurred on July 29, 2024. The fair value per share was based on the quoted trading price as of the close of the market as of [●], 2025.

The directors also received a cash grant for the quarter of $[amount] for committee members and $[amount] for non-committee members.

71

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is expected to be listed on the Nasdaq American under the symbol “MFHK.” As of the latest available data, the expected last reported sale price of our common stock on the Nasdaq American was approximately $1.76 million.

Stockholders

As of August 12, 2025, there were approximately 2 holders of record of our common stock. These numbers are based on the actual number of holders registered at such date and do not include holders whose shares are held in “street name” by brokers and other nominees.

Dividends

We have never paid a cash dividend on our common stock since inception. The payment of dividends may be made at the discretion of our Board, and will depend upon, but not limited to, our operations, capital requirements, and overall financial condition.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2020, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest. As permitted by the SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the Executive Compensation or the Director Compensation section of this prospectus, as applicable.

As of the date of this prospectus, MIBEE AVIATION TECHNOLOGY HOLDING LIMITED has not entered into any transactions with its directors, executive officers or holders of more than 5% of its outstanding capital stock, or any of their immediate family members, that would require disclosure under Item 404 of Regulation S-K, other than the employment arrangements and equity award grants described in the sections entitled “Executive Compensation” and “Director Compensation.”

Further, the Company has not entered into any merger, acquisition or asset purchase transactions involving related parties since its inception. None of the members of the management team of MIBEE AVIATION TECHNOLOGY HOLDING LIMITED, including the Chief Executive Officer, have entered into or been subject to any consulting arrangements or equity-linked compensation structures outside the ordinary course of employment disclosed in this prospectus.

In addition, no related party has been granted or issued any equity securities or debt instruments except as described in the “Principal Stockholders” and “Executive Compensation” sections of this prospectus.

72

PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 10, 2024 by:

(i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

(ii) each of our directors;

(iii) each of our Named Executive Officers; and

(iv) all executive officers and directors as a group.

Unless otherwise indicated, the address for each of the beneficial owners is c/o MIBEE AVIATION TECHNOLOGY HOLDING LIMITED, [Insert principal office address].

The percentages below are based on 6,184,983 shares of common stock issued and outstanding as of September 10, 2024.

Name and Address of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned(2)	Percentage of Beneficial Ownership
Named Executive Officers and Directors:
Wang Hewen	Common Stock	[●]	[96]	%
Zhao Jun	Common Stock	[●]	[4]	%

73

The numbers and percentages outstanding in these columns exclude:

[   ] shares of our common stock issuable upon the full exercise of warrants to [insert name, e.g., “Placement Agent”].

[   ] shares issuable upon full conversion of Series A preferred stock.

[   ] shares issuable upon full conversion of Series B preferred stock.

[   ] shares issuable upon full conversion of Series C preferred stock.

[   ] shares issuable upon the full exercise of warrants issued to principal stockholders.

[   ] shares issuable upon full conversion of the New Notes.

Any future equity grants to our executive officers, CFO and independent directors. See “Executive Compensation.”

(1) Based upon the Company’s stock transfer records as of September 5, 2024.

(2) Beneficial ownership includes shares that may be acquired within 60 days of September 10, 2024 pursuant to the exercise of options or conversion of other securities.

74

DESCRIPTION OF OUR SECURITIES

Our authorized capital stock consists of [   ] shares of common stock, par value $0.01 per share, of which [number of shares] shares are outstanding as of September 10, 2024, and [   ] shares of “blank check” preferred stock, par value $ [   ] per share, of which no shares are outstanding, other than the Series A, Series B Convertible Preferred Stock, and Series C, described below, as of the date of this Prospectus.

The following description summarizes the material terms of our securities, which does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation, and the Certificates of Designation setting forth the terms of our Series A, Series B Convertible Preferred Stock, and Series C, each of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part, and to the applicable provisions of the laws of the British Virgin Islands.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of outstanding common stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to any voting rights of any preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. Our common stock has no redemption or sinking fund provisions. The rights, preferences and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that the Board may designate and issue in the future. All outstanding shares of common stock are fully paid and non-assessable.

“Blank Check” Preferred Stock

Pursuant to our Articles of Incorporation, our Board has the authority, without further action by the stockholders, to issue up to [   ] shares of preferred stock, in one or more series. Our Articles of Incorporation provide that our Board has the authority, without further action by the shareholders, to designate and issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

Series A Convertible Preferred Stock

We have [number of Series A shares] outstanding shares of Series A as of the date of this Prospectus. Each share of Series A is convertible into [conversion ratio] shares of our common stock at the election of the holder. The Series A ranks senior to both the Company’s common stock and any other series of preferred stock with respect to the preferences as to dividends, distributions, and payments, upon the liquidation, dissolution, and winding up of the Company. Each share of Series A may be converted into [conversion ratio] shares of the Company’s common stock. The Series A has a conversion beneficial ownership limitation of 4.99%, or 9.99% upon election of the holder upon at least 61 days written notice to the Company. The Series A has no voting rights, except as required by law and as expressly provided in the Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock (the “Series A COD”). The Series A COD became effective on July 17, 2024.

75

Series B Convertible Preferred Stock

We have [number of Series B shares] outstanding shares of Series B as of the date of this Prospectus. Each share of Series B is convertible into [conversion ratio] shares of our common stock at the election of the holder, subject to a 4.99% beneficial ownership limitation which may be increased to up to 9.99% upon 61 days’ written notice from the holder. The Series B is non-voting and has no other special rights other than the conversion feature.

Series C Convertible Preferred Stock

We have [number of Series C shares] outstanding shares of Series C as of the date of this Prospectus. Each share of Series C is convertible into [conversion ratio] shares of our common stock at the election of the holder. The Series C has a beneficial ownership limitation of 4.99%, or 9.99% upon election of the holder of the Series C upon at least 61 days written notice. The terms of the Certificate of Designations, Preferences, and Rights of the Series C Convertible Preferred Stock (the “Series COD”) prohibit the Company from effectuating any conversion of the Series C to the extent such Series C holder or any of its affiliates would beneficially own over 19.9% of the Company’s common stock outstanding as of August 21, 2024, or such lesser percentage as determined by the Nasdaq American, until the Company receives stockholder approval, if required by the Nasdaq American. The Series C COD became effective on August 21, 2024.

Anti-Takeover Effects of Provisions of our Articles of Incorporation, our Bylaws, and BVI Law

Certain provisions in our Articles of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Advance Notice Requirements for Director Nominations.

Our Bylaws will provide that stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the event that the date of such meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not later than the close of business 10 days following the earlier of (i) the day on which notice of the date of the annual meeting was mailed or (i) the day public disclosure of the date of the annual meeting was made. In the case of a special meeting of the stockholders called for the purpose of electing directors, a stockholder’s notice to be timely must be so delivered not later than the close of business 10 days following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Our Bylaws also will specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

76

Special Meeting Limitations

Under our Bylaws, unless otherwise provided by law or our Articles of Incorporation, special meetings of the stockholders may be called only by (i) the Chairman of our Board; (ii) our Chief Executive Officer or President; or (iii) a majority of our Board.

Jurisdiction and Venue

Section 7(a) of our Articles of Incorporation provides that lawsuits involving the Company and its internal affairs, including derivative actions brought on behalf of the Company by its stockholders under BVI law, be governed by the laws of BVI and providing that resulting proceedings be heard exclusively in the courts located in Clark County, BVI, which may make actions against or on behalf of the Company more difficult to litigate by stockholders. Similarly, Section 7(b) of our Articles of Incorporation provide the United States federal courts with exclusive jurisdiction over claims brought under the Securities Act. The effect of this provision is that an action under the Securities Act with respect to the Company may only be brought in the federal courts, whereas absent such provision the federal state courts would otherwise have concurrent jurisdiction over such a matter. Further, Section 7(c) provides for the United States District Court for the District of BVI as the exclusive venue for any cause of action under either the Securities Act or the Exchange Act, meaning such federal court is the only court in which such a case may be brought and heard.

These provisions, together with provisions of the BVI Revised Statutes, could have the effect of delaying, deferring or preventing an attempted takeover or change of control of the Company, or making such an attempt more difficult. Additionally, while the Delaware Supreme Court has upheld a similar provision, it remains unclear how a BVI court would interpret and whether it would enforce some of these provisions, resulting in added uncertainty. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder, and that there is uncertainty as to whether a state or federal court would enforce these charter provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer whose address is [   ] and whose telephone number is (212) [   ] .

77

LEGAL MATTERS

The validity of the securities being offered by this Prospectus will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2024 included in this Prospectus have been so included in reliance on the report of [   ] . an independent registered public accounting firm, which includes an explanatory paragraph about the Company’s ability to continue as a going concern, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form F-1 under the Securities Act with respect to the shares of common stock being offered by this Prospectus. This Prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this Prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

With the completion of the IPO, we are now subject to the informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. We also maintain a website at https://unusualmachines.com/investors and you may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this Prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: MIBEE AVIATION TECHNOLOGY  HOLDING INC., 4677 LB McLeod Rd., Suite J, Orlando, FL 32811 or contacting us at +1 855-921-4600.

78

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

79

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MIBEE AVIATION TECHNOLOGY HOLDING LIMITED (the “Company”) as of December 31, 2024, and 2023, the related statements of operations, changes in stockholders' equity, and cash flows, for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Restatement

As discussed in Note 9 to the financial statements, the 2024 and 2023 financial statements, as originally audited by a predecessor auditor, have been restated to correct certain errors.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined there were no critical audit matters.

F-1

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

Balance Sheets

	As of	As of	Pro forma as of
	December 31,	December 31,	December 31,
	2023	2024	2024
		(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	213,258	140,736	140,736
Restricted cash	29	156	156
Short-term investments	16,663	47,905	47,905
Accounts receivable, net	5,351	10,757	10,757
Notes receivable	379	7,954	7,954
Inventories, net	23,019	38,186	38,186
Prepayments and other current assets	8,008	6,038	6,038
Total current assets	266,707	251,732	251,732
Non-current assets:
Property, equipment and software, net	2,840	3,878	3,878
Operating lease right-of-use assets, net	8,658	7,009	7,009
Long-term investments	430	440	440
Other non-current assets	769	890	890
Total non-current assets	12,697	12,217	12,217
Total assets	279,404	263,949	263,949
LIABILITIES, MEZZANINE EQUITY AND
SHAREHOLDERS’ (DEFICIT)/EQUITY
Current liabilities (including amounts of the consolidated VIE without recourse to the primary beneficiary of 739 and 898 (unaudited) as of December 31, 2023 and December 31, 2024, respectively):
Accounts payable	12,176	31,148	31,148
Advance from customers	14,051	18,907	18,907
Deferred revenue, current	516	933	933
Accruals and other current liabilities	19,698	22,234	22,234
Income tax payable	155	152	152
Lease liabilities, current	3,763	4,584	4,584
Total current liabilities	50,359	77,958	77,958
Non-current liabilities (including amounts of the consolidated VIE without recourse to the primary beneficiary of 33 and nil (unaudited) as of December 31, 2023 and December 31, 2024, respectively):
Lease liabilities, non-current	5,210	2,860	2,860
Deferred revenue, non-current	261	506	506
Total non-current liabilities	5,471	3,366	3,366
Total liabilities	55,830	81,324	81,324
Commitments and Contingencies (Note 19)

See accompanying independent auditor’s report and notes to the financial statements.

F-2

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS—(CONTINUED)

AS OF DECEMBER 31, 2023 AND DECEMBER 31, 2024

(All amounts in US$ thousands (“US$”), except for share and per share data, unless otherwise noted)

	As of	As of	Pro forma as of
	December 31,	December 31,	December 31,
	2023	2024	2024
		(Unaudited)	(Unaudited)
Mezzanine equity
Series A convertible preferred shares (US$0.00005 par value; 65,288,360 shares authorized, issued and outstanding as of December 31, 2023 and December 31, 2024 (unaudited), respectively; nil outstanding on a pro-forma basis as of December 31, 2024 (unaudited))	9,000	9,000	—
Series A-1 convertible preferred shares (US$0.00005 par value; 15,959,140 shares authorized as of December 31, 2023 and December 31, 2024 (unaudited), respectively; 12,222,267 shares issued and outstanding as of December 31, 2023 and December 31, 2024 (unaudited), respectively; nil outstanding on a pro-forma basis as of December 31, 2024 (unaudited))	2,680	2,680	—
Series B convertible preferred shares (US$0.00005 par value; 90,782,550 shares authorized as of December 31, 2023 and December 31, 2024 (unaudited), respectively; 87,756,440 shares issued and outstanding as of December 31, 2023 and December 31, 2024 (unaudited), respectively; nil outstanding on a pro-forma basis as of December 31, 2024 (unaudited))	29,000	29,000	—
Series C convertible preferred shares (US$0.00005 par value; 60,469,840 shares authorized as of December 31, 2023 and December 31, 2024 (unaudited), respectively; 60,468,490 shares issued and outstanding as of December 31, 2023 and December 31, 2024 (unaudited), respectively; nil outstanding on a pro-forma basis as of December 31, 2024 (unaudited))	115,007	115,007	—
Series D convertible preferred shares (US$0.00005 par value; 75,000,000 shares authorized as of December 31, 2023 and December 31, 2024 (unaudited), respectively; 52,428,242 shares issued and outstanding as of December 31, 2023 and December 31, 2024 (unaudited), respectively; nil outstanding on a pro-forma basis as of December 31, 2024 (unaudited))	177,980	177,980	—
Total mezzanine equity	333,667	333,667	—
Shareholders’ (deficit)/equity:

Ordinary shares (US$0.00005 par value; 692,500,110 shares authorized; 221,980,000 shares issued and outstanding as of December 31, 2023 and December 31, 2024 (unaudited), respectively; 500,143,799 shares outstanding on a pro-forma basis as of December 31, 2024 (unaudited))	11	11	25
Additional paid-in capital	17,869	24,263	357,916
Subscription receivables from shareholders	(10)	(10)	(10)
Accumulated other comprehensive loss	(2,401)	(1,213)	(1,213)
Accumulated deficit	(125,562)	(174,093)	(174,093)
Total shareholders’ (deficit)/equity	(110,093)	(151,042)	182,625
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	279,404	263,949	263,949

See accompanying independent auditor’s report and notes to financial statements.

F-3

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2023

AND NINE MONTHS ENDED DECEMBER 31, 2023 AND 2024

(All amounts in US$ thousands (“US$”), except for share and per share data, unless otherwise noted)

	Year Ended	Nine Months Ended
	December 31,	December 31,	December 31,
	2023	2023	2024
		(Unaudited)	(Unaudited)
Revenue	105,789	71,556	116,859
Cost of revenue	(78,003)	(53,354)	(79,042)
Gross profit	27,786	18,202	37,817
Operating expenses:
Research and development expenses	(52,003)	(34,848)	(51,963)
Sales and marketing expenses	(37,017)	(23,256)	(25,764)
General and administrative expenses	(12,196)	(8,277)	(11,648)
Other operating (expenses)/incomes, net	(10)	13	417
Total operating expenses	(101,226)	(66,368)	(88,958)
Loss from operations	(73,440)	(48,166)	(51,141)
Other income/(loss)
Financial income, net	3,326	2,295	2,612
Foreign exchange (loss)/gain, net	(239)	(275)	187
Loss before income tax expense	(70,353)	(46,146)	(48,342)
Income tax expense	(124)	(112)	(189)
Net loss	(70,477)	(46,258)	(48,531)
Net loss attributable to MIBEE AVIATION TECHNOLOGY HOLDING LIMITED.	(70,477)	(46,258)	(48,531)
Deemed dividend to convertible preferred shareholders	(3,430)	—	—
Net loss attribute to ordinary shareholders	(73,907)	(46,258)	(48,531)
Net loss	(70,477)	(46,258)	(48,531)
Other comprehensive (loss)/income
Foreign currency translation	(428)	190	1,188
Total comprehensive loss attributable to MIBEE AVIATION TECHNOLOGY HOLDING LIMITED.	(70,905)	(46,068)	(47,343)
Net loss attributable to MIBEE AVIATION TECHNOLOGY HOLDING LIMITED.	(70,477)	(46,258)	(48,531)
Deemed dividend to convertible preferred shareholders	(3,430)	—	—
Net loss attributable to ordinary shareholders	(73,907)	(46,258)	(48,531)
Weighted average number of ordinary shares used in computing net loss per share, basic and diluted	221,980,000	221,980,000	221,980,000
Net loss per share attributable to ordinary shareholders—basic and diluted	(0.33)	(0.21)	(0.22)
Share-based compensation expenses were included in:
Research and development expenses	1,218	820	1,635
Sales and marketing expenses	1,109	710	1,125
General and administrative expenses	2,893	1,902	3,634

See accompanying independent auditor’s report and notes to financial statements.

F-4

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

ONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2023 AND NINE MONTHS ENDED DECEMBER 31, 2024

(All amounts in US$ thousands (“US$”), except for share and per share data, unless otherwise noted)

	Ordinary shares				Accumulated
	(US$0.00005 par value)		Additional	Receivables	other		Total
	Number of		paid-in	from	comprehensive	Accumulated	shareholders’
	shares issued	Amount	capital	shareholders	(loss)/income	deficit	deficit
		US$	US$	US$	US$	US$	US$
Balance as of January 1, 2023	221,980,000	11	16,079	(10)	(1,973)	(55,085)	(40,978)
Net loss	—	—	—	—	—	(70,477)	(70,477)
Foreign currency translation adjustment	—	—	—	—	(428)	—	(428)
Deemed dividend to convertible preferred shareholders	—	—	(3,430)	—	—	—	(3,430)
Share-based compensation	—	—	5,220	—	—	—	5,220
Balance as of December 31, 2023	221,980,000	11	17,869	(10)	(2,401)	(125,562)	(110,093)
Net loss (unaudited)	—	—	—	—	—	(48,531)	(48,531)
Foreign currency translation adjustment (unaudited)	—	—	—	—	1,188	—	1,188
Share-based compensation (unaudited)	—	—	6,394	—	—	—	6,394
Balance as of December 31, 2024 (unaudited)	221,980,000	11	24,263	(10)	(1,213)	(174,093)	(151,042)

	Ordinary shares				Accumulated
	(US$0.00005 par value)		Additional	Receivables	other		Total
	Number of		paid-in	from	comprehensive	Accumulated	shareholders’
	shares issued	Amount	capital	shareholders	(loss)/income	deficit	deficit
		US$	US$	US$	US$	US$	US$
Balance as of January 1, 2023	221,980,000	11	16,079	(10)	(1,973)	(55,085)	(40,978)
Net loss (unaudited)	—	—	—	—	—	(46,258)	(46,258)
Foreign currency translation adjustment (unaudited)	—	—	—	—	190	—	190
Share-based compensation (unaudited)	—	—	3,432	—	—	—	3,432
Balance as of December 31, 2023 (unaudited)	221,980,000	11	19,511	(10)	(1,783)	(101,343)	(83,614)

See accompanying independent auditor’s report and notes to financial statements.

F-5

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023

AND NINE MONTHS ENDED DECEMBER 31, 2023 AND 2024

(All amounts in US$ thousands (“US$”), except for share and per share data, unless otherwise noted)

	Year Ended	Nine Months Ended
	December 31,	December 31,	December 31,
	2023	2023	2024
		(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	(70,477)	(46,258)	(48,531)
Adjustments to reconcile net loss to net cash generated from operating activities:
Share-based compensation	5,220	3,432	6,394
Depreciation and amortization of property, equipment and software	758	432	1,150
Amortization of right-of-use asset	2,640	1,746	2,896
Allowance for doubtful receivables	366	57	154
Inventory write-downs	291	148	203
Loss on disposal of property, equipment and software	1	1	—
Fair value gain on short-term investments	—	(562)	(51)
Loss/(gain) on foreign currency exchange rates	239	275	(187)
Cash flows from operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(4,010)	(7,076)	(5,384)
Notes receivable	2,627	1,355	(7,575)
Inventories	(11,037)	(3,961)	(15,370)
Prepayments and other current assets	(1,749)	(1,571)	1,970
Other non-current assets	(549)	(410)	(121)
Accounts payable	7,498	8,747	18,972
Advance from customers	1,493	560	4,856
Deferred revenue	554	392	662
Income tax payable	73	70	(3)
Accruals and other payables	11,811	3,589	2,536
Lease liabilities	(2,312)	(1,852)	(2,776)
Net cash used in operating activities	(56,563)	(40,886)	(40,205)
Cash flows from investing activities:
Payment for short-term investments	(270,417)	(230,576)	(160,424)
Proceeds from disposal of short-term investments	281,456	135,960	129,223
Purchase of property, equipment and software	(2,487)	(1,669)	(2,193)
Proceeds from disposal of property, equipment and software	5	3	5
Payment for long-term investments	(66)	(60)	—
Net cash generated from/(used in) investing activities	8,491	(96,342)	(33,389)

F-6

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2023

AND NINE MONTHS ENDED DECEMBER 31, 2023 AND 2024

(All amounts in US$ thousands (“US$”), except for share and per share data, unless

	Year Ended	Nine Months Ended
	December 31,	December 31,	December 31,
	2023	2023	2024
		(Unaudited)	(Unaudited)
Cash flows from financing activities:
Proceeds from issuance of convertible preferred shares, net of issuance costs	177,980	172,980	—
Payment for repurchase of convertible preferred shares	(3,750)	—	—
Net cash generated from financing activities	174,230	172,980	—
Effect of exchange rate changes on cash and cash equivalents, restricted cash	(481)	148	1,199
Net increase/(decrease) in cash and cash equivalents, restricted cash	125,677	35,900	(72,395)
Cash and cash equivalents, restricted cash at the beginning of year/period	87,610	87,610	213,287
Cash and cash equivalents, restricted cash at the end of year/period	213,287	123,510	140,892
Supplemental cash flow disclosures
Cash paid for income tax	(197)	(182)	(186)

	As of	As of	As of
	December 31,	December 31,	December 31,
	2023	2023	2024
		(Unaudited)	(Unaudited)
Cash and cash equivalents	213,258	123,482	140,736
Restricted cash	29	28	156
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	213,287	123,510	140,892

The accompanying notes are an integral part of these consolidated financial statements.

F-7

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED.

Notes to Financial Statements

For the Years Ended December 31, 2024 and 2023

Note 1 – Organization and nature of business

MIBEE AVIATION TECHNOLOGY  HOLDING INC. (“the Company”) is a BVI corporation engaged in the commercial drone industry.

Note 2 – Summary of significant accounting policies

Basis of Accounting

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material. The financial statements include some amounts that are based on management’s best estimates and judgments. Significant estimates in 2024 and 2023 include stock compensation and deferred tax assets.

Cash

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2024 or December 31, 2023.

The Company maintains cash deposits at a financial institution that is insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s cash balance may at times exceed these limits. At December 31, 2024 and December 31, 2023, the Company had approximately $0.6 million and $2.8 million, respectively, in excess of federally insured limits. The Company continually monitors its positions with, and the credit quality of the financial institutions with which it invests.

Deferred offering costs

The Company deferred direct incremental costs associated with its ongoing initial public offering (“IPO”). The Company capitalized $424,933 and $87,825 during the years ended December 31, 2024 and 2023, respectively. Total deferred offering costs were $512,758 as of December 31, 2024. Deferred offering costs consist of primarily legal, advisory, and consulting fees incurred in connection with the formation and preparation of the IPO. After consummation of the IPO in February 2024, total deferred offering costs of $640,445 were recorded as a reduction to additional paid-in capital generated as a result of the offering.

F-8

Note Receivable

At December 31, 2021, the Company had a loan receivable due from Tuper LLC, a related party, of $45,222. The loan did not bear interest. The amount was fully repaid in 2023.

Property and equipment, net

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets of three years.

Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities, and Related Disclosures

The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

The guidance establishes three levels of the fair value hierarchy as follows:

Level 1: Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2: Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3: Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company’s financial instruments mainly consist of cash, current assets, accounts payable and accrued expenses. The carrying amounts of cash, current assets, accounts payable and accrued expenses approximates fair value due to the short-term nature of these instruments.

Revenue Recognition

The Company will recognize revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including:

Step 1: Identify the contract with a customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation at a point in time.

The Company did not have any revenue during the years ended December 31, 2024 and 2023.

F-9

Research and Development

Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development costs, materials, and a proportionate share of overhead costs.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realizable in the future.

The Company recognizes benefits of uncertain tax positions if it is more likely than not that such positions will be sustained upon examination based solely on their technical merits, as the largest amount of benefit that is more likely than not to be realized upon the ultimate settlement. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits as a part of income tax expense.

Stock-Based Compensation

Stock options are valued using the estimated grant-date fair value method of accounting in accordance with ASC Topic 718, Compensation – Stock Compensation. Fair value is determined based on the Black-Scholes Model using inputs reflecting our estimates of expected volatility, term and future dividends. The Company recognizes forfeitures as they occur. The fair value of stock grants is based on our stock price on the date of grant. Compensation costs are recognized on a straight-line basis over the service period which is the vesting term.

Net Loss per Share

Basic and diluted net loss per share is calculated based on the weighted-average of common shares outstanding in accordance with FASB ASC Topic 260, Earnings per Share. Diluted net loss per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive.

Recent Accounting Pronouncements

In November 2024, new accounting guidance was issued that updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (the “CODM”) and included within each reported measure of a segment’s profit or loss. This new guidance also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The new guidance is effective for annual periods beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2024. The new guidance is required to be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. On January 1, 2024, the Company adopted ASC 280, Segment Reporting. The Company currently operates a single segment and the Company does not anticipate any net effect related to the adoption.

In December 2024, new accounting guidance was issued related to income tax disclosures. The new guidance requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The new guidance is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This new guidance will likely not result in additional required disclosures when adopted.

F-10

Note 3 – Other Assets

Other current and non-current assets at December 31 included:

	2024	2023
Current assets:
Prepaid insurance	$7,498	11,827
Deposit related to Tuper, LLC and Green Box, Ltd. acquisitions	1,493	28,371
Total current assets	$8,954	39,219

Non-current assets:	11,811	28,712
Deposit related to Tuper, LLC and Green Box, Ltd. acquisitions	$(32,312)	8,291
Total non-current assets	$(56,563)	36,781

Note 4 – Property and equipment, net

Property and equipment consist of assets with an estimated useful life greater than one year. Property and equipment are reported net of accumulated depreciation, and the reported values are periodically assessed for impairment. Property and equipment as of December 31 was as follows:

	2024	2023
Computer equipment	$125,677	35,900
Accumulated depreciation	87,610	87,610)
Total property and equipment, net	$213,287	123,510

Depreciation expense totaled $5,600 and $885 for the year ended December 31, 2024 and 2023, respectively.

F-11

Note 5 – Earnings Per Share and Stockholders’ Equity

Earnings per Share

Basic net loss per share is computed by dividing net loss, which is allocated based upon the proportionate amount of weighted average shares outstanding, to each class of stockholder’s stock outstanding during the period. For the calculation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans.

Outstanding securities not included in the computation of diluted net loss per share because their effect would have been anti-dilutive include 950,000 and 700,000 shares of Series B Preferred Stock, as converted as of December 31, 2024 and 2023, respectively.

Preferred Stock

The preferred stock par value is $0.01. The Series B preferred stock is convertible into common stock at a ratio of 5,000 shares of common stock for each share of Series B stock held, subject to certain limitations. Series B preferred shares are not entitled to vote on any matters submitted to shareholders of the Company.

On December 13, 2023, the Company issued 140 Series B preferred shares in connection with the cancellation of 700,000 shares of common stock.

On June 1, 2024, the Company issued an additional 50 Series B preferred shares in connection with the cancellation of 250,000 shares of common stock.

Series B preferred shares outstanding at December 31, 2024 totaled 190 which are convertible into 950,000 shares of common stock.

Series B preferred shares outstanding at December 31, 2023 totaled 140 which are convertible into 700,000 shares of common stock.

Common Stock

The common stock par value is $0.01.

2024 Transactions

On March 7, 2024, the Company issued 75,000 shares of common stock to an investment banking firm (“Axon”) as a fee for the termination of the January 2024 engagement with Axon. These shares were allocated by Axon to some of the Company’s existing shareholders. The Company recorded $600,000 of stock compensation expense related to the issuance of the shares valued at $8.00 per share, which was based on the most recent private sale of common stock for the Company.

On July 10, 2024, the Company’s Board of Directors approved a 1-for-2 reverse stock split of our issued and outstanding shares of common stock. In accordance with Staff Accounting Bulletin Topic 4.C, the Company has given retroactive effect to reverse stock split. In addition and in accordance with FASB ASC 260, Earnings Per Share, the Company has retroactively adjusted the computations of basic and diluted share calculations.

2023 Transactions

The Company issued 56,250 shares of common stock during the year ended December 31, 2023 for gross proceeds of $450,000.

The Company received $99,900 of proceeds in 2023 related to stocks issued as of December 31, 2021, which was recorded as a subscription receivable asset at December 31, 2021.

On December 14, 2023, the Company amended its Articles of Incorporation to, among other things, increase the number of authorized shares of common stock from 90,000,000 to 500,000,000.

F-12

Note 6 – Business Combination

Green Box and Tuper

On November 21, 2023, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”), as amended, with De Ce Von Holdings, Inc. (“De Ce Von,”) and David Willson, the founder and Chief Executive Officer of De Ce Von, pursuant to which the Company agreed to purchase De Ce Von’s consumer business consisting of Green Box Holdings, Ltd. (“Green Box”) and Tuper, LLC (“Tuper”) (the “Business Combination”) for a total of $20.1 million (the “Purchase Price”). Green Box and Tuper are in the business of designing and marketing consumer drones and first-person-view (“FPV”) goggles. Tuper is also a licensed authorized reseller of consumer drones manufactured by third-parties. The Purchase Price was comprised of (i) $1.1 million in cash, (ii) a $2.0 million promissory note issued by the Company to De Ce Von, and (iii) $17.0 million of the Company’s common stock and subject to certain working capital adjustments. See Note 10 – Subsequent Events for additional information.

Note 7 – Related Party Transactions

In November 2023, the Company entered into the Purchase Agreement, as amended with De Ce Von and David Willson, the Company’s former Chief Executive Officer and President and current director and also the current Chief Executive Officer of De Ce Von, pursuant to which, among other things, Mr. Thompson and the Company have agreed to indemnification obligations, which shall survive for a period of nine months from February 16, 2024, subject to certain limitations, which includes a basket of $250,000 before any claim can be asserted and a cap equal to the value of 100,000 shares of our common stock owned by him to secure any indemnification obligations, which stock is our sole remedy, except for fraud. Our prior Chief Executive Officer, Mr. Brandon Torres Declet, negotiated the terms of the Purchase Agreement on an arms’ length basis with Joe Freedman who was the head of De Ce Von’s Special Committee. The transaction was ultimately approved by the Company’s and De Ce Von’s board of directors. On March 8, 2024, a majority of the disinterested De Ce Von shareholders approved the transactions contemplated in the Purchase Agreement in a special meeting. Mr. Thompson recused himself from such vote.

In February 2024, the Company completed the acquisitions to purchase Green Box and Tuper from De Ce Von. David Willson is the founder and current Chief Executive Officer of De Ce Von. Mr. Thompson is also the founder, prior Chief Executive Officer and current member on the Board of Directors of Unusual Machines. Prior to the acquisition, Mr. Thompson held 328,500 shares of common stock in Unusual Machines, which represented approximately 10% prior to the acquisition and IPO.

Note 8 – Income Taxes

The Company was incorporated and based in Puerto Rico, as of and for the years ended December 31, 2024 and 2023. As such, the Company is not subject to taxation by the United States as Puerto Rico has its own taxing authority. Since inception, the Company has incurred net losses in each year of operations. The current provision for the reporting periods presented in these financial statements consisted of a tax benefit against which the Company applied a full valuation allowance, resulting in no current provision for income taxes.

The Company continuously monitors its current and prior filing positions in order to determine if any unrecognized tax positions should be recorded. The analysis involves considerable judgement and is based on the best information available. For the periods ended December 31, 2024 and 2023, the Company is not aware of any positions which require an uncertain tax position liability.

F-13

Note 9 – Restatement of Previously Issued Financial Statements

On April 16, 2024, the Company changed their independent PCAOB-registered accounting firm and terminated its engagement with their prior auditor. On May 3, 2024, the Securities and Exchange Commission (“SEC”) issued an order that instituted a cease-and-desist against the Company’s previous auditor, which stated that all necessary Exchange Act Filings presented must be audited by a qualified, independent, PCAOB-registered public accountant. As a result, the Company’s previously issued financial statements for the years ended December 31, 2024 and 2023 were required to be re-audited.

The Company engaged a new, an independent and registered accounting firm, to re-audit the Company’s previously issued financial statements. During the Company’s re-audits, it was noted that certain transactions were not recorded in the correct period, certain accounts should have been classified as a non-current asset rather than a current asset, stock compensation expense of $600,000 related to the March 7, 2024 common stock issuance was not recorded and deferred offering costs were classified as an operating activity rather than a financing activity. Expenses totaling $81,800 were originally recorded in 2023 but related to 2021 expenses and expenses totaling $10,993 were originally recorded in 2024 but related to 2023 expenses.

With this restatement, the transactions previously recorded in the incorrect period have been updated to the correct period, classifications on the balance sheet and cash flow statement have been corrected and the stock compensation previously not recorded has been properly recorded.

The following presents reconciliations of the impacted financial statement line items as filed to the restated amounts as of December 31, 2024 and 2023 and for the years then ended. The previously reported amounts reflect those included in the Original Filing of our Annual Report on Form 10-K as of and for the years ended December 31, 2024 filed with the SEC on March 22, 2024. These amounts are labeled “As Filed” in the tables below. The amounts labeled “Restatement Adjustments” represent the effects of these restatements due to the timing differences, balance sheet reclassifications and stock compensation expense.

Note 10 – VIE arrangements

In order to comply with the People’s Republic of China (“PRC”) laws and regulations which prohibit or restrict foreign investments into companies involved in restricted businesses, the Group may provide certain restricted services for its future business in the PRC through a PRC domestic company, whose equity interests are held by certain management members of the Company or onshore nominees of certain investors of the Company (“Nominee Shareholders”). The Company obtained control over the PRC domestic company by entering into a series of Contractual Arrangements with the PRC domestic company and its respective Nominee Shareholders. These contractual agreements cannot be unilaterally terminated by the Nominee Shareholders or the PRC domestic company. As a result, the Company maintains the ability to control the PRC domestic company and is entitled to substantially all of the economic benefits from the PRC domestic company. Management concluded that the PRC domestic company is a VIE of the Company, of which the Company is the ultimate primary beneficiary. As such, the Group consolidated financial results of the PRC domestic company and its subsidiaries in the Group’s consolidated financial statements. The principal terms of the agreements entered into amongst the VIE, its respective shareholders and the WFOE are further described below.

Contractual Agreements with VIE

Exclusive Option Agreements

If in the case that the purchase price is lower than the minimum price the PRC laws and regulations allows, it should be subject to the lowest price permitted by PRC laws and regulations. Nominee Shareholders of the VIE also granted WFOE the exclusive and irrevocable right to purchase or to designate entities at their discretion to purchase part or all of the assets of the VIE from the Nominee Shareholders, in the case that the PRC laws and regulations allows, at any time for a purchase price subject to the lowest price permitted by PRC laws and regulations. WFOE or its designated representatives have sole discretion as to when to exercise such options, either in part or in full. The VIE and its Nominee Shareholders have agreed that without WFOE’s prior written consent, their respective Nominee Shareholders cannot sell, transfer, mortgage or dispose of or create any encumbrance on any of the VIE’ equity interests. Also, as agreed, without the prior written consent of WFOE, the VIE cannot declare any dividend or change capitalization structure of the VIE, cannot incur, inherit, guarantee, or suffer the existence of any debt, except for payables incurred in the ordinary course of business other than through loans, and cannot enter into any loan, credit, merge, consolidation, acquisition or investment agreements. Furthermore, the Nominee Shareholders have agreed that any proceeds from profits, interests, dividends, or liquidation in the VIE should be promptly paid to WFOE or one or more person(s) at their discretion. This agreement became effective upon execution by the Parties, and will remain in effect until all equity interests held by shareholders of the VIE have been transferred or assigned to WFOE and/or any other person designated by WFOE in accordance with this agreement.

F-14

Powers of Attorney

Pursuant to powers of attorney, each equity holder of the VIE appointed the WFOE as their attorney-in-fact to exercise all shareholder rights under PRC law and the relevant articles of association, including but not limited to, attending shareholders’ meetings, exercising all the shareholder’s rights and shareholder’s voting rights under the relevant PRC laws and the VIE’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition in part or in whole, as well as designating and appointing the legal representative, directors, supervisors, chief executive officer, and other senior management members of the VIE. Each power of attorney will remain in force during the period that each grantor remain as the shareholder of the VIE.

Exclusive Business Cooperation Agreement

Pursuant to the Exclusive Business Cooperation Agreement, WFOE has agreed to provide to the VIE with comprehensive technical support, consulting services and other services, including but not limited to software licensing legally owned by WFOE; development, maintenance and update of software involved in VIE’s business; design, installation, daily management, maintenance and updating of network system, hardware and database design; Technical support and training for employees of VIE; assisting VIE in consultancy, collection and research of technology and market information; providing business management consultation, marketing and promotion services, customer order management, customer services, leasing of equipment or properties and other related services. The VIE shall pay to WFOE service fees determined by WFOE in its sole discretion. WFOE has the right to determine the level of service fees paid and therefore receives substantially all of the economic benefits of its consolidated affiliated Chinese entity in the form of service fees. WFOE, as appropriate, will exclusively own any intellectual property rights arising from the performance of these agreements. The aforementioned agreement will terminate automatically when WFOE terminates it by written notice.

Equity Interest Pledge Agreements

Pursuant to the equity interest pledge agreements among WFOE, VIE and the equity holders of VIE, the equity holders of the VIE shall pledge all of their equity interests in the VIE to WFOE as collateral for performance of the above agreements and payment of the secured indebtedness, which shall refer to all the direct, indirect and derivative losses and losses of anticipated profits, suffered by pledgee, incurred as a result of any event of default (as defined in the Equity Interest Pledge Agreement) under this agreement. WFOE is entitled to have any dividends based on the pledged equity interest in the VIE. The equity holders of the VIE may subscribe for capital increase in the VIE only with prior written consent of WFOE. Any equity interest obtained by the VIE as a result of nominee shareholders’ subscription of the increased registered capital of the Company shall also be deemed as Equity Interest. In the event that VIE is required by PRC law to be liquidated or dissolved, any interest distributed to WFOE upon VIE’s dissolution or liquidation shall, upon the request of WFOE, be (1) deposited into an account designate and supervised by WFOE and used to secure the Contract Obligations and pay the Secured Indebtedness prior and in preference to make any other payment; or (2) unconditionally donated to WFOE or any other person designated by WFOE to the extent permitted under applicable PRC laws. The equity interest pledge agreements will expire only when the pledgors have completed all their obligations under the above agreements.

  Spousal Consents

Pursuant to the Spousal Consents, the spouses of shareholders of the VIE unconditionally and irrevocably agreed that the equity interests in the VIE held by and registered in the name of their spouse will be disposed of pursuant to the equity interest pledge agreements, the exclusive option agreements, and powers of attorney. Each of their spouses agreed not to assert any rights over the equity interests in the VIE held by their respective spouses. In addition, in the event that any spouse obtains any equity interests in the VIE held by their spouse for any reason, they agreed to be bound by similar obligations and agreed to enter into similar contractual agreements.

F-15

The following disclosures present summarized financial information of the VIE entity as of and for the respective periods.

	December 31,	December 31,
	2023	2024
		(Unaudited)
Cash and cash equivalents	—	1
Short-term investments	29	—
Prepayments and other current assets	3	12
Long-term investments	430	440
Property, equipment and software, net	2	2
Operating lease right-of-use assets, net	78	47
Other non-current assets	7	8
Total assets	549	510
Amounts due to the Group companies	705	851
Lease liabilities, current	34	47
Lease liabilities, non-current	33	—
Total liabilities	772	898

	Year ended	Nine months ended
	December 31,	December 31,	December 31,
	2023	2023	2024
		(Unaudited)	(Unaudited)

Total revenues	31	26	8
Net loss	(232)	(113)	(157)
Net cash generated from/(used in) operating activities	58	56	(35)
Net cash (used in)/generated from investing activities	(66)	(60)	36
Net (decrease)/increase in cash and cash equivalents	(8)	(4)	1

In accordance with the aforementioned agreements, the Company has power to direct activities of the VIE, and can have assets transferred out of the VIE. Therefore the Company considers that there is no asset in the VIE that can be used only to settle obligations of the VIE, except for registered capital amounting to US$223 and US$388 (unaudited), as of December 31, 2023 and December 31, 2024, respectively. As the VIE was formed as a limited liability company under the PRC Company Law, the creditors do not have recourse to the general credit of the Company for all the liabilities of the VIE.

 There is currently no contractual arrangement that would require the Company to provide additional financial support to the VIE. As the Group is conducting certain businesses in the PRC through the VIE, the Group may provide additional financial support on a discretionary basis in the future, which could expose the Group to a loss.

There is no variable interest entity where the Company has variable interest but is not the primary beneficiary.

The Group believes that the contractual arrangements among the VIE shareholders, the VIE and the WFOE comply with PRC law and are legally enforceable. However, uncertainties in the PRC legal system could limit the Company’s ability to enforce these contractual arrangements and if the shareholders of the VIE were to reduce their interest in the Company, their interests may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms.

The Company’s ability to control the VIE also depends on the voting rights proxy and the effect of the share pledge under the Share Pledge Agreement and the WFOE has to vote on all matters requiring shareholders’ approval in the VIE. As noted above, the Company believes this voting right proxy is legally enforceable but may not be as effective as direct equity ownership.

Risks in relation to contractual arrangements between the Company’s PRC subsidiaries and its affiliated Chinese entities:

The Group believes that its contractual arrangements with its consolidated VIE is in compliance with current PRC laws and legally enforceable. However, there may be in the event that the affiliated Chinese entities and their respective shareholders fail to perform their contractual obligations, the Company may have to rely on the PRC legal system to enforce its rights. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the foreign investments in China. However, since the PRC legal system is still evolving, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit remedies available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Due to the uncertainties with respect to the PRC legal system, the PRC government authorities may ultimately take a view contrary to the opinion of its PRC legal counsel with respect to the enforceability of the contractual arrangements.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations. Accordingly, the Company cannot be assured that the PRC government authorities will not ultimately take a view that is contrary to the Company’s belief and the opinion of its PRC legal counsel. In March 2023, the draft Foreign Investment Law was submitted to the National People’s Congress for review and was approved on March 15, 2023, which came into effect from January 1, 2024. The new Foreign Investment Law of the PRC repealed simultaneously the Wholly Foreign-owned Enterprise Law of the PRC, Sino-foreign Equity Joint Venture Law of the PRC and Sino-foreign Cooperative Joint Ventures Law of the PRC. Therefore, the general regulations for companies’ set up and operation in the PRC including the foreign-invested companies shall comply with the Company Law of the PRC unless provided in the PRC Foreign Investment Laws. In December 2023, the Implementing Regulation of the Foreign Investment Law has been promulgated by the State Council which has come into force as of January 1, 2024. The Foreign Investment Law does not touch upon the relevant concepts and regulatory regimes that were historically suggested for the regulation of VIE structures, and thus this regulatory topic remains unclear under the Foreign Investment Law. Since the Foreign Investment Law is new, there are substantial uncertainties exist with respect to its implementation and interpretation and it is also possible that the VIE entity will be deemed as foreign invested enterprises and be subject to restrictions in the future. Such restrictions may cause interruptions to its operations, products and services and may incur additional compliance cost, which may in turn materially and adversely affect its business, financial condition and results of operations.

F-16

2. Principal Accounting Policies

(a) Basis of preparation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principal accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

The unaudited consolidated financial statements have been prepared using accounting policies that are consistent with the policies used in preparing the Group’s audited consolidated financial statements for the year ended December 31, 2023.

(b) Basis of Consolidation

The Group’s consolidated financial statements include the financial statements of the Company, its subsidiaries and the VIE for which the Company is the primary beneficiary. All transactions and balances among the Company, its subsidiaries, and the VIE have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly: (1) controls more than one half of the voting power; (2) has the power to appoint or remove the majority of the members of the board of directors; (3) casts a majority of votes at the meeting of the board of directors; or (4) governs the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

The Company applies the guidance codified in Accounting Standard Codification 810, Consolidations (“ASC 810”) on accounting for the VIE, which requires certain variable interest entities to be consolidated by the primary beneficiary of the entity in which it has a controlling financial interest. A VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional financial support; (b) as a group, the holders of the equity investment at risk lack the ability to make certain decisions, the obligation to absorb expected losses or the right to receive expected residual returns, or (c) an equity investor has voting rights that are disproportionate to its economic interest and substantially all of the entity’s activities are on behalf of the investor.

(c) Use of Estimates

The preparation of the Group’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, long-lived assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reporting periods in the consolidated financial statements and accompanying notes. Significant accounting estimates reflected in the Group’s consolidated financial statements include, but are not limited to reserve for excess and obsolete inventories, allowance for doubtful accounts, product warranties, internal-use software development costs, valuation allowance for deferred tax assets, the carrying value of operating lease right-of-use assets, stand-alone selling prices (SSP) for each distinct performance obligation, the valuation of ordinary shares and share-based compensation. Estimates are based on historical experiences and on various assumptions that the Group believes are reasonable under current circumstances. As of December 31, 2024, the Group considered the economic implications of the COVID-19 on its significant judgments and estimates. Given that changes in circumstances, facts and experience may cause the Group to revise its estimates, actual results could differ materially from those estimates.

(d) Functional Currency and Foreign Currency Translation

The Group uses United States dollar as its reporting currency. The functional currency of the Company and its subsidiaries incorporated in Cayman Islands and Hong Kong is United States dollar, while the functional currency of the Group’s other subsidiaries and VIE is their respective local currency as determined based on the criteria of ASC 830, Foreign Currency Matters.

Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates. Financial assets and liabilities denominated in other than the functional currency are re-measured at the balance sheet date exchange rate. The resulting exchange differences are included in the Consolidated Statements of Comprehensive Loss as foreign exchange related gains or loss.

The financial statements of the Group’s entities using functional currency other than US$ are translated from the functional currency to the reporting currency, US$. Assets and liabilities of the Group’s subsidiaries incorporated in PRC are translated into US$ at fiscal year-end exchange rates, while income and expense items are translated at average exchange rates prevailing during each period presented, representing the index rates stipulated by the People’s Bank of China. Translation adjustments arising from these are reported as foreign currency translation adjustments and are shown as a separate component of shareholders’ equity on the Consolidated Financial Statements.

F-17

(e) Fair Value Measurements

Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value include:

•	Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

•	Level 3: Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Accounting guidance also describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial assets and liabilities of the Group mainly consist of cash and cash equivalents, restricted cash, short-term investments, account receivables, notes receivable, certain other current assets, long-term investments, trade payables and certain accruals and other liabilities. As of December 31, 2023 and December 31, 2024 (unaudited), except for short-term investments, the carrying values of these financial instruments approximated their fair values due to their short-term maturity. The Group reports short-term investments at fair value and discloses the fair value of these investments based on level 2 measurement.

The following table sets forth the Group’s assets and liabilities that are measured at fair value on a recurring basis and are categorized using the fair value hierarchy:

		Fair value measurement at reporting date using
		Quoted Prices in Active
	Fair value as of	Markets for Identical	Significant Other	Significant Unobservable
	December 31,	Assets	Observable Inputs	Inputs
Description	2023	(Level 1)	(Level 2)	(Level 3)
Assets:
Short-term investments	16,663	—	16,663	—

		Fair value measurement at reporting date using
		Quoted Prices in Active
	Fair value as of	Markets for Identical	Significant Other	Significant Unobservable
	December 31,	Assets	Observable Inputs	Inputs
Description	2024	(Level 1)	(Level 2)	(Level 3)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets:
Short-term investments	47,905	—	47,905	—

(f) Cash and Cash Equivalents

Cash and cash equivalents include cash in bank and time deposits placed with banks or other financial institutions which have original maturities of three months or less at the time of purchase and are readily convertible to known amounts of cash. As of December 31, 2023 and December 31, 2024 (unaudited), the amount of cash equivalents was nil, respectively in the Consolidated Balance Sheets.

(g) Restricted Cash

Restricted cash represents cash that cannot be withdrawn without the permission of third parties. The Group’s restricted cash is substantially cash balance on deposit required by its business partners and commercial banks. Restricted cash for the year ended December 31, 2023 was related to one deposit of letter of guarantee, and was released from the restriction during 2024. The restricted cash balance for nine months ended December 31, 2024 is related to cash preservation for an ongoing dispute between the Company and one of its customers in associated with smart devices sold to this customer.

(h) Short-term Investments

Short-term investments are comprised of time deposits placed with banks with original maturities longer than three months but less than one year, structured deposits and wealth management products issued by banks which contains fixed or variable interest with original maturities within one year. Such investments are generally not permitted to be redeemed early or are subject to penalties for redemption prior to maturities. These investments are stated at fair value. Changes in the fair value are reflected in financial income, net in the Consolidation Statements of Comprehensive Loss.

F-18

Note 11 – Subsequent Events

Green Box and Tuper Acquisition

On February 16, 2024, the Company closed on the acquisitions of both Green Box and Tuper from De Ce Von and David Willson, the founder and Chief Executive Officer of De Ce Von (the “Business Combination”). Green Box and Tuper are in the business of designing and marketing consumer drones and first-person-view (“FPV”) goggles. Tuper is also a licensed authorized reseller of consumer drones manufactured by third-parties.

The Company specializes in the production and sale of small drones and essential components and with the acquisitions of Green Box and Tuper, it brings brand recognition and a strong curated retail channel in the FPV drone market segment. This Business Combination is a realization of the Company’s strategy to build its business both organically and through strategic acquisitions that leverage our retail business to onshore production of critical drone components. With the transition to onshoring production of drone components, the Company intends to expand into B2B channels for customers that require a domestic supply chain.

The Business Combination was based on a share purchase agreement (the “Purchase Agreement”) that was executed on November 21, 2023. From November 21, 2023 to February 16, 2024, the Purchase Agreement was subject to several amendments and subject to certain working capital adjustments. Under the terms of the Purchase Agreement, as amended, the consideration paid for the acquired assets consisted of (i) $1.0 million in cash and a cash deposit of $0.1 million made in 2023, (ii) issuance of a $4.0 million 18 month promissory note to De Ce Von after a working capital adjustment made in July 2024, and (iii) the issuance of 4,250,000 shares of the Company’s common stock, which represented approximately 48.66% of the outstanding common stock of the Company on February 16, 2024, after the effect of the issued shares (collectively the “Consideration Paid”). The Company has currently valued the De Ce Von common stock at $4.00 per share which represents the IPO price of the Company’s common stock on February 15, 2024. Accordingly, the value of the Consideration Paid is equal to $22,100,000.

The acquisitions met the definition of a business combination under ASC 805, Business Combinations, and therefore the assets acquired and liabilities assumed are accounted for at fair value. The Company has not completed its evaluation of the fair value of assets acquired and liabilities assumed of Green Box and Tuper for the purpose of its 2024 fiscal year financial reporting and as such has not fully determined the unallocated purchase price between goodwill and other intangible assets. Such amounts are subject to adjustment during the one-year measurement period.

F-19

Initial goodwill and intangible assets relate to Green Box and Tuper being FPV market leaders and their well-known and established brands within the industry. Combining these entities and their existing customer base along with Unusual Machines strategy of extending to B2B sales of drone components will provide strategic advantage. The Company will evaluate the amount of goodwill and intangibles that are expected to be deductible for tax purposes once the unallocated purchase price is finalized.

The table below presents the results as reported by the Company and unaudited pro forma results of the Company, assuming that the acquisition of Green Box and Tuper at the beginning of each period are as follows. The unaudited pro forma results are not necessarily indicative of what actually would have occurred had the acquisitions been in effect for the periods presented (in thousands, except per share data):

	For the Year Ended			For the Year Ended
	December 31, 2024			December 31, 2023
	As Reported		Proforma (unaudited)	As Reported	Proforma (unaudited)
Revenue		$76,365		21,872
Gross profit/(loss)		27,474		54,361
Loss from operations		1,950		5,111
Other expense		105,789		82,122
Net loss		$210,217		168,929
Net earnings per share:
Basic	$

This unaudited consolidated pro forma financial information is presented for informational purposes only. The unaudited consolidated pro forma adjustments are based on preliminary estimates, information available and certain assumptions, and may be revised as additional information becomes available. In addition, the unaudited pro forma financial information does not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition.

The unaudited pro forma financial information for the periods presented includes adjustments to: 1) eliminate intercompany revenue and associated cost of sales for sales of product from Green Box to Tuper, 2) to adjust fair value for certain Green Box inventory as if the acquisition had occurred as of the beginning of the respective periods and 3) to include acquisition related expenses in 2024 that were incurred in 2024.

BVI Reincorporation

On April 19, 2024, the Company entered into an Agreement and Plan of Merger with its wholly owned subsidiary, MIBEE AVIATION TECHNOLOGY  HOLDING INC., a BVI corporation (“UMAC BVI”), pursuant to which the Company agreed to merge with and into UMAC BVI with UMAC BVI continuing as the surviving corporation in the merger. The merger was consummated on April 22, 2024. As a result, the Company reincorporated from Puerto Rico to BVI.

F-20

Management Services Agreement

On April 30, 2024 (“Grant Date”), the Company’s board of directors approved the Company entering into a two-year Management Services Agreement (the “Agreement”) with 8 Consulting LLC (the “Consultant”) for the services of our Chief Executive Officer, Dr. Allan Evans, whereby the Consultant will cause Dr. Evans to perform his services as the Company’s Chief Executive Officer and the Consultant will be compensated on behalf of Dr. Evans by the Company in connection with his performance of such services. The Agreement allows Dr. Evans to receive favorable tax benefits as a resident of the Commonwealth of Puerto Rico who will perform such services in Puerto Rico. Pursuant to the Agreement, Dr. Evans will perform the duties and responsibilities that are customary for a chief executive officer of a public company that either have revenues similar to the Company on a pro forma basis as reflected in the Prospectus filed with the SEC on February 15, 2024, or if pre-revenues, are an active and on-going business that are performing pre-revenue activities. The Consultant will cause Dr. Evans, as Chief Executive Officer, (i) to undertake primary responsibility for managing all aspects of the Company and overseeing the preparation of all reports, registration statements and other filings required filed by the Company with the SEC and executing the certifications required the Sarbanes Oxley Act of 2002 and the rules of the SEC as the principal executive officer of the Company; (ii) attend investor meetings and road shows in connection with the Company’s fundraising and investor relations activities; (iii) to report to the Company’s board of directors; (iv) to perform services for such subsidiaries of the Company as may be necessary.

The Consultant will receive a $250,000 fee per year payable in monthly installments. In addition, the Consultant was granted 488,000 fully vested shares of restricted common stock. The fair value of the shares was based on the quoted trading price on the Grant Date and will be recognized over the service period (see below). The grant of restricted common stock was made under the Company’s 2023 Equity Incentive Plan. The shares of restricted common stock are subject to pro rata forfeiture from February 14, 2024 until February 14, 2025, in the event that Dr. Evans is terminated or ends his services to the Company for any reason other than death or disability, as defined in the Internal Revenue Code. The Company and Dr. Evans previously entered into an Offer Letter dated November 27, 2024, under which he would serve as the Company’s Chief Executive Officer effective as of December 4, 2024. The Agreement terminates and replaces the Offer Letter dated November 27, 2024.

F-21

Equity Incentive Plan Issuances

On April 30, 2024, the Board of the Company approved the grant of restricted shares of common stock to the following executive officers of the Company set forth on the table below in such amounts and with vesting set forth opposite their respective names. The shares of restricted common stock were granted under the Company’s 2023 Equity Incentive Plan. The shares of restricted stock are subject to pro rata forfeiture from February 14, 2024 until February 14, 2025, in the event that any executive officer is terminated or ends his services to the Company for any reason other than death or disability, as defined in the Internal Revenue Code. On May 2, 2024, the Board of the Company approved another grant of restricted shares of common stock to Mr. Evans (through 8 Consulting LLC) in exchange for a $50,000 per year fee reduction. The fee disclosed above is after the $50,000 credit. The fair value per share was based on the quoted trading price as of the close of the market as of the different grant dates and the value will be recognized over the period the shares are subject to forfeiture (see below).

Executive Officer	Amount of Restricted Common Stock	Vesting	Fair Value Per Share	Aggregate Fair Value
Labour Think LLC		Fully vested
Labour Think LLC		Fully vested
Wang Shishi		50% vested and 50% vests on January 1, 2025
Casadre		Fully vested

In addition, on April 30, 2024, the Board of the Company approved the grant of fully vested restricted shares of common stock to the following directors of the Company set forth on the table below, in such amounts set forth opposite their respective names, for their services as a director and, where applicable, as a Committee Chair. The shares of restricted common stock were granted under the Company’s 2023 Equity Incentive Plan. The fair value per share was based on the quoted trading price as of the close of the market as of the grant date.

On August 7, 2024, the Board of the Company issued non-employee directors set forth in the table below, the equity portion of their quarterly compensation. Each of the directors received a vested restricted stock grant for services as a director (and where applicable, committee member) during the quarter ended June 30, 2024. The shares of restricted common stock were granted under the Company’s 2023 Equity Incentive Plan and was subject to each director executing the Company’s standard Restricted Stock Agreement, which occurred on July 29, 2024. The fair value per share was based on the quoted trading price as of the close of the market as of July 17, 2024. The directors also received a cash grant for the quarter of $5,416.67 for committee members and $5,000 for non-committee members.

Working Capital Adjustment

On July 22, 2024 the Company finalized its working capital adjustment related to the acquisitions of Green Box and Tuper for an additional $2.0 million and a total Purchase Price of $22.1 million. The additional $2.0 million was added to the existing note payable for a total of $4.0 million and extended the maturity date to November 30, 2025 and the goodwill and intangible assets was increased by $2.0 million.

Series A Convertible Preferred Stock

Effective July 16, 2024, the Company filed a Certificate of Designations, Preferences and Rights of the Series A Convertible Stock with the BVI Secretary of State. On July 22, 2024, De Ce Von entered into an Exchange Agreement with the Company pursuant to which De Ce Von exchanged 4,250,000 shares of the Company’s common stock, par value $0.01 per share for 4,250 shares of the Company’s newly designated Series A Convertible Preferred Stock (the “Series A”). De Ce Von then sold the Series A and the New Notes to two investors on July 22, 2024.

F-22

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED.

Notes to Consolidated Condensed Financial Statements

For the Period Ended December 31, 2024

Note 1 – Organization and Nature of Business

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED (the “Company”) is a Cayman Islands exempted company incorporated on July 14th 2023, and is primarily engaged in the design, manufacturing, and sales of industrial-grade unmanned aerial vehicles (UAVs), as well as providing drone pilot training and low-altitude application services. The Company operates through its subsidiaries in mainland China and Hong Kong.

On August 12, 2025, the Company plans to file its initial public offering (the “IPO”) of 900,000 shares of common stock at a public offering price of $2.00 per share (the “IPO Price”). The Company’s shares are listed and traded on the Nasdaq American under the ticker symbol “MFHK.”

In connection with the IPO, no merger or acquisition was consummated, and the Company continues to operate its original core businesses, including drone technology development, technical service cooperation, and the commercialization of low-altitude economy applications (see Note 3).

Note 2 – Summary of significant accounting policies

Principles of Consolidation

The consolidated financial statements include accounts of the Company and its wholly owned subsidiaries, Green Box and Tuper since the acquisitions on February 16, 2024. Intercompany transactions and balances have been eliminated upon consolidation.

Unaudited interim financial information

The consolidated condensed financial statements of the Company included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted from this Quarterly Report, as is permitted by such rules and regulations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates, and such results could be material.

The financial statements include some amounts that are based on management’s best estimates and judgments. Significant estimates reflected in these financial statements include those used to (i) determine stock-based compensation, (ii) the fair value of assets acquired and liabilities assumed in business combinations and the value of shares issued as consideration, (iii) reserves and allowances related to accounts receivable, inventory and sales, (iv) the evaluation of long-term assets, including goodwill, for impairment, (v) the fair value of lease liabilities and related right of use assets, and (vi) the warranty liability.

F-23

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less, when purchased, to be cash equivalents. Cash and cash equivalents are primarily held in commercial banks in the People’s Republic of China and Hong Kong.

As of June 30, 2024 and December 31, 2024, the Company maintained cash balances of approximately [$●] million and [$●] million, respectively. These balances are not insured by government agencies such as the U.S. Federal Deposit Insurance Corporation. The Company continually monitors the credit quality of the financial institutions with which it holds its cash and cash equivalents and has not experienced any losses related to such balances.

Accounts Receivable, net

The Company carries its accounts receivable at invoiced amounts. Upon the closing of the acquisitions in February 2024 when we acquired accounts receivable, the Company adopted ASC 326, Financial Instruments – Credit Losses, which the Company evaluates all credit losses as of the reporting date. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on a history of past write-offs and collections and current credit conditions. Accounts are written-off as uncollectible at the discretion of management. At June 30, 2024 and December 31, 2024, the Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established.

Inventory

Inventories, which consist of finished goods, are stated at the lower of cost or net realizable value, and are measured using the first-in, first-out method. Cost components include direct materials and direct labor, as well as in-bound freight. At each balance sheet date, the Company evaluates the net realizable value of its inventory using various reference measures including current product selling prices, as well as evaluating for excess quantities and obsolescence.

Deferred offering costs

The Company deferred direct incremental costs associated with its IPO. The Company capitalized $127,687 and $70,268 during the six months ended June 30, 2024 and 2024 prior to the IPO, respectively and the deferred offering costs were $512,758 as of December 31, 2024. Deferred offering costs consist of primarily legal, advisory, and consulting fees incurred in connection with the formation and preparation of the IPO. After consummation of the IPO, total deferred offering costs of $640,445 were recorded as a reduction to additional paid-in capital generated as a result of the offering.

Property and equipment, net

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from two to five years.

Leases

The Company has adopted Accounting Standards Codification (ASC) 842, “Leases” which requires the recognition of assets and liabilities associated with lease agreements. As of February 16, 2024, the date of the acquisition, the Company recognized a lease liability obligation of $378,430 and a right-of-use asset for the same amount related to the lease in Orlando, FL.

The Company determines if a contract is a lease or contains a lease at inception. Operating lease liabilities are measured, on each reporting date, based on the present value of the future minimum lease payments over the remaining lease term. The Company’s leases do not provide an implicit rate. Therefore, the Company used an effective discount rate of 11.49% based on its last debt financings. Operating lease assets are measured by adjusting the lease liability for lease incentives, initial direct costs incurred and asset impairments. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term with the operating lease asset reduced by the amount of the expense. Lease terms may include options to extend or terminate a lease when they are reasonably certain to occur.

F-24

Goodwill and Long-lived Assets

Goodwill represents the future economic benefit arising from other assets acquired in an acquisition that are not individually identified and separately recognized. The Company tests goodwill for impairment in accordance with the provisions of ASC 350, Intangibles – Goodwill and Other, (“ASC 350”). Goodwill is tested for impairment at least annually at the reporting unit level or whenever events or changes in circumstances indicate that goodwill might be impaired. ASC 350 provides that an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if an entity concludes otherwise, then it is required to perform an impairment test. The impairment test involves comparing the estimated fair value of a reporting unit with its book value, including goodwill. If the estimated fair value exceeds book value, goodwill is considered not to be impaired. If, however, the fair value of the reporting unit is less than book value, then an impairment loss is recognized in an amount equal to the amount that the book value of the reporting unit exceeds its fair value, not to exceed the total amount of goodwill allocated to the reporting unit.

The estimate of fair value of a reporting unit is computed using either an income approach, a market approach, or a combination of both. Under the income approach, we utilize the discounted cash flow method to estimate the fair value of a reporting unit. Significant assumptions inherent in estimating the fair values include the estimated future cash flows, growth assumptions for future revenues (including gross margin, operating expenses, and capital expenditures), and a rate used to discount estimated future cash flow projections to their present value based on estimated weighted average cost of capital (i.e., the selected discount rate). Management’s assumptions are based on historical data, supplemented by current and anticipated market conditions, estimated growth rates, and management’s plans. Under the market approach, fair value is derived from metrics of publicly traded companies or historically completed transactions of comparable businesses. The selection of comparable businesses is based on the markets in which the reporting units operate and consider risk profiles, size, geography, and diversity of products and services.

The Company reviews long-lived assets, including tangible assets and other intangible assets with definitive lives, for impairment whenever events or changes in circumstances indicate that the asset’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analyses in accordance with ASC 360, “Impairment or Disposal of Long-Lived Assets”. ASC 360 requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value based on discounted cash flow analysis or appraisals.

Fair Values, Inputs and Valuation Techniques for Financial Assets and Liabilities, and Related Disclosures

The fair value measurements and disclosure guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

F-25

The guidance establishes three levels of the fair value hierarchy as follows:

Level 1: Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2: Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3: Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Disclosures for Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

The Company’s financial instruments mainly consist of cash, receivables, current assets, accounts payable, accrued expenses and debt. The carrying amounts of cash, receivables, current assets, accounts payable, accrued expenses and current debt approximates fair value due to the short-term nature of these instruments.

Warranty Liability

Green Box products are warranted against defects in materials and workmanship for a period of two years from the date of shipment. If a defect arises during the warranty period, Green Box will either (i) repair the affected product at no charge using new parts or parts that are equivalent to new in performance and reliability; (ii) exchange the affected product with a functionally equivalent product; or (iii) refund the original purchase price for the affected product. Allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires the Company to make estimates of product warranty claim rates and expected costs to repair or to replace the products under warranty. The Company currently establishes warranty reserves based on historical warranty costs for each product line combined with liability estimates based on the prior 24 months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from the Company’s estimates, adjustments to recognize additional cost of sales may be required in future periods. Historically the warranty accrual and the expense amounts have been immaterial. The warranty liability is included in accrued expenses on the accompanying consolidated balance sheets and amounted $66,025 as of June 30, 2024, which was acquired as a part of the acquisitions in February 2024.

Tuper does not provide any warranty of any kind for any of the equipment it sells or otherwise distributes. Consumers assume all risk for any products purchased or received from Tuper.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, “Revenue from Contracts with Customers”, issued by the Financial Accounting Standards Board (“FASB”). This standard includes a comprehensive evaluation of factors to be considered regarding revenue recognition including:

Step 1: Identify the contract with a customer;

Step 2: Identify the performance obligations in the contract;

Step 3: Determine the transaction price;

Step 4: Allocate the transaction price to the performance obligations in the contract; and

Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation at a point in time.

The Company receives revenues from the sale of products from both retail distributers and individual consumers. Sales revenue is recognized when the products are shipped and the price is fixed or determinable, no other significant obligations of the Company exist and collectability is probable. Revenue is recognized when the title to the products has been passed to the customer, which is the date the products are shipped to the customer. This is the date the performance obligation has been met.

Deferred Revenue

Deferred revenue relates to (i) orders placed, but not yet fulfilled and (ii) customer tickets purchased related to the Company’s Rampage event, in which tickets are sold in advance and recognized when the event takes place. All deferred revenue is expected to be recognized within one year. Deferred revenue related to orders placed, but not yet fulfilled totaled $82,120 and $0 as of June 30, 2024 and December 31, 2024, respectively.

Cost of Goods Sold

Cost of goods sold includes inventory costs, direct packaging costs and production related depreciation, if any.

F-26

Shipping and Handling Costs

Shipping and handling costs incurred for product shipped to customers are included in general and administrative expenses and amounted to $74,634 since February 16, 2024, the date of the acquisition, through June 30, 2024. The Company did not incur and shipping and handling costs in the six months ended June 30, 2024. Shipping and handling costs charged to customers are included in sales.

Research and Development

Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development costs, materials, and a proportionate share of overhead costs.

Income Taxes

The Company accounts for income taxes using an asset and liability approach, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events. A valuation allowance is established to reduce deferred tax assets to their estimated realizable value when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realizable in the future.

The Company recognizes benefits of uncertain tax positions if it is more likely than not that such positions will be sustained upon examination based solely on their technical merits, as the largest amount of benefit that is more likely than not to be realized upon the ultimate settlement. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits as a part of income tax expense.

The Company’s current provision for the six months ending June 30, 2024 and 2024 consisted of a tax benefit against which we applied a full valuation allowance, resulting in no current provision for income taxes. Since the Company has not generated an operating profit since inception, there are no deferred tax assets other than a net operating loss carryforward offset by a valuation allowance as of June 30, 2024 and December 31, 2024.

Stock-Based Compensation

Stock options are valued using the estimated grant-date fair value method of accounting in accordance with ASC Topic 718, Compensation – Stock Compensation. Fair value is determined based on the Black-Scholes Model using inputs reflecting our estimates of expected volatility, term and future dividends. The Company recognizes forfeitures as they occur. The fair value of restricted stock is based on our quoted stock price or other fair value indicators on the date of grant. Compensation cost is recognized on a straight-line basis over the service period which is typically the vesting term.

Warrants

The Company accounts for warrants to purchase shares of its common stock in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The Company classifies warrants issued for the purchase of shares of its common stock as either equity or liability instruments based on an assessment of the specific terms and conditions of each respective contract. The assessment considers whether the warrants are freestanding financial instruments or embedded in a host instrument, whether the warrants meet the definition of a liability pursuant to ASC 480, whether the warrants meet the definition of a derivative under ASC 815, and whether the warrants meet all of the requirements for equity classification under ASC 815. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants classified as liabilities are recognized as a non-cash gain or loss in the consolidated statements of operations and comprehensive loss.

F-27

Net Loss per Share

Basic and diluted net loss per share is calculated based on the weighted-average of common shares outstanding in accordance with FASB ASC Topic 260, Earnings per Share. Diluted net loss per share is calculated based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares. When the Company reports a net loss, the calculation of diluted net loss per share excludes potential common shares as the effect would be anti-dilutive.

Segment Reporting

Since the acquisitions of Green Box and Tuper, the Company operates with one reportable segment. The Company bases its reportable segment based on how our Chief Operating Decision Maker manages the business, makes resource allocations and operating decisions, and evaluates operating performance.

Recent Accounting Pronouncements

In November 2024, new accounting guidance was issued that updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (the “CODM”) and included within each reported measure of a segment’s profit or loss. This new guidance also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The new guidance is effective for annual periods beginning after December 15, 2024, and interim periods within fiscal years beginning after December 15, 2024. The new guidance is required to be applied retrospectively to all prior periods presented in the financial statements. Early adoption is also permitted. On January 1, 2024, the Company adopted ASC 280, Segment Reporting. The Company currently operates a single segment and the Company does not anticipate any net effect related to the adoption.

In December 2024, new accounting guidance was issued related to income tax disclosures. The new guidance requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The new guidance is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This new guidance will likely not result in additional required disclosures when adopted.

Note 3 – Acquisitions

Green Box and Tuper

On February 16, 2024, the Company closed on the acquisitions of both Green Box and Tuper from De Ce Von and David Willson, the founder and Chief Executive Officer of De Ce Von (the “Business Combination”) (See Note 11 – Related Party Transactions for additional information). Green Box and Tuper are in the business of designing and marketing consumer drones and first-person-view (“FPV”) goggles. Tuper is also a licensed authorized reseller of consumer drones manufactured by third-parties.

The Company specializes in the production and sale of small drones and essential components and with the acquisitions of Green Box and Tuper, it brings brand recognition and a strong curated retail channel in the FPV drone market segment. This Business Combination is a realization of the Company’s strategy to build its business both organically and through strategic acquisitions that leverage our retail business to onshore production of critical drone components. With the transition to onshoring production of drone components, the Company intends to expand into B2B channels for customers that require a domestic supply chain.

The Business Combination was based on a share purchase agreement (the “Purchase Agreement”) that was executed on November 21, 2023. From November 21, 2023 to February 16, 2024, the Purchase Agreement was subject to several amendments and subject to certain working capital adjustments. Under the terms of the Purchase Agreement, as amended, the consideration paid for the acquired assets consisted of (i) $1.0 million in cash and a cash deposit of $0.1 million made in 2023, (ii) issuance of a $4.0 million 18 month promissory note to De Ce Von (see Note 8 “Debt” for further details), and (iii) the issuance of 4,250,000 shares of the Company’s common stock, which represented approximately 48.66% of the outstanding common stock of the Company on February 16, 2024, after the effect of the issued shares (collectively the “Consideration Paid”). The Company has currently valued the De Ce Von common stock at $4.00 per share which represents the IPO price of the Company’s common stock on February 15, 2024. Accordingly, the value of the Consideration Paid is equal to $22,100,000. See Note 14, Subsequent Events, related to the working capital adjustment.

The acquisitions met the definition of a business combination under ASC 805, Business Combinations, and therefore the assets acquired and liabilities assumed are accounted for at fair value. The Company has not completed its evaluation of the fair value of assets acquired and liabilities assumed of Green Box and Tuper for the purpose of its 2024 fiscal year financial reporting and as such has not fully determined the unallocated purchase price between goodwill and other intangible assets. Such amounts are subject to adjustment during the one-year measurement period.

F-28

The following represents the fair value allocation of Green Box and Tuper Purchase Price:

Cash
Accounts receivable (approximates contractual value)	(728)
Inventories (on hand and prepaid)	(94,910)
Other current assets	95,967
Right of use asset - operating	(23,329)
Other long-term assets
Goodwill and intangible assets (unallocated purchase price)	(22,272)
177,980
Total assets	(3,750)
174,230
Accounts payable and accrued liabilities	151,230
Customer deposits	1
Operating lease liability – current and long-term	151,231
Total liabilities	218,729

Total purchase price	$581,991

Initial goodwill and intangible assets relate to Green Box and Tuper being FPV market leaders and their well-known and established brands within the industry. Combining these entities and their existing customer base along with Unusual Machines’ strategy of extending to B2B sales of drone components will provide strategic advantage. The Company will evaluate the amount of goodwill and intangibles that are expected to be deductible for tax purposes once the unallocated purchase price is finalized.

The results of Green Box and Tuper have been included in the Consolidated Financial Statements from the date of acquisition. The table below presents the results as reported by the Company and unaudited pro forma results of the Company, assuming that the acquisition of Green Box and Tuper at the beginning of each period are as follows. The unaudited pro forma results are not necessarily indicative of what actually would have occurred had the acquisitions been in effect for the periods presented (in thousands, except per share data):

	For the Six Months Ended		For the Six Months Ended
	June 30, 2024		June 30, 2024
	As Reported	Proforma (unaudited)	As Reported	Proforma (unaudited)
Revenue	$19,310		27,444
Gross profit/(loss)	1,795		2,489
Loss from operations	43		76		)
Other expense	57		66
Net loss	$21,205		(30,075))
Net earnings per share:	7,161		8,937
Basic	$321,892		328,009		)

F-29

This unaudited consolidated pro forma financial information is presented for informational purposes only. The unaudited consolidated pro forma adjustments are based on preliminary estimates, information available and certain assumptions, and may be revised as additional information becomes available. In addition, the unaudited pro forma financial information does not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition.

The unaudited pro forma financial information from the beginning of the periods presented until the acquisition date includes adjustments to: 1) eliminate intercompany revenue and associated cost of sales for sales of product from Green Box to Tuper, 2) to adjust fair value for certain Green Box inventory as if the acquisition had occurred as of the beginning of the respective periods and 3) to include acquisition related expenses in the Q1 ’23 that were incurred in Q1 ’24.

Note 4 – Inventories

Inventories, consisting solely of finished goods, totaled $1,638,038 and $0 as of June 30, 2024 and December 31, 2024, respectively. In addition, the Company had prepaid and deposits for inventory totaling $1,074,403 and $0 as of June 30, 2024 and December 31, 2024, respectively.

Note 5 – Other Current Assets

Other current assets included as of::

	June 30, 2024	December 31, 2024
Deposit related to Tuper, LLC and Green Box, Ltd. acquisitions	$819,281	829,191
Prepaid insurance	281,782	471,812
Other receivables	8,218	4,818
Other prepaid expenses	3,215	15,000
Total other current assets	$1,008,271	1,302,721

Note 6 – Property and Equipment, net

Property and equipment consist of assets with an estimated useful life greater than one year. Property and equipment are reported net of accumulated depreciation, and the reported values are periodically assessed for impairment. Property and equipment as of:

	June 30, 2024	December 31, 2024
Computer equipment	$12,000	12,000
Accumulated depreciation	0	0
Total property and equipment, net	$12,000	12,000

Depreciation expense totaled $342 and $762 for the six months ended June 30, 2024 and 2024, respectively.

Note 7 – Operating Leases

As identified in Note 3 “Acquisitions”, the acquired businesses, specifically Tuper, has entered into a five-year operating lease for approximately 6,900 square feet of warehouse and office space in Orlando, Florida. The lease commenced in November 2024 and expires in October 2028. The Company has valued the ROUA and the associated liability, as of February 15, 2024, at $378,430. The Company has no finance leases. Operating lease expense totaled $39,429 from the date of acquisition through the period ended June 30, 2024. The following is a summary of future lease payments required under the five-year lease agreement:

Year	Future Lease Payments	Operating Lease Discount	Operating Lease Liability
2024	$
2025
2026
2027
2028
Total	$

Supplemental Information
Weighted average remaining lease term (in years)
Weighted average discount rate

F-30

Note 8 – Promissory Note

In conjunction with the acquisition of Green Box and Tuper, as discussed in Note 3, the Company issued a promissory note (“Note”) with De Ce Von Holdings, Inc. (“De Ce Von”) for $2.0 million. In July 2024, the Company finalized its working capital adjustment with De Ce Von which increased the overall purchase price by an additional $2.0 million. The additional $2.0 million was added to the existing Note and was reflected as an adjustment to the opening purchase price and was included in the opening balance sheet as of February 16, 2024 as an increase to goodwill and intangible assets. Accordingly, the Note was amended to increase to $4.0 million. In conjunction with a private sale of De Ce Von’s common stock and its promissory note to two investors, the Company issued new notes to such investors (the “New Notes”). The New Notes bear interest at 8% annually. In conjunction with the finalization of the working capital adjustment, the maturity date of the New Notes was extended to be due in full on November 30, 2025, subject to certain conditions. In the Event of Default as defined in the Promissory Note, the investors each have the right to convert the New Notes including any accrued and unpaid interest, in whole or in part, into common stock. The conversion price is calculated at a 10% discount of the average three-day volume-weighted average price (VWAP) prior to the conversion date. The balance of the Note payable was $4.0 million as of June 30, 2024. Interest expense for the six months ended June 30, 2024 was $60,183 and the Company had accrued interest of $6,677 as of June 30, 2024. See Note 14, Subsequent Events for additional information.

Note 9 – Earnings Per Share and Stockholders’ Equity

Earnings per Share

Outstanding securities not included in the computation of diluted net loss per share because their effect would have been anti-dilutive include 250,000 and 950,000 shares of Series B Preferred Stock, as converted as of June 30, 2024 and 2024, respectively, the 310,000 of stock options issued to employees as of June 30, 2024, the 62,500 of common stock representative warrants issued to the underwriter associated with the February 2024 IPO and 3,418,803 shares of common stock, as converted, associated with the Note discussed in Note 8 “Debt”.

Preferred Stock

The preferred stock par value is $ 2.50. The Series B preferred stock is convertible into common stock at a ratio of 10 shares of common stock for each share of Series B stock held, subject to certain limitations. Series B preferred shares are not entitled to vote on any matters submitted to shareholders of the Company.

F-31

Common Stock

The common stock par value is $0.01.

Note 10 – Share Based Awards

Stock Options

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED (the “Company”) adopted the 2023 Equity Incentive Plan (the “Plan”) to provide long-term equity-based compensation to key employees, directors, and consultants. The Plan is designed to align the interests of participants with those of the Company and its shareholders, and to retain and motivate individuals critical to the Company’s success in the low-altitude economy and drone technology sector.

The Plan authorizes the issuance of up to [   ] shares of awards, including stock options, restricted stock, and other similar equity awards. It contains an “evergreen” provision under which, on the first day of each calendar year from 2025 through 2032, the number of shares available for issuance under the Plan will automatically increase by the lesser of (a) five percent (5%) of the Company’s then-outstanding shares of common stock on an as-converted basis, or (b) a lesser number as determined by the Company’s board of directors.

On April 30, 2024, the Company’s board of directors, which includes Chairman Mr. Hewen Wang, Executive President Ms. Yonghong Yang, and Directors Mr. Jeffery Li, approved the grant of [   ] stock options to selected employees under the Plan. These stock options are subject to time-based vesting provisions and were issued in accordance with the terms of the Plan.

All awards are issued under the Company’s Plan and are subject to the terms of the Plan, as approved by the Company’s Board of Directors.

F-32

 As discussed in Note 9, “Earnings Per Share and Stockholders’ Equity”, in connection with the IPO, the Company issued [   ] representative warrants to its underwriters to purchase shares of common stock. The representative warrants have an exercise price of $ [   ] or can be exercised through a cashless exercise feature. All warrants outstanding have a weighted average remaining contractual life of approximately  [   ]  years as of June 30, 2024.

Note 11 – Related Party Transactions

The Company has engaged in certain transactions with related parties in the ordinary course of business. The following summarizes the material related party transactions:

(1) Technical Service Cooperation with Dongguan Ruike Electronics Technology Co., Ltd.

On October 8, 2024, the Company’s operating entity, Dongguan MIBEE Aviation Technology Co., Ltd., entered into a technical service cooperation agreement with Dongguan Ruike Electronics Technology Co., Ltd. (“Ruike”), a technology company engaged in smart hardware and low-altitude economy innovation. Pursuant to the agreement, Ruike will provide the Company with technical research and development services, including drone flight control systems, PCB design, and product prototype manufacturing.

The agreement provides for:

A fixed monthly service fee of RMB 50,000,

A term of 12 months commencing from October 2024,

Confidentiality obligations,

And provisions for the transfer of any jointly-developed intellectual property to MIBEE upon project completion.

(2) Compensation of Executive Officers and Directors

The Company's Chairman and Chief Executive Officer, Mr. Hewen Wang, and Executive President, Ms. Yonghong Yang, both hold substantial equity in the Company, with ownership interests of 88.0% and 12.0%, respectively. They receive compensation approved by the Company’s board of directors and may receive equity awards under the Company’s 2023 Equity Incentive Plan (see Note 10). Any such awards or changes in compensation are reviewed and approved by the board of directors, including the independent directors.

(3) Use of Office Space Owned by a Director

During the fiscal year ended June 30, 2024, the Company utilized office space located at No. 9, Keji 2nd Road, Songshan Lake Park, Dongguan, China, which is partially owned by Mr. Hewen Wang, the Chairman and Chief Executive Officer of the Company. The Company did not pay rent for the use of this space, and such usage was considered a contribution from a shareholder without compensation.

F-33

(4) Related Party Loans

As of June 30, 2024, the Company had no outstanding related party loans or guarantees. Any prior loans from shareholders were fully repaid by December 31, 2024.

Note 12 – Commitments and Contingencies

As part of the business combination that occurred on February 14, 2024, the Company acquired a five-year operating lease for approximately 6,900 square feet of warehouse and office space in Orlando, Florida. The lease commenced in November 2024 and expires in October 2028. See Note 7 – Operating Leases for additional information.

Note 13 – Restatement of Previously Issued Financial Statements

On April 16, 2024, the Company changed its independent PCAOB-registered accounting firm and terminated its engagement with its prior auditor. On May 3, 2024, the Securities and Exchange Commission (“SEC”) issued an order that instituted a cease-and-desist action against the Company’s previous auditor, requiring the Company to obtain new auditors and re-audit its financial statements for the years ended December 31, 2024, and 2023.

The Company engaged a new, independent, and registered accounting firm to re-audit its previously issued financial statements. During the re-audit, it was noted that certain transactions were not recorded in the correct period, stock compensation expense of $600,000 related to the March 7, 2024, common stock issuance was not recorded, and deferred offering costs were classified as an operating activity rather than a financing activity. Additionally, expenses totaling $10,993 were originally recorded in 2024 but related to 2023 expenses.

As a result of these adjustments, the transactions previously recorded in the incorrect periods have been updated to reflect the correct periods, classifications on the statements of cash flow have been corrected, and the stock compensation expense that was not recorded has now been properly recorded.

The following presents reconciliations of the impacted financial statement line items as filed to the restated amounts as of June 30, 2024, and for the periods then ended. The previously reported amounts reflect those included in the registration statements the Company filed with the Securities and Exchange Commission on September 19, 2024. These amounts are labeled “As Filed” in the tables below. The amounts labeled “Restatement Adjustments” represent the effects of these restatements due to timing differences and stock compensation expense.

F-34

Note 14 – Subsequent Events

Amendments to Articles of Incorporation

On July 17, 2024, following approval by the Board of Directors, the Company filed a Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock (the "COD”) with the BVI Secretary of State. The COD designated 4,250 shares of Series A Convertible Preferred Stock (the “Series A”). The Series A ranks senior to both the Company’s common stock and any other series of preferred stock with respect to the preferences as to dividends, distributions, and payments, upon the liquidation, dissolution, and winding up of the Company. Each share of Series A may be converted into 1,000 shares of the Company’s common stock.

The Series A preferred shares have a conversion beneficial ownership limitation of 4.99%, or 9.99% upon election of the holder upon at least 61 days written notice to the Company. The Series A preferred shares have no voting rights, except as required by law and as expressly provided in the COD.

Working Capital Adjustment Agreement

On July 22, 2024, the Company and De Ce Von finalized the working capital adjustment related to the acquisitions of Green Box and Tuper pursuant to the Purchase Agreement. The Purchase Agreement provided that the purchase price was to be increased on a dollar-for-dollar basis by the amount by which the working capital exceeded the agreed working capital (the "Working Capital Adjustment”). After negotiations between the parties, it was determined that the Company owed De Ce Von $2.0 million as a Working Capital Adjustment.

The original Note payable for $2.0 million was reissued to De Ce Von with (i) an increased aggregate principal amount of $4,000,000 to give effect to the working capital adjustments discussed above, and (ii) extend the maturity date of the new Note to November 30, 2025.

F-35

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED’s Sale of Securities

On [November 25], 2024, the Company’s principal shareholder, MIBEE AVIATION TECHNOLOGY HOLDING LIMITED, sold all of its securities in the Company to two unaffiliated third-party investors (the "Investors"). As part of the transaction, MIBEE AVIATION TECHNOLOGY HOLDING LIMITED entered into an Exchange Agreement with the Company pursuant to which MIBEE AVIATION TECHNOLOGY HOLDING LIMITED exchanged [300,000] shares of the Company’s common stock, par value $0.01 per share for [600,000] shares of the Company’s newly designated Series A Convertible Preferred Stock (the "Series A").

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED then sold the Series A and the New Note Payable to the Investors on [November 25, 2024.

Quarterly Grants to Our Board of Directors

On [Date], 2024, the Company issued non-employee directors listed in the table below the equity portion of their quarterly compensation. Each of the directors received a vested restricted stock grant for services as a director (and where applicable, committee member) during the quarter ended June 30, 2024. The shares of restricted common stock were granted under the Company’s [Year] Equity Incentive Plan and were subject to each director executing the Company’s standard Restricted Stock Agreement, which occurred on [Date], 2024. The fair value per share was based on the quoted trading price as of the close of the market as of [Date], 2024.

Director	Fair Value Per Share	Amount of Restricted Common Stock	Aggregate Fair Value
(Hewen Wang)	[Amount]	[Shares]	[Total Amount]
(Yonghong Yang)	[Amount]	[Shares]	[Total Amount]
(Jeffery Li)	[Amount]	[Shares]	[Total Amount]

F-36

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this Registration Statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling security holders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the SEC registration fee, are estimates.

SEC registration fee	$275.58
Accounting fees and expenses	100,000.00
Legal fees and expenses	250,000.00
Transfer agent fees and expenses	4,000.00
Miscellaneous	9,320.00
Total	$363,595.58

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Officers and Directors

The laws of BVI provide for discretionary indemnification for each person who serves as or at our request as an officer, director, employee, or agent. We may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending, or completed action, suit, or proceeding brought because such individual is a director, officer, employee, or agent. Such individual must have conducted themselves in good faith and reasonably believed that their conduct was in, or not opposed to, our best interests. In a criminal action, they must not have had a reasonable cause to believe their conduct was unlawful. Such discretionary indemnification must be determined by the stockholders, the board of directors by a majority vote of a quorum not including those who were parties to the action, suit, or proceeding, or, in certain circumstances, independent legal counsel in a written opinion. Notwithstanding the above, our Articles of Incorporation further provide that our Bylaws and any agreements cannot provide for the advancement of expenses incurred relating to or arising from proceedings in which we assert a direct claim against an indemnitee or in a proceeding where an indemnitee asserts a direct claim against us.

Our Articles of Incorporation provide that our Company shall indemnify its officers, directors, and agents to the fullest extent permitted by applicable law, and as provided for in the Company’s Bylaws and agreements.

Our Articles of Incorporation further provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the BVI Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors, officers, or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

II-1

 EXHIBIT INDEX

Incorporated by Reference
Exhibit No.	Description	Filed/Furnished Herewith	Form	Exhibit No.	Filing Date
107	Filing Fee Table

II-2

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Filing Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando Florida on August 12, 2025.

MIBEE AVIATION TECHNOLOGY HOLDING LIMITED.

By:	/s/ Yang Yonghong
Yang Yonghong
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wang Hewen	Chairman of the Board	August 12, 2025
Wang Hewen

/s/ Yang Yonghong	Chief Executive Officer and Director	August 12, 2025
ang Yonghong

/s/ Li Yaojia	Director	August 12, 2025
Li Yaojia

II-4